As filed with the Securities and Exchange Commission on August 29, 2012
Registration Statement No. 333-173649

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 7 to

Form S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

New School Properties, Inc.
(Exact name of registrant as specified in its governing instruments)

New School Properties, Inc.
5646 Milton Street Suite #888
Dallas, TX 75206
(214) 234-0696
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

New School Advisors, LLC.
5646 Milton Street Suite #888
Dallas, TX 75206
(214) 234-0696
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Daryl B. Robertson, Esq.	Robert A. Forrester, Esq.
Hunton & Williams LLP	1755 Collins, Suite 360
1445 Ross Avenue, Suite 3700	Richardson, Texas 75080
Dallas, Texas 75202	Tel (972) 437-9898
Tel (214) 468-3300	Fax (972) 480-8406
Fax (214) 468-3599

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)
Class A Common Shares, $0.001 par value per share	$40,000,000	$4,644

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED: __________	SUBJECT TO COMPLETION

NEW SCHOOL PROPERTIES, INC.

Maximum Offering of 4,000,000 Shares of Class A Common Shares
Minimum Offering of 100,000 Shares of Class A Common Shares

New School Properties, Inc. (the “Company”) is a Texas corporation formed on October 27, 2010 to acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers, primarily college and university campuses. Our primary focus will be student housing properties and secondarily, retail and commercial properties that serve or compliment the educational center community.

We intend to elect to be qualified as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ending December 31, 2013. We are an “emerging growth company” as that term is used in the Jumpstart our Business Startup Act of 2012 (the “JOBS” Act).

We are offering up to 4,000,000 shares of our Class A Common Shares at a price of $10.00 per share on a “best efforts” basis through ARI Financial Services, Inc., our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase or sell any specific number or dollar amount of shares.

Investing in our Class A Common Shares involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” beginning on page 8 of this prospectus for a discussion of the risks which should be considered in connection with your investment in our Class A Common Shares, including:

•
We are a “blind pool” offering because we currently do not own any properties nor have we made any other real estate-related investments and we have not identified any properties or other real estate-related investments to acquire with the offering proceeds and we have no operating history or established financing sources.

•
Our investment policies permit us to invest in any type of residential or commercial and commercial real estate, but we expect to focus on residential and commercial real estate properties located near educational centers, primarily college and university campuses. Our primary focus will be student housing properties and, secondarily, retail and commercial properties that serve or compliment the educational center community.

•
We are depending on our Advisor to select investments and conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.

•
No public market exists for our Class A Common Shares, no public market for them may ever exist and our shares are illiquid. Further, the Company does not have a stock redemption or repurchase plan and does not currently intend to implement either type of plan. See “Stock Option, Distribution Reinvestment and Stock Repurchase Plans.”

•
There are substantial conflicts among the interests of our investors, our interests and the interests of our Advisor, sponsor and our Affiliates regarding compensation, investment opportunities and management resources.

•	Our investment objectives and strategies may be changed without stockholder consent.
•	We are obligated to pay substantial fees to our Advisor, which may result in our Advisor recommending riskier investments.

•
We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment if income on, or the value of, the property securing the debt falls.

•
Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source. Until substantially all the proceeds from this offering are invested, we may use proceeds from this offering and financings to fund distributions until we have sufficient cash flow. There are no established limits on the amounts of net proceeds and borrowings that we may use to fund such distribution payments.

•	Our failure to qualify and remain qualified as a REIT would result in higher taxes and reduced cash available for distribution to our shareholders .

Neither the Securities and Exchange Commission, or the SEC, the Securities Commissioner of the State of Texas nor any other state securities regulator has approved or disapproved of our Class A Common Shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our Class A Common Shares is not permitted.

ARI Financial Services, Inc., is our unaffiliated managing FINRA broker dealer, and will offer the shares on a best efforts basis. This offering will end no later than ___________, 2014, which is two years from the effective date of this offering. If we have not sold all the shares within two years, we may continue the primary offering for an additional year until __________, 2015. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We will deposit subscription payments in an escrow account held by the escrow agent, Bank of Texas, in trust for the subscriber’s benefit, pending release to us. A minimum of 100,000 shares of Class A Common Shares at a price of $10.00 Per Share must be sold within one year following this offering or we will terminate this offering and promptly return your subscription payments in accordance with the provisions of the escrow agreement. Subscription payments held in the Escrow Account at Bank of Texas, N.A. will be placed in a non-interest bearing account prior to release from escrow. If a refund is made because of a failure to achieve the minimum offering, our Advisor will pay any escrow fees and no amounts will be deducted from the escrow funds.

	Price To Public	Commissions & Marketing Expenses (1)	Proceeds To New School Properties, Inc.
Per Class A Common Share	$10.00	$1.00	$9.00
Total Minimum offering	$1,000,000	$100,000	$900,000
Total Maximum offering	$40,000,000	$4,000,000	$36,000,000

(1) Selling commissions and the dealer manager fee are paid only for primary shares offered on a best efforts basis and will equal 6% and 2% of aggregate gross proceeds, respectively. Each are payable to our dealer manager. Selling commissions will be reduced in connection with sales by certain investment advisors, see the section entitled “Plan of Distribution” in this prospectus.

Prospectus Dated: ________, 2012

TABLE OF CONTENTS

Investor Suitability Standards	1

Restrictions Imposed by USA Patriot Act and Related Acts	2

Forward Looking Statements	3

Summary	3

Risk Factors	9

Capitalization	33

Use of Proceeds	34

Distribution Policy	35

Management	36

Management Compensation	42

Our Advisor, Advisory Agreement and Advisor Compensation	43

Related Party Transactions and Conflicts of Interest	49

Investment Objectives, Strategy and Policies	51

Business	55

Principal Shareholders	61

Management’s Discussion and Analysis of Financial Condition and Results of Operations	61

Prior Performance Summary	65

Description of Securities	66

Summary of Our Organizational Documents	73

Material U.S. Federal Income Tax Considerations	81

Reports to Stockholders	112

Stock Option, Distribution Reinvestment and Stock Repurchase Plans	114

Plan of Distribution	114

Litigation and Legal Matters	118

Sales Material	118

How to Subscribe	119

Definitions	119

Experts	122

Where You Can Find Additional Information	122

Index to December 31, 2011 Financial Statements	F-15

APPENDIX A – PRIOR PERFORMANCE TABLES	A-1

APPENDIX B – SUBSCRIPTION INFORMATION	B-1

v

Investor Suitability Standards

An investment in our Class A Common Shares involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. Initially, we will not have a public market for our Class A Common Shares, and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment. Notwithstanding these investor suitability standards, potential investors should note that investing in shares of our Class A Common Shares involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our Class A Common Shares is appropriate.

In order to purchase shares in this offering you must:

• meet the applicable financial suitability standards as described below; and
• purchase at least the minimum number of shares as described below.

In consideration of these factors, we have established suitability standards for initial stockholders. For residents of states other than Texas, these suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

• a net worth of at least $250,000; or
•    gross annual income of at least $70,000 and a net worth of at least $70,000.

For residents of Texas, a purchaser of shares must have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

• a net worth of at least $500,000; or
• gross annual income of at least $100,000 and a net worth of at least $100,000.

The minimum purchase is 250 shares ($2,500). In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, and jointly meet suitability standards, provided that each such contribution is made in increments of $100.00 or ten (10) whole shares. You should note that an investment in shares of our company will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Code.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our Class A Common Shares if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B. In addition, our sponsor, our dealer manager and the soliciting dealers, as our agents, must make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for an investor. In making this determination, the soliciting dealers will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments, and any other pertinent information. Executed subscription agreements will be maintained in our records for 6 years.

Restrictions Imposed by USA Patriot Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, or the “USA PATRIOT Act”, the shares of Class A Common Shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

•
a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
•
subject to additional restrictions imposed by the following statutes or regulations, and executive orders issued thereunder: the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriation Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

Forward Looking Statements

This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors” below. We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.

Summary

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus and supplements thereto. Investors should carefully consider the information set forth under “RISK FACTORS” beginning on page 9 prior to making a decision to acquire any of the Shares offered hereby.

Our Company

New School Properties, Inc. is a newly organized Texas corporation, incorporated on October 27, 2010 that intends to elect and qualify as a REIT beginning with its taxable year ending December 31, 2013 . Our Sponsors are New School Advisors, LLC, and its President, Thomas N. Herbelin. The Company expects to use substantially all the net proceeds of this offering to acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers. The Company’s primary focus shall be upon student housing properties and, secondarily, upon retail and commercial properties that serve or compliment the educational center community. Our investment strategy is designed to take advantage of the available opportunities in the non-institutional market by aggregating, renovating and repositioning these assets.

The Company does not intend to purchase raw land or to directly develop new projects, but may purchase newly-developed projects from affiliated and non-affiliated developers.  The Company also expects to focus on equity ownership of real estate properties, but it may purchase other types of real estate interests, such as real estate debt instruments and real estate securities. The Company will only invest in real estate properties located within the United States.

We may own substantially all our real estate properties through subsidiaries of the Company.  We further expect that we will serve as the managing general partner or manager of these subsidiaries and may additionally be the sole member of these ownership subsidiaries.  Our ownership of properties through such subsidiaries is referred to as a DOWNREIT. We may also form an operating partnership that, in turn, may hold the ownership interests in our real estate properties.  The ownership of properties through such an operating partnership is referred to as an UPREIT. Both the DOWNREIT and the UPREIT structures may enable sellers of properties to transfer ownership interests in their properties to our REIT in exchange for ownership interests that can be converted to shares in the Company, and defer potential gain recognition for U.S. federal income tax purposes with respect to these transfers of properties.

Because of the demands unique to student housing, we may provide certain services at our properties that are treated as “impermissible services” under the REIT tax rules if provided directly by the REIT.  Accordingly, we may form one or more wholly owned taxable REIT subsidiaries, or TRSs, to provide those “impermissible” services in a manner that will not jeopardize our ability to qualify as a REIT for federal income tax purposes.  Any TRS we form will be subject to federal, state, and local income taxes.  See “Risk Factors—Complying with REIT requirements may cause us to forego otherwise attractive opportunities, liquidate otherwise attractive investments or conduct activities through a TRS.”

Our executive offices are located at 5646 Milton Street, Suite 888, Dallas, Texas 75206.  Our telephone number is 214-234-0696, our fax number is 214-206-9376 and the e-mail address of our investor relations department is investor-relations@newschoolprop.com.

Advisor

New School Advisors, LLC, a Texas limited liability company, is our Advisor and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

Specifically, New School Advisors, LLC shall, among other responsibilities, (i) locate, analyze and select potential investments, (ii) structure and negotiate the terms and conditions pursuant to which investments will be made, (iii) cause us to acquire the projects, and (iv) arrange for financing and refinancing for the investments.

Once the investment has been made, New School Advisors LLC will provide asset management of the acquired properties and will retain local property management companies to provide property management services.

Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors . Two of these directors are Independent Directors as defined by the NAASA REIT Guidelines.

Mr. Herbelin is an officer of New School Advisors, LLC. Our charter provides that our Independent Directors will be responsible for reviewing the performance of New School Advisors, LLC and must approve other matters set forth in our charter. See the “Related Party Transactions and Conflicts of Interest” section of this prospectus. Our directors will be elected annually by our stockholders.

The Offering

Class A Common Shares Offered by us	4,000,000 shares of Class A Common Shares
Common Shares to be outstanding after this Offering
4,055,000 shares of Class A Common Shares; 20,500 shares of Class B Common Shares. Although the Company has no intention to offer Class B Common Shares to the public, distributions to Class B Common Shares are subject to preference distributions to Class A Common Shares. See “Description of Securities,” “Dilution”.

Use of Proceeds
We intend to invest the net proceeds of this offering in our target assets. We expect that our initial focus will be on purchasing student housing community properties. Until appropriate investments can be identified, our Advisor may invest these funds in interest-bearing short-term investments, including Agency Residential Mortgage Backed Securities, AAA-rated Commercial Mortgage Backed Securities and money market accounts and/or funds that are consistent with our intention to qualify as a REIT. These types of initial investments, if purchased, are expected to provide a lower net return than we will seek to achieve from investments in our target assets. See “Use of Proceeds.”

Distribution Policy
We intend to make regular quarterly distributions to holders of our Class A Common Shares. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates on any undistributed taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the earlier of (i) the conclusion of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets or (ii) the first calendar quarter after the calendar month in which we make our first real estate investment. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets , we may fund our quarterly distributions out of such net proceeds.

Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution Policy.”

Ownership and transfer restrictions
To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Code and for other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, or 9.8% by value or number of shares, whichever is more restrictive, of any class or series of stock during the REIT qualification period. See “Restrictions on Ownership & Transfer.”

Conflicts of Interest

Our agreement with New School Advisors, LLC, being negotiated between related parties, was not negotiated at arm’s length and may not be as favorable to us if it had been negotiated with an unaffiliated third party. In engaging New School Advisors LLC, of which our President, Thomas N. Herbelin is an officer and director, to find and manage investments for us, New School Advisors, LLC will have conflicts of interest and, as a result of these conflicts, may act in a manner that benefits New School Advisors to our detriment. See “Related Party Transactions and Conflicts of Interest”.

There is nothing that prevents New School Advisors LLC from appropriating an opportunity for itself rather than bringing that opportunity to us. We will pay New School Advisors LLC a substantial base management fee regardless of the performance of our portfolio and, consequently, removing the necessity to meet any performance metric to earn the fee. We will also pay the Advisor for each transaction closed which could act as an incentive to generate transactions, and obtain the related management fee, without regard, or with diminished regard, for the quality of the investment.

Mr. Herbelin has management responsibilities in other entities not related to the Company and New School Advisors, including but not limited to Belfort Development, LLC, a student housing development company that currently serves as the developer of two student housing projects in College Station, Texas.  Mr. Herbelin is also the manager of the Texas limited liability companies that own these projects, CS Second Street Apartments, LLC and CS Second Street Apartments II, LLC. However, Mr. Herbelin is currently spending not more than 10% of his time on the business of these two entities and he expects to reduce his management obligations in these unrelated entities and devote substantially all of his time to the Company, if and when, the Company is successful in completing this Offering and investing the proceeds thereof. It is Mr. Herbelin’s intention to devote 100% of his time to his responsibilities in connection with New School Properties subsequent to the completion of this offering.

Summary Risk Factors

An investment in our Class A Common Shares is subject to significant risks that are described in more detail in the “Risk Factors” and “Related Parties and Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the effect of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our Class A Common Shares:

•
Our Advisor and its Affiliates will face conflicts of interest, including significant conflicts among us and our Advisor, since (a) our principal executive officers own a majority interest in our Advisor , (b) our Advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives, and (c) our Advisor’s compensation arrangements with us and other real estate investment opportunities may provide incentives that are not aligned with the interests of our stockholders.

•
This offering may be considered a blind pool offering as we have not identified any specific additional properties to acquire with the proceeds of this offering. As a result, you will be unable to evaluate the economic merit of all of our future investments prior to our making them and there may be a substantial delay in receiving a return, if any, on your investment.

•
Our charter generally prohibits you from acquiring or owning, directly or indirectly, more than 9.8% in value of the aggregate of our outstanding shares of stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock and contains additional restrictions on the ownership and transfer of our shares. Therefore, your ability to control or influence the direction of our company will be limited. See “ Description of Securities - Restrictions on Ownership and Transfer."

•
No public market currently exists for shares of our Class A Common Shares and one may never exist. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price. Further, the Company does not have a stock redemption plan or repurchase plan and does not intend to implement either type of plan.  See “Stock Option, Distribution Reinvestment and Stock Repurchase Plans.”

•
This is a best efforts offering and we might not sell all of the shares being offered. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location, tenant mix and property type.

•
We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls, but we will not incur debt to the extent it will restrict our ability to qualify as a REIT.

•
Our independent directors have the power to waive the limitation on our borrowing, 300% of our Total Net Assets, and, consequently, such waiver could increase the risk that we could not pay distributions to our stockholders or otherwise decrease the value of an investment in our company.

•
In connection with our organization, we issued to New School Advisors, LLC, our Advisor, 20,500 shares of our Class B Common Shares at a purchase price of $10.00 per share. The amount of the distributions that may be paid to holders of Class B Common Shares may dilute the amount that will be paid to holders of Class A Common Shares.

•
Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital, reduce the amount of capital we ultimately invest in properties, and adversely affect the value of your investment.

•	If we fail to qualify and maintain our qualifications as a REIT , we will be subject to higher taxes, which would reduce the cash available for distribution to our shareholders .

•
We are dependent on our Advisor to select investments and conduct our operations. Adverse changes in the financial condition of our Advisor or our relationship with our Advisor could adversely affect us.

•	We will pay substantial fees and expenses to our Advisor, its Affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•
Our board of directors has the authority to designate and issue one or more classes or series of preferred stock without stockholder approval, with rights and preferences senior to the rights of holders of Class A Common Shares, including rights to payment of distributions. If we issue any shares of preferred stock, the amount of funds available for the payment of distributions on the Class A Common Shares could be reduced or eliminated.

•	We may be deemed to be an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) and thus subject to regulation under the Investment Company Act.

Before you invest in us, you should carefully read and consider the more detailed Risk Factors section of this Prospectus.

Investment and Distribution Policy

We intend to seek to maximize shareholder value by acquiring, renovating, developing, leasing and managing interests in student housing properties and, secondarily, retail and commercial properties that serve or compliment the educational center community. We will focus on the non-institutional submarket of the student housing sector. We plan to keep our loan to value ratio at 40% to 60%.

We intend to make regular quarterly distributions to holders of our Class A Common Shares. We plan to pay our first distribution in respect of the period from the earlier of (i) the conclusion of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets or (ii) the first calendar quarter after the calendar month in which we make our first real estate investment.

Dividend distributions by the Company of the Company’s Net Income shall be allocated 100% to the Class A Common Shares until such dividends equal 6% of the total paid-in capital attributable to the Class A Common Shares on an annualized basis. Thereafter, the holders of outstanding Class B Common Shares shall be entitled to receive on a pro-rata basis, 15% of any Net Income distributed as dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor.

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates on its undistributed taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income.

Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, in reporting on our operations, we anticipate using two non-GAAP measures, funds from operations and modified funds from operations, or FFO and MFFO respectively, together with the required GAAP presentations, believing these provide a more complete understanding of our performance.

FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We plan to use FFO, defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, subsidiaries, and noncontrolling interests as one measure to evaluate our operating performance. In addition to FFO, we plan to use MFFO, which excludes from FFO acquisition-related costs, impairment charges, and adjustments to fair value for derivatives not qualifying for hedge accounting, to further evaluate our operating performance.

Policy With Respect to Leverage

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total Net Assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our Independent Directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit. However, it is our goal to only borrow 40% to 60% of the value of any individual asset thereby keeping total indebtedness below the maximum amount allowed.

If we meet our goal of keeping a 40% to 60% loan to value, our indebtedness should remain less than 300% of our total assets as referred to in the immediately preceding paragraph.

Our objective will be to obtain fixed rate debt secured by our properties. We will generally avoid unsecured debt except in circumstances in which the Company has some short term cash needs or cash flow timing issues that such unsecured debt might provide liquidity for the Company. We will seek financing for our properties with the longest maturities possible in most cases. As our strategy is to achieve stable cash flow from our property investments, longer term fixed rate debt secured by the properties comprise the financing and leverage policy most consistent with our strategy. However, given the instability of mortgage markets in recent times it is possible that we will be unable to obtain fixed rate financing with relatively long maturities and, if those circumstances arise we may use floating rate and/or shorter term debt to acquire properties we identify that we believe meet our acquisition criteria.

Estimated Use of Proceeds

We are offering 4,000,000 shares of our Class A Common Shares at the anticipated public offering price of $10.00 per share. We estimate that the net proceeds we will receive from selling Class A Common Shares in this offering will be approximately $36 million, after deducting the offering and organization costs of $4 million payable by us at closing.

We plan to use all the net proceeds from this offering to acquire our target assets in accordance with our objectives and strategies described in this prospectus. See “Investment Objectives, Strategy and Policies.” Until appropriate assets can be identified, our Advisor may invest the net proceeds from this offering in interest-bearing short-term investments, including Agency Residential Mortgage Backed Securities, AAA-rated Commercial Mortgage Backed Securities and money market accounts, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets we may fund our quarterly distributions out of such net proceeds.

Risk Factors

An investment in our Class A Common Shares involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our Class A Common Shares. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our Class A Common Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks related to an Investment in New School Properties, Inc.

Except as described herein, we have no prior operating history or established financing sources.

Except as described in this prospectus, we have no operating history. We were incorporated on October 27, 2010. We have limited investments in real estate or otherwise. Although Mr. Herbelin and other members of our Advisor’s management have significant experience in the acquisition, finance, management and development of multi-family and commercial real estate, the prior performance of real estate investment programs sponsored by Affiliates and/or employers of Mr. Herbelin may not be indicative of our future results.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	increase awareness of the New School Properties, Inc. name within the investment products market;

•	expand and maintain our network of licensed securities brokers and other agents;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments as well as for potential investors; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

We are a “blind pool.” As of the date of this Prospectus, we have not made any acquisitions and have not identified any properties to acquire with the net proceeds we will receive from this offering, and therefore, you will not have the opportunity to evaluate any of our investments before we make them, which makes an investment in us more speculative.

We are a “blind pool” offering because we currently do not own any properties nor have we made any other real estate-related investments and we have not identified any properties or other real estate-related investments to acquire with the offering proceeds and we have no operating history or established financing sources.

Therefore, you will be unable to evaluate the manner in which the net proceeds are invested. We will supplement this prospectus to describe identified investments, but if you invest prior to such a supplement you will not have an opportunity to evaluate our properties prior to your investment. We will seek to invest substantially all of the net offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of student housing community properties. We may also, in the discretion of our Advisor, invest in other types of real estate or in entities that invest in real estate. We will acquire or invest in properties located only in the continental United States. In addition, our Advisor may make or invest in mortgage, bridge or mezzanine loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. We have established policies relating to the creditworthiness of tenants of our properties, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Policies” section of this prospectus.

We are an emerging growth company under the JOBS Act of 2012, and we cannot be certain if its exemptions applicable to emerging growth companies will make our stock less attractive to investors.

The Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) provides exemptions to emerging growth companies from several provisions and regulations of the that otherwise affect public companies, including parts of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and parts of the compensation disclosures required by and shareholder rights implemented by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the “Dodd-Frank Act”). As an emerging growth company, we may avail ourselves of some or all of the exemptions provided by the JOBS Act.

The JOBS Act permits an emerging growth company not to provide an auditors attestation on management’s report on internal financial reporting controls required by Sarbanes-Oxley. And the JOBS Act permits an emerging growth company to avoid separate non-binding share holder vote on compensation arrangements, including golden parachute compensation, and to avoid disclosure requirements relating to pay, requirements set forth in the Dodd-Frank Act and scheduled for SEC rule making.

Other provisions of the JOBS Act exempt an emerging growth company from having to comply with new or revised financial accounting standards as well as exemptions from new rules that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, relating to firm rotation or auditor discussion and analysis of financial statements.

We do not know if the exemptions provided by the JOBS Act will have an effect on the sale of our securities pursuant to this offering or an effect on the market price of the Company’s securities following the completion of this offering. Any election that we may make under the JOBS Act may make our financial statements not be comparable to companies that do not or cannot avail themselves of the exemptions provided by the JOBS Act.   See “Emerging Growth Company Status”

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

Our shares of Class A Common Shares are newly-issued securities for which there is no established trading market. We intend to cause our Class A Common Shares to be approved for trading in the over the counter market or a national exchange as soon as practicable upon the completion or termination of this offering. However, there can be no assurance that an active trading market for our Class A Common Shares will develop, or if one develops, be maintained. Accordingly, no assurance can be given as to the ability of our stockholders to sell their Class A Common Shares or the price that our stockholders may obtain for their Class A Common Shares. Similarly, because there is no redemption or repurchase program, investors should be prepared to own their shares for the life of the Company. See “Stock Option, Distribution Reinvestment and Stock Redemption Plans.”

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a best efforts basis, whereby the brokers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantial proceeds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. If we only are able to make a few investments, we would not achieve adequate asset diversification. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to pay distributions could be adversely affected.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of our shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our shares of Class A Common Shares or otherwise be in the best interest of our stockholders.

Your ownership interest in us will be diluted if we issue or offer additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently authorizes us to issue up to 60,000,000 shares of stock, of which 20,000,000 shares are designated as Class A Common Shares, 200,000 shares are designated as Class B Common Shares, and 20,000,000 shares are designated as Preferred Shares.

Subject to any limitations set forth under Texas law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Existing stockholders and investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (a) sell shares in this offering or sell additional shares in the future, including those issued pursuant to follow-on offerings, (b) sell securities that are convertible into shares of our Class A Common Shares, (c) issue shares of our Class A Common Shares in a private offering of securities to institutional investors, (d) issue shares to new investors if we have made distributions in excess of earnings, (e) issue shares to our Advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our Advisory Agreement, or (f) issue shares of our Class A Common Shares to sellers of properties acquired by us. To the extent we issue additional equity interests after you purchase shares of our Class A Common Shares in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real properties and other real estate-related assets, you may also experience dilution in the book value and fair market value of your shares. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

 Maintenance of our exemption from registration under the 1940 Act imposes significant limits on our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. The assets we and our subsidiaries may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated under the 1940 Act, which may adversely affect our performance.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. If we fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our Class A Common Shares, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of Class A Common Shares.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Under Texas law generally, a director’s actions will be upheld if he or she performs his or her duties in good faith and he or she not allow his or her personal interest to prevail over that of the corporation and in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person would use under similar circumstances.  In addition, our charter limits the liability of our directors to us and our stockholders for money damages, except for liability resulting from:

•	a breach of the duty of loyalty;
•	an act or omission not in good faith that constitutes a breach of duty or an act or omission that involves intentional misconduct or a knowing violation of the law;
•	a transaction from which a director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided for by an applicable statute.

Our charter requires us to indemnify our directors and officers for actions taken by them in those capacities to the maximum extent permitted by Texas law in the defense of any proceeding to which he or she is made a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter or that might exist with other companies.

 Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management.

Our charter provides that a director may be removed with or without cause upon the affirmative vote of holders of a majority of the votes entitled to be cast in the election of directors. Vacancies may be filled only by a majority of the stockholders. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

 Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

To qualify as a REIT for each taxable year after 2012, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To obtain and preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our Class A Common Shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

You are bound by the majority vote on matters on which you are entitled to vote, and therefore, your vote on a particular matter may be superseded by the vote of others.

You may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, you will be bound by the majority vote on matters requiring approval of a majority of the stockholders even if you do not vote with the majority on any such matter.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our Independent Directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

We may be unable to pay or maintain cash distributions or increase distributions over time.

We are generally required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT under the Code, which requirement we currently intend to satisfy through periodic distributions of all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, debt covenants, REIT qualification requirements and other factors as our board of directors may deem relevant from time to time. We believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

•	the profitability of the investment of the net proceeds of this offering;
•	our ability to make profitable investments;
•	margin calls or other expenses that reduce our cash flow;
•	defaults in our asset portfolio or decreases in the value of our portfolio; and
•	the fact that anticipated revenues and operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect us.

We cannot give any assurance that rents from the properties will increase, that any securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient legally available cash from operations to make a distribution required to qualify for or maintain our REIT status. We may increase borrowing or use proceeds from this offering to make distributions, each of which could be deemed to be a return of your capital. We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Distribution Policy.”

In addition, distributions that we make to our stockholders will generally be taxable to our stockholders as ordinary income. However, a portion of our distributions may be designated by us as long-term capital gains to the extent that they are attributable to capital gain income recognized by us or may constitute a return of capital to the extent that they exceed our earnings and profits as determined for tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a shareholder’s investment in our common shares.

Future offerings of debt or equity securities, which would rank senior to our Class A Common Shares, may adversely affect the market price of our Class A Common Shares.

If we decide to issue debt or equity securities in the future, which would rank senior to our Class A Common Shares, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Class A Common Shares and may result in dilution to owners of our Class A Common Shares. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our Class A Common Shares will bear the risk of our future offerings reducing the market price of our Class A Common Shares and diluting the value of their stock holdings in us.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares offered hereby and believe that the offering is comparable to other real estate investment programs in the market. The offering price bears no relationship to our book or asset values or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering is not indicative of the proceeds that you would receive on liquidation.

Risks and Conflicts of Interest with Advisor

We are dependent on our Advisor and our success will depend to a significant extent on our Advisor.

We are dependent on our Advisor, New School Advisors, LLC, and their key personnel, especially Mr. Herbelin, who provide services to us pursuant to the Advisory Agreement. We may not find a suitable replacement for our Advisor if the Advisory Agreement is terminated or for these key personnel if they leave New School Advisors, LLC or otherwise become unavailable to us.

Our Advisor has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the officers and key personnel of our Advisor. The officers and key personnel of our Advisor will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the officers or key personnel of our Advisor could have a material adverse effect on our performance.

Our Advisor is not obligated to dedicate any specific personnel exclusively to us. As a result, these individuals may not always be able to devote sufficient time to the management of our business. Further, when there are turbulent conditions in the real estate markets or distress in the credit markets, the attention of our Advisor’s personnel and our executive officers and the resources of New School Advisors, LLC may also be required by other investment entities or real estate projects. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed.

In addition, we offer no assurance that our Advisor will remain our Advisor or that we will continue to have access to our Advisor’s officers and key personnel. The initial term of our agreement with our Advisor only extends until the first anniversary of the closing of this offering, with automatic one-year renewals thereafter. If the Advisory Agreement is terminated and no suitable replacement is found to provide Advisory services to us, we may not be able to execute our business plan.

There are various conflicts of interest in our relationship with our Advisor which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with our Advisor. Specifically, Mr. Herbelin, our President and Chief Executive Officer may become an executive of other real estate investment funds and may participate as owner, investor or otherwise be involved in other real estate investment projects. Our Advisor, Mr. Herbelin and other executive officers may have conflicts between their duties to us and their duties to, and interests in, such other investment funds and/or projects.

We will pay our Advisor substantial base management fees regardless of the performance of our portfolio. Our Advisor’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our Class A Common Shares.

The agreement with our Advisor was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our Advisory Agreement with our Advisor was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our Advisor is only contractually committed to serve us until the first anniversary of the closing of this offering. Thereafter, the Advisory Agreement is renewable for one-year terms; provided, however, that our Advisor may terminate the Advisory Agreement annually upon 30 days prior notice. If the Advisory Agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Pursuant to the Advisory Agreement, our Advisor will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Under the terms of the Advisory Agreement, our Advisor, its officers, members, personnel, any person controlling or controlled by our Advisor and any person providing sub-Advisory services to our Advisor will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Advisory Agreement. In addition, we have agreed to indemnify our Advisor, its officers, stockholders, members, advisors, directors, personnel, any person controlling or controlled by our Advisor and any person providing sub-advisory services to our Advisor with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Advisor not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Advisory Agreement.

Certain fees payable to our Advisor under the Advisory Agreement are based on our investment activities and earnings and upon its participation in the profits and losses of the Company through its ownership of Class B Common Shares, so therefore, our Advisor may select investments in more risky assets to increase its fee compensation and return on its Class B Common Shares.

Our Advisor is entitled to receive certain fee compensation based upon our investment activities and earnings. Additionally, our Advisor owns Class B Common Shares of the Company. In evaluating investments and other management strategies, the opportunity to earn fee compensation and increased returns allocable to the Class B Common Shares may lead our Advisor to place undue emphasis on the maximization of earnings at the expense of other criteria, such as preservation of capital, in order to achieve higher fee compensation and/or return on their Class B Common Shares. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio.

If our Advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our Advisor, including Thomas Herbelin, who would be difficult to replace. Our Advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our Advisor. If any of our key personnel were to cease their affiliation with our Advisor, our operating results could suffer. We intend to acquire and maintain separate key man life insurance policies on Mr. Herbelin. We believe that our future success depends, in large part, upon our Advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our Advisor will be successful in attracting and retaining such skilled personnel. If our Advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

The conflicts of interest policy we will adopt may not adequately address all of the conflicts of interest that may arise with respect to our investment activities and also may limit the allocation of investments to us.

In order to avoid any actual or perceived conflicts of interest with our Advisor we will adopt a conflicts of interest policy prior to the closing of this offering to specifically address some of the conflicts relating to our investment opportunities. Although under this policy the approval of a majority of our Independent Directors will be required to approve (i) any purchase of our assets by any parties affiliated with our Advisor and (ii) any purchase by us of any assets from any parties affiliated with our Advisor, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will address such conflicts in a manner that results in the allocation of a particular investment opportunity to us or is otherwise favorable to us. In addition, investment funds affiliated with our Advisor may in the future, participate in some of our investments, possibly at a more senior level in the capital structure of the underlying borrower and related real estate than our investment. Our interests in such investments may also conflict with the interests of these funds in the event of a default or restructuring of the investment. Participating investments will not be the result of arm’s length negotiations and will involve potential conflicts between our interests and those of the other participating funds in obtaining favorable terms. Since our Advisor may control those potential future transactions, the same personnel may determine the price and terms for the investments for both us and these funds and there can be no assurance that any procedural protections, such as obtaining market prices or other reliable indicators of fair market value, will prevent the consideration we pay for these investments from exceeding their fair market value or ensure that we receive terms for a particular investment opportunity that are as favorable as those available from an independent third party.

New School Advisors, LLC faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint ventures with other New School Advisors-sponsored programs for the acquisition or improvement of properties. New School Advisors, LLC may have conflicts of interest in determining which New School Advisors-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, New School Advisors, LLC may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since New School Advisors, LLC and its Affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to any such joint ventures that exceed the percentage of our investment in the joint venture.

New School Advisors, LLC and its officers and employees and certain of our key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

New School Advisors, LLC and its officers and employees and certain of our key personnel and their respective Affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. Mr. Herbelin and all of our executive officers will spend at least a majority of their time involved in our operations. However, during times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Payment of fees to New School Advisors, LLC and its Affiliates reduces cash available for investment and distribution.

New School Advisors, LLC and its Affiliates will perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge or mezzanine loans, if any, and the administration of our other investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Our Advisor, Advisory Agreement and Advisor Compensation” section of this prospectus.

Risks related to our Investments

We may suffer from delays in locating suitable investments, which could adversely affect our ability to make distributions and the value of your investment.

We could suffer from delays in locating suitable investments, particularly as a result of our reliance on our Advisor at times when management of our Advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, in the event we renovate properties, renovation of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of renovation or during the early stages of renovation, it may take several months to complete renovation and rent available units or space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If New School Advisors, LLC is unable to obtain suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors.

We may use a portion of the net proceeds from this offering to make periodic distributions, which would, among other things, reduce our cash available for investing.

Prior to the time we have fully invested the net proceeds of this offering we may fund our periodic distributions out of the net proceeds of these offerings, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our Class A Common Shares.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in our target assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in losses or defaults on a number of our investments within a short time period, which may reduce our net income and the value of our Class A Common Shares and accordingly reduce our ability to pay dividends to our stockholders.

We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these securities.

We operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds (including other funds managed by New School Advisors), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for investments in our target assets may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

We may experience a decline in the fair market value of our assets.

A decline in the fair market value of our assets may require us to recognize an “other-than-temporary” impairment against such assets under GAAP if we were to determine that, with respect to any assets in unrealized loss positions, we do not have the ability and intent to hold such assets to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. If such a determination were to be made, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale.

 Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments.

Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances on a property we acquire may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

Risks related to Real Estate Generally

Economic and regulatory changes may have an adverse impact on the real estate market in general and on our operating results.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	changes in tax, real estate, environmental and zoning laws;
•	changes in insurance costs; and
•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

To the extent, if any, we acquire non-residential properties any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we will suffer reduced revenues which may result in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

There can be no assurances that rents on our properties will rise from year to year. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Lock-out provisions, which preclude pre-payments of a loan, could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Reduced income or rising expenses could reduce cash flow and funds available for future acquisitions.

Any properties that we buy in the future will be, subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

Adverse economic conditions will negatively affect our returns and profitability.

Recent events, including geopolitical events, have exacerbated the general economic slowdown that has affected the nation as a whole and the local economies where our properties may be located. Economic weakness and higher unemployment, combined with higher costs, especially for energy, food and commodities, has put considerable pressure on consumer spending, which, along with the lack of available debt financing, has resulted in many U.S. companies experiencing poorer financial and operating performance over the past twelve months than in prior periods. As a result, this slowdown has reduced demand for space and support for rents and property values. Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economics where our properties may be located:

•	poor economic conditions may result in tenant defaults under leases;
•	re-leasing may require concessions or reduced rental rates under the new leases;
•	constricted access to credit may result in tenant defaults or non-renewals under leases; and
•
increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

A continuing environment of declining prices could further weaken real estate markets. We do not know how long the slowdown will last, or when, or even if, real estate markets will return to more normal conditions. Since we cannot predict when real estate markets may recover, the value of our properties may decline if market conditions persist or worsen. Further, the results of operations for a property in any one period may not be indicative of results in future periods, and the long-term performance of such property generally may not be comparable to, and cash flows may not be as predictable as, other properties owned by third parties in the same or similar industry. The already weak conditions in the real estate markets could be further exacerbated by a deterioration of national or regional economic conditions. Our property values and operations could be negatively affected to the extent that the current economic downturn is prolonged or becomes more severe.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government, and has been renewed until December 31, 2014. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate-related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Increases not passed through to tenants through higher rents will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties are contiguous to other parcels of real property, comprising part of the same commercial center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties will be subject to the Americans with Disabilities Act of 1990 (the “Disabilities Act”). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

We may incur mortgage indebtedness and other borrowings, which may increase our business risks.

In most instances, we expect to acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we generally distribute at least 90% of our annual REIT taxable income (which does not necessarily equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain, to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for U.S. federal income tax purposes.

Our Advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any single improved property. However, our aggregate borrowings, secured and unsecured, shall be reasonable in relation to our Net Assets and shall be reviewed by the board of directors at least quarterly.  Under our charter, we are required to limit our borrowings to 300% of our Net Assets, unless the excess is approved by a majority of our Independent Directors and disclosed in the next quarterly report, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT qualification. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected which could result in our losing our REIT qualification and would result in a decrease in the value of your investment.

Current state of debt markets could have a material adverse impact on our earnings and financial condition

Continued volatility in the credit markets and real estate markets could have a material adverse effect on our results of operations, financial condition and ability to pay distributions to our stockholders. Domestic and international financial markets currently are experiencing continued volatility which has been brought about in large part by failures in the U.S. banking system. This volatility has severely impacted the availability of credit and has contributed to rising costs associated with obtaining credit. If debt financing is not available on terms and conditions we find acceptable, we may not be able to obtain financing for investments. If this volatility in the credit markets persists, our ability to borrow monies to finance the purchase of, or other activities related to, properties and other real estate related assets will be negatively impacted. If we are unable to borrow monies on terms and conditions that we find acceptable, we likely will have to reduce the number of properties we can purchase, and the return on the properties we do purchase may be lower. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing.

The dislocations in the debt markets has reduced the amount of capital that is available to finance real estate, which, in turn, (a) will no longer allow real estate investors to rely on capitalization rate compression to generate returns and (b) has slowed real estate transaction activity, all of which may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans. Investors will need to focus on market-specific growth dynamics, operating performance, asset management and the long-term quality of the underlying real estate. In addition, we may find it difficult, costly or impossible to refinance indebtedness which is maturing. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. In addition, if we pay fees to lock-in a favorable interest rate, falling interest rates or other factors could require us to forfeit these fees. All of these events would have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

In addition, the state of the debt markets could have an impact on the overall amount of capital investing in real estate which may result in price or value decreases of real estate assets. Although this may benefit us for future acquisitions, it could negatively impact the current value of our existing assets.

In addition to volatility in the credit markets, the real estate market is subject to fluctuation and can be impacted by factors such as general economic conditions, supply and demand, availability of financing and interest rates. To the extent we purchase real estate in an unstable market, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future that it attracts at the time of our purchases, or the number of companies seeking to acquire properties decreases, the value of our investments may not appreciate or may decrease significantly below the amount we pay for these investments.

Finally, the pervasive and fundamental disruptions that the global financial markets are currently undergoing have led to extensive and unprecedented governmental intervention. Although the government intervention is intended to stimulate the flow of capital and to undergird the U.S. economy in the short term, it is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the financial markets and/or the effect of such intervention on us and our results of operations. In addition, there is a high likelihood that regulation of the financial markets will be significantly increased in the future, which could have a material impact on our operating results and financial condition.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 300% of our Net Assets as of the date of any borrowing, unless any excess borrowing is approved by a majority of our Independent Directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks related to Student Housing

Our results of operations are subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry.

We generally expect to lease our owned properties under 12-month leases, and in certain cases, under ten-month, nine-month or shorter-term semester leases. As a result, we may experience significantly reduced cash flows during the summer months at properties leased under leases having terms shorter than 12 months. Furthermore, we expect that all of our properties must be entirely re-leased each year, exposing us to increased leasing risk. In addition, we are subject to increased leasing risk on our properties under renovation and future acquired properties based on our lack of experience leasing those properties and unfamiliarity with their leasing cycles. Student housing properties are also typically leased during a limited leasing season that usually begins in January and ends in August of each year. We are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season.

Changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline. While we may engage in marketing efforts to compensate for such change in admission policy, we may not be able to conduct such marketing efforts prior to the commencement of the annual lease-up period or our additional marketing efforts may not be successful.

Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of our on-campus participating properties. Reports of crime or other negative publicity regarding the safety of the students residing on, or near, our properties may have an adverse effect on our off-campus properties.

We face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multifamily housing located within close proximity to universities.

On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us and other private sector operators. We also compete with national and regional owner-operators of off-campus student housing in a number of markets as well as with smaller local owner-operators.

Currently, the industry is fragmented with no participant holding a significant market share. There are a number of student housing complexes that are located near or in the same general vicinity of properties we will attempt to acquire and that will compete directly with properties we may acquire. Such competing student housing complexes may be newer than our properties, located closer to campus, charge less rent, possess more attractive amenities or offer more services or shorter term or more flexible leases.

Rental income at a particular property could also be affected by a number of other factors, including the construction of new on-campus and off-campus residences, increases or decreases in the general levels of rents for housing in competing communities, increases or decreases in the number of students enrolled at one or more of the colleges or universities in the market of the property and other general economic conditions.

We believe that a number of large national companies with substantial financial and marketing resources may be potential entrants in the student housing business. The entry of one or more of these companies could increase competition for students and for the acquisition, development and management of other student housing properties.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

Our properties typically are, and we expect will be, located in developed areas. Therefore, there are and will be numerous other properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

U.S. Federal Income Tax Risks

Failure to qualify and remain qualified as a REIT would  cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31, 2013. However, we cannot assure you that we will qualify and remain qualified as a REIT. In connection with this offering, we expect to receive an opinion from our special tax counsel, Hunton & Williams LLP, that commencing with our taxable year ending December 31, 2013, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years.  Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the Internal Revenue Service, or the IRS, or any court and speaks as of the date issued.  In addition, Hunton & Williams LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.  Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws.  Hunton & Williams LLP will not review our compliance with those tests on a continuing basis.  Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

•	we would not be able to deduct dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions.  As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our Class A Common Shares.  See “Material U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our Class A Common Shares.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

We intend to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes.  In order to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders.  To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income.  In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities, liquidate otherwise attractive investments or conduct activities through a TRS.

To qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our capital stock. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our performance.

In particular, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets . The remainder of our investment in securities (other than government securities, securities of TRSs, and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, securities of TRSs and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by the securities of one or more TRSs . If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Furthermore, we may be required to conduct certain activities through a TRS to comply with the REIT requirements.  For example, because of the demands unique to student housing, we may provide certain services at our properties that are treated as “impermissible services” under the REIT tax rules if provided directly by the REIT.  Accordingly, we may form one or more wholly owned taxable REIT subsidiaries, or TRSs, to provide those “impermissible” services in a manner that will not jeopardize our ability to qualify as a REIT for federal income tax purposes.  Any TRS we form will be subject to federal, state, and local income taxes

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

Even if qualify as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes.  In addition, any TRS in which we own an interest will be subject to regular corporate federal, state and local taxes.  Any of these taxes would decrease cash available for distributions to stockholders.  We anticipate that we will form one or more TRSs to provide certain non-customary services at our student housing properties.

The prohibited transactions tax may limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax.  In general, prohibited transactions are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business.  We may be subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property.  Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business.  Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through a TRS, which would be subject to federal and state income taxation.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders .

Our ownership of any TRSs will be subject to limitations and our transactions with any TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

We anticipate that we will form one or more TRSs to, among other things, provide certain non-customary services at our student housing properties.  Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.  In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation.  The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.  Furthermore, we will monitor the value of our respective investments in any TRSs for the purpose of ensuring compliance with TRS ownership limitations and will structure our transactions with any TRSs on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above.  There can be no assurance, however, that we will be able to comply with the 25% REIT subsidiaries limitation or to avoid application of the 100% excise tax.

We could fail to qualify as a REIT if the IRS successfully challenges our treatment of our future investments in mezzanine loans.

We may acquire investments in mezzanine loans.  IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in Revenue Procedure 2003-65, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that we believe will enable us to continue to satisfy the REIT gross income and asset tests.  If the IRS were to disagree with one or more of our interpretations and we were treated as having failed to satisfy one of the REIT qualification requirements, we could maintain our REIT qualification if our failure was excused under certain statutory savings provisions. However, there can be no guarantee that we would be entitled to benefit from those statutory savings provisions if we failed to satisfy one of the REIT qualification requirements, and even if we were entitled to benefit from those statutory savings provisions, we could be required to pay a penalty tax.

You may be restricted from acquiring or transferring certain amounts of our Class A Common Shares.

The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limits in our charter may inhibit market activity in our capital stock and restrict our business combination opportunities.

In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year.   Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our capital stock under this requirement.   Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of a taxable year . To help insure that we meet these tests, our charter restricts the acquisition and ownership of shares of our capital stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT . Unless exempted by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% of the aggregate of our outstanding shares of capital stock or 9.8% in value or number of shares, whichever is more restrictive , of the outstanding shares of any class or series of our capital stock.   Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% does not satisfy certain conditions designed to ensure that we will not fail to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our Class A Common Shares .

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended.  We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively.  We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations .

Distributions to tax- exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our Class A Common Shares nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor.  However, there are certain exceptions to this rule.  In particular:

•        under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•        part of the income and gain recognized by a tax-exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the Class A Common Shares; and

•        part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor.  See “Material U.S. Federal Income Tax Considerations — Taxation of Tax-Exempt Stockholders.”

Capitalization

The following table sets forth (1) our actual capitalization at June 30, 2012 and (2) our capitalization as adjusted to reflect the effect of the sale of 4,000,000 shares of our Class A Common Shares in this offering at an assumed offering price of $10.00 per share after deducting the sales commissions and estimated organizational and offering expenses payable by us. You should read this table together with the “Use of Proceeds” section below.

	As of June 30, 2012
Shareholder's Equity:	Actual	As Adjusted
Class A Common Shares (1)(3)(4)	$55	$4,055
Class B Common Shares (2)(3)	21	21
Preferred Stock	-	-

Accumulated Deficit During Development Stage	(14,510)	(14,510)
Additional paid in capital	209,124	36,205,124
Total Stockholder's Equity	$194,690	$36,194,690

1.	Class A Common Shares, $0.001 par value; 20,000,000 shares authorized, and 55,000 shares issued and outstanding, actual; 4,055,000 shares issued and outstanding, as adjusted
2.	Class B Common Shares, $0.001 par value; 200,000 shares authorized, and 20,500 shares issued and outstanding, actual; 20,500 shares issued and outstanding, as adjusted
3.
The Company filed its First Amended and Restated Certificate of Formation on April 8, 2011 in which the par value for Class A Common Shares and Class B Common Shares was changed from $0.00 to $0.001. The change is reflected retroactively in the table above .

4.
Effective December 31, 2011 , the Board of Directors authorized the issuance of 52,500 Class A Common Shares to directors and officers of the Company. These shares were issued by the Company on March 6, 2012.  See “Management Compensation and Principal Shareholders”

Use of Proceeds

We are offering 4,000,000 shares of our Class A Common Shares on a “best efforts” basis with a minimum of $1,000,000 at the anticipated public offering price of $10.00 per share.

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum offering, (2) the offering midpoint of 2,000,000 shares, (3) the maximum offering of 4,000,000 shares. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. We expect to use up to approximately 90.0% of the gross proceeds raised in this offering for investment in real estate, paying acquisition fees and expenses we incur in making such investments and for any capital reserves we may establish. We expect to use up to approximately 86.85% of the gross proceeds to make investments in real estate properties, mortgage, bridge or mezzanine loans and other investments and to use approximately 3.15% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves. The remaining gross proceeds from the primary offering, up to 10.0%, will be used to pay selling commissions, dealer manager fees and other organization and offering costs.

	Percent Maximum (1)	Minimum Offering (1)		Midpoint of Maximum Offering (1)	Maximum Offering
Gross Offering Proceeds	100.00%	$1,000,000		$20,000,000	$40,000,000
Less Public Offering Expenses:
Selling Commissions (2)	6.00%	60,000		1,200,000	2,400,000
Non-Accountable Due Diligence Fees	0.50%	5,000		100,000	200,000
Dealer Manager Fees	1.50%	15,000		300,000	600,000
Organizational & Offering Expenses	2.00%	20,000	(a)	400,000	800,000
Amount Available for Investment	90.00%	$900,000		$18,000,000	$36,000,000
Acquisition Expenses:
Acquisition Fees (3)	2.70%	27,000		540,000	1,080,000
Acquisition Expenses (4)	0.45%	4,500		90,000	180,000
Estimated Amount of Investment (5)	86.85%	$868,500		$17,370,000	$37,740,000

(a)
As of June 30, 2012, our Advisor, New School Advisors, LLC, had incurred organizational and offering expenses of $364,066. The Company’s Advisory Agreement limits our reimbursement of organizational and offering expenses to 2% of the gross proceeds from the offering and any amounts in excess of 2% will be paid by the Advisor.

(1)	Assumes $10.00 purchase price for shares sold in the offering.

(2)	Reflects fees payable to the Managing Dealer

(3)
Our agreement with our Advisor provides for 3% of the gross purchase price of a project to be paid to our Advisor. For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments and the 3% is applied to the amount available for investment. However, it is our intent to use debt in connection with our acquisition of properties. We have adopted a policy of limiting our indebtedness to 300% of our Total Net Assets. Assuming that the amount set forth in the above table for the Amount Available for Investment is our Total Net Assets, 300% of our Total Net Assets would be 75% of the amount invested in a project. The acquisition fees would, accordingly, increase to the extent that debt is used to acquire properties. If we added debt equal to 300% of the Amount Available for Investment from the above table to purchase properties, the gross purchase price would be four times the amount set forth above or, $3,600,000, $72,000,000, and $144,000,000 for the respective minimum offering, the midpoint of the maximum offering and the maximum offering. Three percent of those respective amounts would be $108,000, $2,160,000, and $4,320,000 reflecting increased payments to our Advisor and being 10.8% of the gross proceeds of this offering.

(4)
Our agreement with our Advisor provides for reasonable reimbursement for expenses incurred in connection with the acquisition of properties. These expenses are typically legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage o r finder’s fees, title insurance, premium expenses and other closing costs. For purposes of the above table, we have estimated that these expenses will equal 0.50% of the purchase price based upon a purchase price indicated of the Amount Available for Investment. As indicated in note (3) herein, if we use debt to acquire properties, the amount of these charges could increase and, to the extent that they are based upon an increased purchase price, the 0.50% estimated would increase. If, as assumed in note (3) the maximum amount of the purchase price reflects the maximum amount of indebtedness we are contemplating incurring, 0.50% of such price would be $18,000, $360,000, and $720,000 for the respective minimum, the midpoint of the maximum offering and the maximum offering. Such amounts would be 1.8% of the gross proceeds.

(5)
If the total amount of indebtedness we may incur in connection with the acquisition of properties as described in notes (3) and (4), the total percentage of the proceeds of the offering available for purchasing properties would decrease to 77.4% of the gross proceeds after expenses totaling 22.6%. The effect of such increase would diminish the amount used to purchase properties, under those assumptions, to $774,000, $15,480,000, and $30,960,000 for the respective gross proceeds of the minimum offering, the Midpoint of the maximum offering and the maximum offering.

We plan to use all the net proceeds from this offering to acquire our target assets in accordance with our objectives and strategies described in this prospectus. See “Investment Objectives, Strategy and Policies.” Until appropriate assets can be identified, our Advisor may invest the net proceeds from this offering in interest-bearing short-term investments, including Agency RMBS, AAA-rated CMBS and money market accounts, which are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. Prior to the time we have fully used the net proceeds of this offering to acquire our target assets we may fund our quarterly distributions out of such net proceeds.

Distribution Policy

We intend to make regular quarterly distributions to holders of our Class A Common Shares. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income. We plan to pay our first distribution in respect of the period from the earlier of (i) the conclusion of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets or (ii) the first calendar quarter after the calendar month in which we make our first real estate investment.

Prior to the time we have fully invested the net proceeds of this offering we may fund our quarterly distributions out of such net proceeds, which would reduce the amount of cash we have available for investing and other purposes. The use of these net proceeds for distributions could be dilutive to our financial results. In addition, funding our distributions from our net proceeds may constitute a return of capital to our investors, which would have the effect of reducing each stockholder’s basis in its shares of our Class A Common Shares. Any distribution in excess of your tax basis will be treated as capital gain, provided the shares are held as capital assets. For more information, see “Material U.S. Federal Income Tax Considerations.”

We may, from time to time, pay distributions in excess of cash flow from operations, earnings and/or taxable income if differences with respect to recognition of revenues or expenses cause cash available for distribution to be greater than the GAAP or tax income. To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities.

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our taxable income to holders of our Class A Common Shares out of assets legally available therefor. Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon our earnings, financial condition, liquidity, debt covenants, funding or margin requirements under securitizations, warehouse facilities or other secured and unsecured borrowing agreements, satisfaction of the REIT qualification  requirements, applicable provisions of Texas laws, and such other factors as our board of directors deems relevant. Our earnings, financial condition and liquidity will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. See “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “Material U.S. Federal Income Tax Considerations.”

Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained Advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under section entitled “Our Advisor, Advisory Agreement and Advisor Compensation” below, our Advisor will be responsible for making investment decisions subject to the approval of our board of directors.

Our Directors and Executive Officers

The Company was formed on October 27, 2010 with Mr. Thomas Herbelin as the sole officer and director. On June 21, 2011 , Janelle MacDonald was appointed as the Secretary and Chief Financial Officer and Mr. Warner Stone and Mr. J. B. Morris were appointed as directors. On December 8, 2011 , Mr. Herbelin resigned as a Director and Mr. Roland Freeman was appointed as a Director.

Thomas N. Herbelin, 56, is the President and Chief Executive Officer of the Company.  He also serves as the President of the Advisor.  Mr. Herbelin is an attorney and has practiced in the real estate and securities industries for over twenty-five years.  In his legal practice, Mr. Herbelin has provided legal services in connection with the acquisition, development, financing, management and disposition of multi-family and commercial real estate properties as well as the representation of title companies.

Additionally, Mr. Herbelin has participated as principal and/or advisor to a number of real estate securities issuers and developers. Mr. Herbelin began his career as Associate General Counsel, then General Counsel and Secretary of Hall Financial Group, Inc., a real estate investment banking company located in Dallas, Texas. From January to August 2006, Mr. Herbelin served as General Counsel of Passco Companies, LLC, a real estate investment banking firm located in Irvine, California. From August 2006 to September 2008, Mr. Herbelin was the co-founder and Manager of Stoneleigh Capital Partners, LLC, a development stage company that did not transition from development stage to operations. In October 2008, Mr. Herbelin formed and caused the capitalization of Belfort Development, LLC, a student housing development company that currently serves as the developer of two student housing projects in College Station, Texas.  Mr. Herbelin is also the manager of the Texas limited liability companies that own these projects, CS Second Street Apartments, LLC and CS Second Street Apartments II, LLC.

Mr. Herbelin has also been responsible for the formation, management and capitalization of several manufacturing, financial services and securities companies.  He was a co-founder and co-manager of Tabboxx, LLC, a company which manufactures pull-tab lottery machines for installation in locations in the United Kingdom; founder and President of Patriot Financial Services, Inc., a medical receivables funding company; founder and President of Herbelin Capital Corporation, an investment management consulting firm, and its wholly-owned subsidiary, an NASD-member broker/dealer Northstar Securities, Inc.; and co-founder and Executive Vice President of Automobile Credit Acceptance Corp., a private company engaged in the purchase and securitization of automobile retail installment contracts.

Mr. Herbelin holds a Bachelor of Arts degree and Masters of Business Administration from Oral Roberts University and a Juris Doctor degree from the University of Georgia.

Janelle MacDonald, 55, is the Chief Financial Officer of the Company and also serves as Chief Financial Officer of the Advisor.  Ms. MacDonald has 30+ years’ experience as an accounting officer in the real estate industry.  From January 2011 to June 2011, Ms. MacDonald served as CFO of Soft Switch Communications, Inc., a telecommunications company based in Dallas, Texas. From 1998 to January 2011, Ms. MacDonald served as the Chief Financial Officer of Emerson Partners, Inc., a Commercial Real Estate Company.  From 1994 to 1998, she served as Senior Vice President/Director of Administrative Services of Lincoln Property Company, a national multi-family owner, developer and manager.  From 1990 to 1994, she served as Regional CFO for Trammel Crow Residential, the multi-family division of the Trammel Crow Companies.  From 1983 to 1990, she served as Assistant Treasurer/Chief Accounting Officer for the Hall Financial Group, a real estate investment company.

In these positions, Ms. MacDonald has been directly responsible for partnership and tax accounting, auditing and financial regulatory compliance, project financing, cash and risk management, payroll, HR, asset management and information system development and maintenance.  She has extensive experience at all levels in accounting, finance, taxation and management for multi-family residential and commercial real estate properties and their investment and ownership entities.

Ms. MacDonald holds a Bachelor of Business Administration degree from the University of Texas at Austin and a Masters of Business Administration degree from Southern Methodist University.

J.B. Morris, 71, serves as a Director of the Company.  Mr. Morris has been self-employed for the over twenty years. He brings over 40 years of experience in securities, corporate re-organization and commercial real estate brokerage for a national firm in the disposition of REO properties from failed banks and other financial institutions. His real estate securities experience includes serving as Vice President for Consolidated Capital Realty Investors REIT, Senior Vice President of McNeil Real Estate Funds, and President of Chancellor Capital Resource Partners, Ltd. He held senior management positions with the Olin-American Properties division of Olin Corporation (NYSE) with responsibilities from site selection through lease-up.  He also worked on site selection and acquisitions for International Realty Investors a firm that acquired major metropolitan sites for future development on behalf of U.S. and foreign investment groups.

Mr. Morris, is a former President of the Dallas Chapter of the Real Estate Securities and Syndication Institute, was formerly a FINRA-registered securities representative with Series 7 and 63 representative licenses and Series 24 and 39 principal licenses. He has been a licensed Real Estate Broker in the State of Texas since the early 1970’s. He maintains an FAA Commercial Pilots License.

Mr. Morris received a Bachelor of Business Administration degree in Finance and Accounting from Texas Christian University in Fort Worth, Texas.

Warner E. Stone, 67, serves as an Affiliated Director of the Company.  Mr. Stone is the President and CEO of Seneca Investments, a real estate development and investment company based in Dallas, Texas.  He has held this position since the formation of the company in 1996.  Mr. Stone has over 40 years of experience in real estate development, consulting, management, finance and brokerage.

Over his career, Mr. Stone has developed several million square feet of real estate projects, including multifamily units, office buildings, retail space and hotels.  Mr. Stone has additionally provided mortgage banking services for equity, construction financing and permanent real estate loans totaling over $1 Billion with Glenn Justice Mortgage, Bank of America and Wells Fargo.  As President of Search Southwest, Mr. Stone was responsible for the development portfolio of retail shopping centers, hotels, office buildings, apartments and industrial buildings, providing him with property and asset management experience for a wide variety of commercial real estate projects.

Mr. Stone earned his Bachelor of Business Administration in Finance and Real Estate from the University of Texas at Austin, a Master of Science in Real Estate and Urban Land Economics from the University of Wisconsin at Madison, a Juris Doctorate and LLM in Tax Law from Southern Methodist University.

Roland D. Freeman, 70, serves as a Director of the Company.  Mr. Freeman is the President and Owner of Capital Consultants Realty Services, a Dallas based firm that offers development and management consultation services for multifamily properties. He has held this position since the formation of the company in 1991. Mr. Freeman has over 50 years of experience in real estate development, property management consulting, asset management, market research and feasibility studies.

Roland D. Freeman is a real estate finance and property management expert with long experience in group investment, acquisitions, marketing and management. Lifetime transactions total more than four billion dollars.  Besides being involved in some manner with over 175,000 apartments, Freeman has handled development, management, and/or finance on several million square feet of retail, industrial, and office space as well as six hotels.

Mr. Freeman majored in Economics and Business Administration and holds a Bachelor of Science Degree from Carroll College in Waukesha, Wisconsin.  Mr. Freeman has served in a leadership capacity on numerous real estate professional organizations including serving as President of the National Apartment Association and the National Real Estate Investment Association. His numerous professional designations include CRE, FRICS, CPM, SRS, and SRI.  He was recognized by the National Apartment Association for his industry contributions with membership in the National Apartment Association Hall of Fame. Mr. Freeman currently devotes most of his time to consulting, research and litigation support.

Corporate Governance – Board of Directors and Committees

We currently have three directors on our board of directors two of whom are independent of us, our Advisor and our respective Affiliates.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than one nor more than ten, provided, however, upon the commencement of the Company’s initial public offering, there may not be fewer than three nor more than ten directors.  Our charter provides that, after we commence this offering, a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined in accordance with Article IV of our charter consistent with Section I.B. 14 of the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our Advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. Currently, each of our directors has substantially in excess of three years of relevant real estate experience. At least one of the independent directors must have at least three years of relevant real estate experience and at least one of our Independent Directors must be a financial expert with at least three years of financial experience.

Overview

The Board is responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company.  However, the Board is not required personally to conduct the business of the Company, and it may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable.  The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained.  The Advisor or its Affiliates have made an initial investment of $205,000 in the Company.  The Advisor or any such Affiliate may not sell the Initial Investment while New School Advisors, LLC remains a Sponsor but may transfer the Initial Investment to the Affiliates of New School Advisors, LLC.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our Advisor, any member of our board of directors nor any of their Affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our Advisor or any director or any of their Affiliates or any transaction between us and any of them after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the stockholders. Independent directors shall nominate replacements for vacancies in the independent director positions. Each director will be bound by the charter and the bylaws.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our Advisor. Our directors must maintain their fiduciary duty to us and our stockholders, including a fiduciary duty to supervise the relationship between us and our Advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.
Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. These policies will be ratified by the independent directors prior to the commencement of this offering. The directors may establish further policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The Board shall evaluate the performance of the Advisor before entering into or renewing an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board.  The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board.  The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled.

The independent directors will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our Net Assets, our net income and the fees and expenses of other comparable unaffiliated REITs. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, must determine that any transaction with Advisor or its Affiliates is fair and reasonable to us. The independent directors also will be responsible for reviewing the performance of Advisor and determining that the compensation to be paid to Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to Advisor or its Affiliates in relation to the size, composition and performance of our investments;
•	the success of Advisor in generating appropriate investment opportunities;
•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;
•	additional revenues realized by Advisor and its Affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by Advisor and the performance of our investment portfolio;
•	the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•	the quality of our portfolio relative to the investments generated by Advisor or its Affiliates for its other clients.

Neither our Advisor nor any of its Affiliates nor any director may vote or consent to the voting of shares of our Class A Common Shares they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of such director or advisor as our Advisor, or (2) any transaction between us and Advisor, such director or any of their respective Affiliates. In determining the requisite percentage in interest of shares necessary to approve a matter on which a director, our Advisor or any of their respective Affiliates may not vote or consent, any shares owned by such director, our Advisor or any of their respective Affiliates will not be included

Other Obligations of the Independent Directors

A majority of the Independent Directors must approve matters relating to:  (i) the requirement that a majority of Directors and of Independent Directors review and ratify the Charter at or before the first meeting of the Board; (ii) the duty of the Board to establish written policies on investments and borrowing and to monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out; (iii) the Company's minimum capitalization; (iv) the Advisory Agreement; (v) liability and indemnification; (vi) reasonableness of the Company's fees and expenses; (vii) limitations on Organization and Offering Expenses; (viii) limitations on Acquisition Fees and Acquisition Expenses; (viii) limitations on Total Operating Expenses; (ix) limitations on Real Estate commissions on resale of property; (x) limitations on incentive fees; (xi) Advisor compensation; (xii) the Independent Directors' periodic duty to review the Company's investment policies; (xiii) the authority of a majority of the Independent Directors to select an Independent Appraiser to determine the fair market value that the Company pays for Real Estate that it acquires both (a) when a majority of the Independent Directors determine to appoint an Independent Appraiser to determine fair market value in connection with any acquisition by the Company and (b) whenever the Company acquires property from the Advisor, the Directors, the Sponsor or their Affiliates; (xiv) borrowing in an amount exceeding 300% of Net Assets; (xv) the restrictions and procedures contained herein relating to meetings of Stockholders; (xvi) the authority of a majority of Stockholders present in person or by proxy at an annual meeting at which a quorum is present, without the necessity for concurrence by the Board, to vote to elect the Directors; (xvii) those requirements of any Reinvestment Plan that the Board establishes, relating to periodic distribution of certain material information to Stockholders and opportunity for participating Stockholders to withdraw; and (xvii) the requirement that a majority of Independent Directors must approve matters relating to the duties and restrictions enumerated in this paragraph.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our bylaws provide that our board may appoint such committees as the board believes appropriate. The board will appoint the members of the committee formed in the board’s discretion. Our bylaws require that a majority of the members of each committee of our board be comprised of independent directors.

Audit Committee

Our board of directors will, at a minimum, establish an audit committee. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors will adopt a charter for the audit committee that sets forth its specific functions and responsibilities.

Management Compensation

Directors

We intend to pay each of our Independent Directors a retainer of $10,000 per year, plus $1,000 for each board or board committee meeting the director attends in person (additional $500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. We may pay some or all of such compensation in our Class A Common Shares as was the case in 2011. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $1,000 per day ($1,500 for the chairperson of the audit committee if there is a meeting of such committee). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director also is an employee of New School Properties, Inc. or Advisor or their Affiliates, we do not pay compensation for services rendered as a director.

Officers

We intend to pay our officers reasonable compensation for the services they provide to the Company.  Our officers may also serve as officers of our Advisor and, if so, we anticipate that they will primarily be compensated by the Advisor. Any compensation paid by the Advisor to its officers will not be reimbursed by the Company but will be paid by the Advisor from amounts it receives as fees as described below. Our officers may receive some or all of such compensation in our Class A Common Shares, as was the case in 2011.

Officers and Directors Compensation Table

The following table sets forth certain information regarding compensation to our officers and directors for the years indicated. It does not reflect compensation paid or to be paid by the Advisor for services to the Company.

Name and Principal Position	Year	Stock Awards*	Total
Thomas Herbelin, President	2011	$1,000.00	$1,000.00
Janelle MacDonald, Chief Financial Officer	2011	125.00	125.00
Warner E. Stone, Director	2011	500.00	500.00
J. B. Morris, Director	2011	500.00	500.00
Roland D. Freeman, Director	2011	500.00	500.00

* Reflects amounts awarded for the indicated individuals on the Company’s financial statements for the year ended December 31, 2011.

The following table sets forth the number of shares awarded to the named individuals for services in 2011.

Name and Principal Position	Shares
Thomas Herbelin, President	20,000
Janelle MacDonald, Chief Financial Officer	2,500
Warner E. Stone, Director	10,000
J. B. Morris, Director	10,000
Roland D. Freeman, Director	10,000

The above awards reflect the Company’s only Equity Compensation Plan.

Our Advisor, Advisory Agreement and Advisor Compensation

General

New School Advisors, LLC is our Advisor and is, with Mr. Herbelin, our Sponsor. Our officers and two of our directors also are officers, key personnel and/or members of Advisor. Advisor will have contractual responsibility to us and our stockholders pursuant to the amended Advisory Agreement, executed on October 25, 2011. New School Advisors, LLC is indirectly owned and controlled by Mr. Herbelin.

The Advisor has a fiduciary responsibility and duty to the Company and to the Stockholders.

Affiliates of our Advisor have sponsored one or more other real estate investment programs and may sponsor additional programs in the future. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors.”

Officers of our Advisor

The officers and key personnel of our Advisor are as follows:

Name	Age	Position
Thomas N. Herbelin	56	Manager and President
Maggie Reddy	63	Director of Investor Services
Richard G. Carrell	55	Director of Architectural Services
Michael Fairchild	58	Director of Site Evaluation and Construction

The background of Mr. Herbelin is described in the “Management — Our Directors and Executive Officers” section of this prospectus. The background of the other officers and key personnel are as follows:

Maggie Reddy, 63, serves as Director of Investor Relations for the Company. Ms. Reddy has worked as the Manager of Mother Was Right, LLC, a financial, media and communications consulting firm based in Dallas, Texas, from the founding of the company in September 2008 to the present. From July 2007 until September 2008 Ms. Reddy was self-employed as a financial, media and communications consultant. From 2003 to July 2007, Ms. Reddy was a Vice President at Seneca Investments, a real estate and investment company, in charge of investor communications and reporting.  She has over 30 years of experience in the fields of mortgage banking, private real estate development and the investment industry with an emphasis on administration and client communications.  Ms. Reddy served as a registered representative (currently inactive) with Smith Barney where she conducted investment research and prepared client communications for a high net worth client base.  Ms. Reddy holds an Associate of Arts degree from Richland College.

Richard G. Carrell, 55, serves as the Consulting Architect for the Advisor.  Mr. Carrell is a principal of the architectural firm of Carrell Partners & Yost, Architects in Dallas, Texas, a position he has held since 1984.  Mr. Carrell has over 30 years’ experience in the design of multi-family residential and commercial properties and has served as lead architect on significant projects throughout the United States.  Mr. Carrell is a licensed architect in the States of Colorado, Arizona, Michigan, Illinois, Louisiana, Maryland, Massachusetts, New Mexico, Texas, North Carolina, South Carolina, Ohio and Washington, is a Member of the AIA and holds his NCARB Certificate.  He holds a Bachelor of Science Degree in Architecture from Texas Tech University.

Michael Fairchild, 59, serves as the Director of Site Evaluation and Construction for the Advisor.   Since July of 2010, Mr. Fairchild has been the Manager of MWF Buildingsmith, LLC, a design, construction and construction management company based in Dallas, Texas, From 2001 to July 2010, Mr. Fairchild was Vice-President, Construction for Fairfield Development, a development and construction company based in Dallas, Texas.  Mr. Fairchild has development experience in Texas, Tennessee, Georgia, Florida, Illinois, Connecticut, Pennsylvania, Michigan, Mississippi, Arizona, Colorado, Oregon, California, Canada, Jamaica and St. Thomas, USVI.  He is a licensed architect and interior designer in the State of Texas, Member of the AIA, holds a NCARB Certificate, LEED Accredited Professional and is a qualified general contractor in Florida.  His 35 years of experience include design, construction and construction management of hotels, office buildings, industrial, residential, retail and multi-family projects while employed by Beran & Shelmire Architects, HKS Architects, Hilton Hotels, Embassy Suites Hotels and Trammell Crow Hotel Company.  Mr. Fairchild holds Bachelor of Science in Architecture and Masters of Architecture degrees from the University of Texas, Arlington.

The officers and key personnel of Advisor may spend a portion of their time on activities unrelated to us. Each of the officers and key personnel is currently expected to spend a significant portion of their time on our behalf but may not always spend a majority of their time on our behalf.

Advisory Agreement

Many of the services to be performed by Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect Advisor will perform for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the Advisory Agreement, Advisor has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Advisor, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial Advisor and provide research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the Advisor deems necessary to the proper performance of its obligations under the Advisory Agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;
•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•
enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•
prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies.

The Advisor may not acquire any property or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors.

The Advisory Agreement has a one-year term ending February 1, 2013, and may be renewed for an unlimited number of successive one-year periods. Upon declaration of effectiveness of the registration statement, of which this prospectus is a part, the term of the Advisory Agreement will be renewed and will continue for a period of one year. Additionally, either party may terminate the Advisory Agreement without cause or penalty upon 60 days’ written notice.

A majority of our Independent Directors may elect to terminate the Advisory Agreement. In the event of the termination of our Advisory Agreement, our Advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the Advisory function. In addition, upon termination of the agreement, our Advisor will be entitled to a subordinated distribution upon termination, as described below.

Advisor and its officers, employees and Affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the Advisory Agreement, Advisor is required to devote sufficient resources to our administration to discharge its obligations and additional full-and part-time employees shall be added by the Advisor, as needed, to attend to the Company’s affairs. If Advisor utilizes employees of Affiliates to provide services to the Company, Advisor will be responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our affairs. Advisor may assign the Advisory Agreement to an affiliate upon approval of a majority of our Independent Directors. We may assign or transfer the Advisory Agreement to a successor entity if at least a majority of our Independent Directors determines that any such successor Advisor possesses sufficient qualifications to perform the Advisory function and to justify the compensation payable to the Advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor Advisor and its management. Other factors that will be considered are the compensation to be paid to the successor Advisor and any potential conflicts of interest that may occur.

Following the first closing of our offering, our Advisor will be compensated to manage our daily operations through an Advisory Fee and an Asset Management Fee. We anticipate that the Advisor will engage unaffiliated third parties to perform on-site property management services at our expense. However, should it be necessary for the Advisor to provide on-site property management services for whatever reason on one or more of our properties the Advisor will also be compensated with a Property Management Fee consistent with what an unaffiliated third party property manager would charge should the Advisor actually perform the property management services. The details of the various fees to which the Advisor will be entitled follow.

Advisor Compensation

We will pay our Advisor fees and distributions and reimburse it for certain expenses incurred on our behalf as described more fully below.

Organizational and Offering Phase
Organization & Offering Expenses
We will reimburse our Advisor up to 2% of the Gross Proceeds for the Company's Organizational and Offering Expenses (the Advisor shall be responsible for the payment of all the Company's Organizational and Offering Expenses in excess of 2% of the Gross Proceeds). See Footnote (a) to the Use of Proceeds table in “Use of Proceeds” section.

Operational Phase
Acquisition Fees
The total of all acquisition fees and acquisitions expenses shall be reasonable, and shall not exceed an amount equal to 6% of the Contract Purchase Price of the property, or in the case of a mortgage loan, 6% of the funds advanced. Subject to this limitation, the Advisor shall receive as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of a Project an Acquisition Fee payable by the Company not to exceed 3.0% of the Contract Purchase Price for the Project or the gross value of the Project in event of an exchange for Shares. However, any amount paid to the Advisor when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the Contract Purchase Price. For Projects acquired subject to a master lease, the Acquisition Fee may be increased by the pro rata amount the Advisor or any Affiliate receives and contributes to the applicable master tenant, up to 4%, with the approval of at least a majority of the Independent Directors. If the Maximum Amount of this Offering is sold, the Company invests the Net Proceeds with the maximum amount of leverage allowed and the Advisor received the maximum Acquisition Fees described above the Advisor would be paid $4,320,000 in Acquisition Fees. If the Company invested all of the Net Proceeds from the Maximum Amount of the Offering with no leverage the Advisor would be paid $1,080,000 in Acquisition Fees.

Advisory Fee
The Company shall pay to the Advisor, as compensation for the advisory services rendered to the Company under the Advisory Agreement, an annual Advisory Fee (the "Advisory Fee") in an amount equal to 1.0% of the Average Invested Assets of the Company during the applicable year. The Advisory Fee shall be payable in advance (each an "Advance") on a monthly basis during the applicable year, in an amount equal to 0.08333% of the projected Average Invested Assets for such year. Following such time as the Average Invested Assets for any calendar year (or pro-rated for a partial year) shall be actually determined, a true-up payment shall be made by the Company to the Advisor, to the extent the total of all Advances made during the year ("Total Advances") are less than the actual Advisory Fee due to Advisor for such year, or a true-up payment shall be made by the Advisor to the Company to the extent the Total Advances for such year exceeded the actual Advisory Fee due to Advisor for such year. The Advisory Fee for any year shall be reduced by the pro rata portion of the amount of any Asset Management Fee payable by the Company to any Affiliate of the Advisor during the same period in respect of assets included in the Average Invested Assets calculation. The Advisor may defer, in its sole discretion, all or a portion of such Advisory Fee if required to maintain distributions to the Company's stockholders in an amount equal to at least a 6.00% annual return on investment or otherwise. Deferred and unpaid Advisory Fees shall be payable from cash flow in excess of an amount required to maintain distributions equal to at least a 6.00% annual return on investment or from proceeds from a refinancing provided, however, that all such deferred and unpaid Advisory Fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Advisory Agreement, (ii) the occurrence of a liquidation of the Company's assets, the listing of the Company's shares on a securities market, or a merger, reorganization or other transfer of the Company or its assets to another entity, or (iii) 10 years from the accrual of any such unpaid Advisory Fee. Upon termination of the Advisory Agreement, the parties will prorate the Advisory Fee on a daily basis to the effective date of such cancellation or termination.

Asset Management Fees
Advisor shall receive an Asset Management Fee in the amount of 1% of the gross rental receipts of the Projects for its Asset Management services. With respect to Asset Management Fees, the Advisor’s role shall be to provide ‘portfolio level’ review and management of the operations, financial results and physical condition of all of the Company’s real estate properties, including but not limited to supervision of third party property management companies providing on site management services to the Company in connection with its properties.

Additionally, the Advisor will be responsible for developing processes, procedures and reporting standards for the Company’s real estate properties seeking to achieve as much uniformity with the Company’s internal controls over financial reporting as possible. The Asset Management Fee also includes the Advisor’s responsibility for selection, oversight and management of independent third-party property management firms as well as review of the reports prepared by them.

The Asset Management Fees do not include payment for any services rendered in connection with supervision and management of any renovations or construction on properties owned by the Company. Asset Management services relate to the rental and daily operation of the Company’s properties.

Construction Management Fees
The Advisor shall receive a Construction Management Fee calculated as 1% of the amount of any expenditures made by the Company in connection with the renovation, re-development, construction or improvement of the Company’s real estate projects.

The Construction Management Fee is paid to the Company for its effort in overseeing any construction, development, re-development or renovation work on the Company’s projects. It is compensation for selecting contractors and sub-contractors, negotiating contracts for renovation and/or re-development, supervision of ongoing efforts to complete construction work on Company properties, consulting with architects of record regarding ongoing construction work, analysis and approval of periodic ‘draw requests’ by contractors and sub-contractors as well as final approval of completed construction or renovation work on Company properties.

Construction Management services do not involve oversight, review or analysis of the rental or daily operation of the Company’s projects.

Property Management Fees
The Advisor intends to engage third-party professional property management agents to provide on-site property management, leasing and maintenance services for the Projects. The Company will be responsible for payment of property management fees for its real estate properties. The Advisor may, however, provide these services directly or through an affiliated entity. In such event, the Advisor, or its affiliate, shall provide such services under such terms and for such compensation as shall be negotiated in good faith and upon commercially-reasonable terms that are approved by a majority of the Independent Directors.

Incentive Fees
The Advisor will not receive any incentive fees relating to the operations of the Company but rather may participate in distributions of the Company’s Net Income as dividends through its ownership of shares of our Class B Common Stock (see “Description of Securities – Class B Common Shares”).

Expense Reimbursements
In addition to the compensation paid to the Advisor pursuant to Section 8 of the Advisory Agreement, the Company shall pay directly or, if any of these expenses have been advanced by the Advisor on behalf of the Company, reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to the Advisory Agreement, including, but not limited to (i) actual Acquisition Expenses paid to unaffiliated third party vendors and service providers incurred in connection with the selection and acquisition of Projects; (ii) the actual cost of goods and services used by the Company, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities; (iii) interest and other costs for borrowed money, including discounts, points and other similar fees; (iv) taxes and assessments on income or property, and taxes as an expense of doing business; (v) costs associated with insurance required in connection with the business of the Company, or by the Board of Directors; (vi) the property management fees and other expenses of managing and operating Projects owned by the Company, including, but not limited to travel expenses to the Projects, whether payable to an Affiliate of the Company or a non-affiliated person; (vii) all expenses in connection with payments to the Directors and meetings of the Board of Directors and Stockholders; (viii) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company; (ix) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation; (x) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder and partner reports, proxy statements and other reports required by governmental entities; (xi) administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); (xii) expenses of providing the administrative, analytical and other support for any debt or equity capitalization of any of the Company’s Projects, which due to the difficulty of segregating and calculating such expenses shall be estimated and capped as 1% of the amount of any debt or equity capital obtained for any Project and (xiii) audit, accounting and legal fees.

However, compensation paid by the Advisor to its officers will not be reimbursed by the Company but will be paid by the Advisor from amounts it receives as fees as described above.

Expenses incurred by the Advisor on behalf of the Company and payable pursuant to Section 9 of the Advisory Agreement shall be reimbursed no less than monthly to the Advisor. 'The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

See “Use of Proceeds” section.

Additional Fees
The Advisor may charge the Company additional fees not enumerated in the Advisory Agreement, provided, however, that such additional fees shall only be charged for services provided to the Company and shall be in such amount as are usual and customary for such services.

Liquidation Phase
Project Disposition Fees
The Advisor shall receive a Project Disposition Fee, in connection with the Sale of a single Project, up to one-half of the Competitive Real Estate Commission, but in any case not in excess of 3% of the Contract Purchase Price, less the amount of any sales or brokerage commission paid to any Affiliate of the Advisor in connection with such sale, exchange or other disposition ("Project Disposition Fee"). However, any amount paid to the Advisor when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the contracted for sales price.

Incentive Fees
Our Advisor will not receive any incentive fees but rather will participate in the gain from the Sale of Assets through its ownership of shares of our Class B Common Stock (see “Description of Securities – Class B Common Shares”).

Changes to Fee Structure

In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity, or shall negotiate in good faith the terms and conditions pursuant to which the Advisor shall merge with and into the Company as a subsidiary thereof (a "Merger"). A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor or the terms of any Merger, including the consideration payable to the Advisor or its members or equity holders.

Related Party Transactions and Conflicts of Interest
Overview

We have entered into an Advisory Agreement with New School Advisors, LLC, our Advisor, pursuant to which our Advisor will provide the day-to-day management of our operations. The Advisory Agreement requires our Advisor to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The Advisory Agreement has an initial one-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Advisor. Our Advisor is entitled to receive from us various fees including fees determined based on investment activity and our operating results.

Our chief executive officer is also an executive of New School Advisors, LLC. As a result, the Advisory Agreement between us and our Advisor was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Related Party Transactions and Conflicts of Interest” and “Risk Factors” There are various conflicts of interest in our relationship with our Advisor, which could result in decisions that are not in the best interests of our stockholders.

Our Advisory Agreement is intended to provide us with access to our Advisor’s pipeline of investment opportunities and its personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. However, our chief executive officer is also an executive of New School Advisors, LLC.

However, the Advisory Fees, Asset Management Fee, Acquisition Fees and Construction Management Fees payable by the Company to the Advisor are not performance based and may constitute a conflict of interest as the Advisor decides on the purchase price, extent of renovation or re-development, if any, and vendor selection when the Company purchases or improves its real estate properties.

New School Advisors, LLC may, from time to time, provide various advisory services or services similar to those it provides to the Company to its affiliates. No personnel or other costs incurred by our Advisor will be reimbursed by the Company unless those costs were directly related to the properties or business of the Company.

Related Party Transaction Policies

In order to avoid any actual or perceived conflicts of interest between our Advisor, any of their Affiliates or any investment vehicle sponsored or managed by New School Advisors or any of its Affiliates, which we refer to as the New School parties, and us, the approval of a majority of our Independent Directors will be required to approve (i) any purchase of our assets by any of the New School parties, and (ii) any purchase by us of any assets of any of the New School parties.

Indemnification and Limitation of Directors’ and Officers’ Liability

Texas law permits a Texas corporation to include in its charter a provision limiting a director’s liability for monetary damages to the corporation or its shareholders for an act or omission in the director’s capacity as a director, except that no limitation or elimination of liability is permitted to the extent the director is found liable for a breach of the duty of loyalty, an act or omission not in good faith that constitutes a breach of a duty to the corporation or that involves intentional misconduct or a knowing violation of the law, a transaction involving an improper personal benefit to the director, or an act or omission for which liability is expressly provided by an applicable statute.  Our charter contains such a provision that limits such liability to the maximum extent permitted by Texas law.

Texas law requires a corporation to indemnify a present or former director or officer, among others, against reasonable expenses actually incurred by such person in connection with any proceeding to which he or she may be made or threatened to be made a party by reason of his or her service in those or other capacities if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Texas law permits a corporation to indemnify a present or former director or officer, among others, against judgments and expenses that are reasonable and actually incurred in connection with a proceeding if it is determined that (1) such person acted in good faith and reasonably believed that his or her conduct was in the corporation’s best interests (in the case of actions in an official capacity) or that his or her conduct was not opposed to the corporation’s best interests (in the case of actions not in an official capacity) and, in the case of a criminal proceeding, such person did not have reasonable cause to believe the action was unlawful; (2) the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid.

In addition, Texas law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•
a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter obligates us to indemnify present and former directors and officers, among others, and advance expenses to such persons to the maximum extent permitted under Texas law.

Following completion of this offering, we may enter into indemnification agreements with our directors, officers, employees and agents that would provide for indemnification to the maximum extent permitted by Texas law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Notwithstanding anything to the contrary above, we shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (an "Indemnitee") for any liability or loss suffered by any of them and we shall not provide that an Indemnitee be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests; (ii) the Indemnitee was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director, and (iv) such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Shareholders.

Notwithstanding anything to the contrary above, except the immediately preceding paragraph, we shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless one (1) or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

Investment Objectives, Strategy and Policies

Investment Objectives

Our primary investment objectives are:

•	Preserve and protect capital;
•	Provide attractive and reasonably stable cash distributions;
•	Achieve increases in cash distributions over time through rental increases;
•	Achieve appreciation in value of the assets acquired.

Investment Strategy

Our Investment Strategy

We plan to implement our investment strategy as follows:

•
Purchase Well Located Properties — Buy primarily well-located residential and commercial real estate properties that are near (ideally, within walking distance of) educational centers located in the United States;

•
Low Leverage — Finance our portfolio opportunistically at a target leverage level of 40-60% loan-to-value (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering);

•	Diversified Portfolio — Assemble a geographically well-diversified portfolio that mixes residential and commercial properties to achieve a community-focused income stream;

•
Quality Portfolio — Assemble a multi-property portfolio comprised of quality properties, some of which may require renovation or re-development, in order to ultimately achieve an income stream that will enable reasonably consistent quarterly distributions to shareholders;

•	Maximize Total Returns — Maximize total returns to our shareholders through a combination of realized appreciation and current income.

•	Quarterly Distributions — Pay distributions quarterly;

•
Exit Strategy — The Company intends to reach its initial portfolio goal of 8,000 to 10,000 units within six to ten years, with a goal of achieving a stable and diverse portfolio that will be suitable either for sale, merger or continued growth;

•	Maximize Total Returns — Maximize total returns to our shareholders through a combination of realized appreciation and current income.

Our Target Assets

We expect to use substantially all the net proceeds of this offering to acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers, primarily college and university campuses. The Company’s primary focus shall be upon student housing properties and, secondarily, upon retail and commercial properties that serve or compliment the educational center community.

We believe a number of factors differentiate us from other REITs, including:

Campus Housing Community Portfolio — We will pursue an investment strategy focused on acquiring a diversified portfolio of existing student housing community assets. While the bulk of these assets will be residential, a fraction of the portfolio may serve retail, office or other uses that support and are complimentary to the student housing community.  We will be selective in investing capital in well-located assets that either are currently strong performers or that can be renovated and repositioned to provide strong returns.  Our aggregation strategy shall also be structured to target several campus areas that are located in geographically diverse areas, so that when the fund is fully invested, no single geographic concentration will comprise more than 20% of our portfolio.

Non-Institutional Asset Strategy — We will focus on helping our investors take advantage of the current opportunities in the non-institutional submarket of the student housing sector.  This sub-market is currently suffering from a lack of available financing which is holding down transaction volume and asset prices.  Additionally, smaller, non-institutional grade assets can be aggregated to provide management and ownership efficiency.

No Legacy Issues — Because we will begin with no inventory, and purchase properties at current values, and will not be burdened with legacy assets; we are better positioned to deliver shareholder value. Additionally, we are not asking our shareholders to invest in previously acquired real estate that is not performing as originally expected or overvalued in today’s environment. We will invest in an entirely new portfolio that meets our investment criteria.

Although we may invest in real estate other than student housing and related commercial properties, our experience is in residential and commercial real estate properties located near educational institutions, and we do not anticipate engaging in other investing activities except as described herein. In the event that we change the nature of our investments or setting and altering our real estate strategy, we do not anticipate obtaining the consent of our investors in advance and will report any changes in our investment strategy or objectives in our regular quarterly reports and filings. See “Reports to Stockholders.”

Our Financing Strategy

We will seek to obtain the most favorable terms for the financing on our properties through unaffiliated third party lenders consistent with our ‘low leverage’ strategy.

Investment Process and Leverage Policies

Investment Process

Through our Advisory Agreement with New School Advisors, LLC, we will have access to an acquisition team of experienced real estate professionals. This team is responsible for underwriting the market, developing a financial model to test sensitivities, structuring transactions and leading the due diligence process. The acquisition team will also develop market assumptions on rents, occupancies, lease-up, expenses, etc. They will receive technical support from external construction, legal, tax and finance teams. These in-house functions align our interests with our investors’ in all aspects of the process, preserving accountability to drive performance. Our Advisor’s acquisition team may meet from time to time to share their observations on the market activities and policy changes, review our investment strategy and discuss transactions of potential interest and updates on our pipeline.

Our investment process will include sourcing and screening of investment opportunities, assessing investment suitability, conducting interest rate and prepayment analysis, evaluating cash flow and collateral performance, reviewing legal structure and servicer and originator information and investment structuring, as appropriate, to seek an attractive return commensurate with the risk we are bearing. Upon identification of an investment opportunity, the investment will be screened and monitored by our Advisor to determine its impact on satisfying the requirements for REIT qualification and our exemption from registration under the 1940 Act. We will seek to make investments in sectors where our Advisor has strong core competencies and where we believe market risk and expected performance can be reasonably quantified.

Our Advisor evaluates each one of our investment opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable investments. In addition, we evaluate new opportunities based on their relative expected returns compared to comparable positions held in our portfolio. The terms of any leverage available to us for use in funding an investment purchase are also taken into consideration. Our Advisor also analyzes fundamental trends in the relevant target market areas to adjust/maintain its outlook for that particular target market area. Our Advisor conducts extensive diligence with respect to each potential investment.

Our Advisor has developed its investment process working within a sequential analysis framework evaluating (1) target campuses, (2) target neighborhoods and (3) target properties. This enables our investment activities to stay focused upon only those properties that are deemed desirable within suitable neighborhoods in proximity to campuses we view as attractive long term locations for investment.

Our sequential analysis framework begins with evaluation of target campuses. This includes an analysis and assessment of the demographics of the school, roads to and from the campus, availability and quality of nearby amenities and in general a qualitative and quantitative evaluation of whether it appears that the area around a particular campus is anticipated to have those characteristics associated generally with successful student housing properties.

After review and analysis of a particular target campus a review is then conducted of various neighborhoods in the vicinity of the campus. The goal of this level of review is to attempt to identify areas around the campus that have characteristics anticipated to lead to successful student housing properties.

After the campus and neighborhoods have been analyzed and approved the identification, evaluation and in-depth study of particular target properties is begun. Initially, properties will be identified based on location, physical condition, ease of access, proximity to amenities and so forth. As target properties are identified owners will be approached or available public information will be accessed to seek to gain greater insight into the specifics of the prospective operations and physical condition of each property. Ultimately, prior to any acquisition, each property receives a review of the aspects of the property identified by the Company and our Advisor as impacting the likelihood of a successful investment in the property.

Leverage Policies

Under our charter, the maximum amount of our total indebtedness shall not exceed 300% of our total Net Assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our Independent Directors and disclosed to stockholders in our next quarterly report following that borrowing along with justification for exceeding such limit.

At the date of acquisition of each asset, we anticipate that that the cost of investment for such asset will be substantially similar to its fair market value, which will help us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Strategy, Objectives and Policies — Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies.

Our objective will be to obtain fixed rate debt secured by our properties. We will generally avoid unsecured debt except in circumstances in which the Company has some short term cash needs or cash flow timing issues that such unsecured debt might provide liquidity for the Company. We will seek financing for our properties with the longest maturities possible in most cases. As our strategy is to achieve stable cash flow from our property investments, longer term fixed rate debt secured by the properties comprise the financing and leverage policy most consistent with our strategy. However, given the instability of mortgage markets in recent times , it is possible that we will be unable to obtain fixed rate financing with relatively long maturities , and, if those circumstances arise , we may use floating rate and/or shorter term debt to acquire properties we identify that we believe meet our acquisition criteria.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor or attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and shareholder approval of any golden parachute payments not previously approved.  We presently do not know whether we shall avail ourselves of any or all of these provisions or take advantage of any or all of these exemptions.  We do not know if some investors will find our common stock less attractive as a result of our use of any or all of these exemptions or if such use may result in a less active trading market for our common stock that could make our stock price more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Business

Our Company

New School Properties, Inc. is a newly organized Texas corporation, incorporated on October 27, 2010 that intends to elect and qualify as a REIT beginning with the taxable year ending December 31, 2013 . Our Sponsors are New School Advisors LLC and Thomas N. Herbelin.   The Company expects to use substantially all the net proceeds of this offering to acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers. The Company’s primary focus shall be upon student housing properties and, secondarily, upon retail and commercial properties that serve or compliment the educational center community. Our investment strategy is designed to take advantage of the available opportunities in the non-institutional market by aggregating, renovating and repositioning these assets.

The Company does not intend to purchase raw land or to directly develop new projects, but may purchase newly-developed projects from affiliated and non-affiliated developers.  The Company also expects to focus on equity ownership of real estate properties, but it may purchase other types of real estate interests, such as real estate debt instruments and real estate securities. The Company will only invest in real estate properties located within the United States.

We may own substantially all our real estate properties through subsidiaries of the Company.  We further expect that we will serve as the managing general partner or manager of these subsidiaries and may additionally be the sole member of these ownership subsidiaries.  Our ownership of properties through such subsidiaries is referred to as a DOWNREIT. We may also form an operating partnership that, in turn, may hold, the ownership interests in our real estate properties.  The ownership of properties through such an operating partnership is referred to as an UPREIT.  Both the DOWNREIT and the UPREIT structures may enable sellers of properties to transfer ownership interests in their properties to our REIT in exchange for ownership interests in that can be converted to shares in the Company, and defer potential gain recognition for U.S. federal income tax purposes with respect to these transfers of properties.

Because of the demands unique to student housing, we may provide certain services at our properties that are treated as “impermissible services” under the REIT tax rules if provided directly by the REIT.  Accordingly, we may form one or more wholly owned TRSs to provide those “impermissible” services in a manner that will not jeopardize our ability to qualify as a REIT for federal income tax purposes.  Any TRS we form will be subject to federal, state, and local income taxes.  See “Risk Factors—Complying with REIT requirements may cause us to forego otherwise attractive opportunities, liquidate otherwise attractive investments, or conduct activities through a TRS.”

Our executive offices are located at 5646 Milton Street, Suite 888, Dallas, Texas 75206.  Our telephone number is 214-234-0696, our fax number is 214-206-9376 and the e-mail address of our investor relations department is investor-relations@newschoolprop.com.

Market Opportunities

Student housing is broadly defined to include housing designed to accommodate students enrolled in either full-time or part-time post-secondary, public and private four-year colleges and universities, including those that offer advanced degrees. The student housing market generally does not seek to address the housing needs of students enrolled in two-year community colleges and technical colleges, as these institutions do not generate sufficient and consistent demand for student housing.

The student housing market is a specialized segment of the residential real estate market. The residential real estate market is comprised of single-family and multi-family products. The single-family market is primarily a for-sale market, although single-family dwellings can also be offered for rent, particularly as housing market conditions deteriorate and the ability to sell houses declines. The multi-family market can be divided into the for-sale market (i.e., condominiums) and the for-rent market (i.e., apartments), with the latter category generally considered as a crossover with commercial real estate, in that such properties are constructed as income-generating properties, similar to retail, office or industrial properties. Both single-family for-rent and multi-family apartments compete directly with student housing.

Overall, the student housing market has certain unique characteristics that distinguish it from other segments of the housing market. First, student housing is aimed only at those persons enrolled in educational institutions and not at the general population of renters. Second, the leasing cycle for student housing properties is defined by the academic calendar, which results in a finite leasing window and relatively low month-to-month turnover following the start of the academic year. Finally, student housing properties are designed to accommodate and appeal to the college lifestyle, which is significantly different from the lifestyle of a typical multi-family renter.

There are two major types of student housing properties: on-campus and off-campus. On-campus housing is generally owned and operated by educational institutions and is located on school property near or adjacent to classroom buildings and other campus facilities. Off-campus housing is generally owned and operated by private investors and is located in close proximity to campus (i.e., generally within a two-mile radius of the campus).

Purpose-built student housing refers to off-campus housing that is specifically designed and constructed as student housing with a view towards accommodating the unique characteristics of the student-tenant. While purpose-built student housing is classified as a multi-family housing product, it is significantly different from and more specialized than traditional multi-family housing products, which are offered to the broader pool of multi-family renters. Key features of purpose-built student housing that differentiate such properties from traditional multi-family apartments may include:

•	“By the bed” lease terms and rental rates (as opposed to “by the unit” apartment leases),
•	Bed/bath parity with private en suite baths,
•	Fully furnished units,
•	Bundled pricing, which typically includes utilities, cable and Internet,
•	Enhanced security features, including keyed bedroom locks and gated entrances,
•	Resort-style amenities (e.g., oversized pools, volleyball / basketball courts, clubhouses, etc.); and
•	Active residence life and student support programs

Competition

The current real estate equity and debt markets have created challenges and opportunities for purchasers of multi-family apartment projects generally and student housing projects in particular.  Both the multi-family and student housing sectors suffered through the difficulties that the broader real estate markets have experienced during the current economic downturn.  Property values, which reached their peak in the fourth quarter of 2007, declined precipitously in 2008 through early 2009, as commercial lending sources dried up and liquidity vanished from the marketplace.

Institutional investor equity fueled a rise in multi-family real estate values beginning in mid-2009 and continuing throughout 2010 to the present.  Rising occupancies and rents allowed this sector to perform exceptionally well compared to other investment grade real estate assets.  The student housing sub-market began to receive special attention from institutional investors in 2006 and 2007, with many analysts drawn to demographic trends showing student population growth, supply/demand imbalances indicating both a massive need for additional student housing beds and strong upside pressure on rents, and the stable and recession-proof tenant base provided by students with parental lease guarantees.

But while interest in student housing as a market sector increased and prices for institutional grade properties rose, non-institutional grade properties benefitted little.  Purchase financing remained hard to obtain for smaller transactions and, consequently, transaction volume has stayed low.  The dearth of financing has prevented many owners of smaller, non-institutional projects from accessing the capital they need to replace maturing debt, finance capital improvements or facilitate equity restructuring.  Our investment strategy is designed to take advantage of the available opportunities in the non-institutional market by aggregating, renovating and repositioning these assets. [Source: CB Richard Ellis, Inc., National Student Housing Group, MarketView, Year End 2010]

Policies with Respect to Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional Class A Common Shares or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

Operating and Regulatory Structure

REIT Qualification

In general a REIT is a company that:

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management;
•	allows individual investors to invest in a diversified real estate portfolio managed by a professional management team;
•	makes an election to be treated as a REIT for U.S. federal income tax purposes;
•	pays distributions to investors each year of at least 90% of its taxable income (excluding net capital gain) determined without regard to the deduction for dividends paid; and
•
generally avoids the “double taxation” treatment of income that results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income taxes and excise taxes on its net income distributed to stockholders, provided certain income tax requirements are satisfied.

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we currently distribute to our stockholders. Under the Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it annually distribute at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP) to its stockholders, determined without regard to the deduction for dividends paid and excluding any net capital gain. If we fail to qualify for taxation as a REIT in any year and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we will be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to some federal, state and local taxes on our income and property and to U.S. federal income taxes and excise taxes on our undistributed income.   Additionally, any TRS in which we own an interest will be subject to regular corporate federal, state and local taxes.  We anticipate that we will form one or more TRSs to provide certain non-customary services at our student housing properties.

1940 Act Exemption

We intend to conduct our operations so that the company and each of its subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

We intend to conduct our operations so that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company and each wholly owned and majority-owned subsidiary with this test. We expect that most, if not all, of the company’s wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and most, if not all, of its wholly owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, we believe that neither the company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company.

We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.

Qualification for exemption from the definition of “investment company” under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

Legal Proceedings

We are not currently a party to any legal disputes or proceedings.

Principal Shareholders

The following table provides, certain information, prior to and after this offering, regarding the number and percentage of shares of our Class A Common Shares beneficially owned by all persons known to us to be the beneficial owner our outstanding shares as of the date of this prospectus. As of the date of this prospectus, with respect to our Class A Common Shares we had six stockholders of record with 55,000 shares issued and with respect to our Class B Common Shares we had one stockholder of record with 20,500 shares outstanding. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by him.

	Common Shares Outstanding
	Prior to Offering		After Offering (1)
Beneficial Owner	No. of Shares Owned	% of Class	No. of Shares Owned	% of Class
Class A Common Shares
Thomas Herbelin	20,000	36.36%	20,000	0.050%
Roland Freeman	10,000	18.18%	10,000	0.025%
J. B. Morris	10,000	18.18%	10,000	0.025%
Warner Stone	10,000	18.18%	10,000	0.025%
Janelle MacDonald	2,500	4.55%	2,500	0.006%
Robert A. Forrester	2,500	4.55%	2,500	0.006%
Class B Common Shares
New School Advisors, LLC	20,500	100%	20,500	100%

(1) Assumes Maximum Offering is sold

Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

As of the date of this prospectus, we have not yet commenced active operations. Subscription proceeds will be released to us after the minimum offering is achieved and will be applied to investment in properties and the payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this prospectus. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of distributions.

Further, we have not entered into any arrangements creating a reasonable probability that we will acquire a specific property or other asset. The number of properties and other assets that we will acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for distributions, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.

We intend to make an election to be taxed as a REIT under the Code . In order to qualify as a REIT, we must annually distribute to our shareholders each calendar year at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax on income that we currently distribute to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially adversely affect our net income and results of operations.

Because of the demands unique to student housing, we may provide certain services at our properties that are treated as “impermissible services” under the REIT tax rules if provided directly by the REIT.  Accordingly, we may form one or more wholly owned TRSs to provide those “impermissible” services in a manner that will not jeopardize our ability to qualify as a REIT for federal income tax purposes.  Any TRS we form will be subject to federal, state, and local income taxes.  See “Risk Factors—Complying with REIT requirements may cause us to forego otherwise attractive opportunities, liquidate otherwise attractive investments, or conduct activities through a TRS.”

We anticipate that we will form one or more TRSs to provide certain non-customary services at our student housing properties. Any TRS in which we own an interest will be subject to regular corporate federal, state and local taxes.

Results of Operations

Currently, we have not commenced business operations. Because we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the multifamily housing industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to 4,000,000 shares of our Class A Common Shares, $0.001 par value per share, at $10 per share.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our shareholders. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of interest in partnerships created for that purpose.

We expect to use debt financing as a source of capital.  At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will help us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives, Strategy, and Policies” in this prospectus for a more detailed discussion of our borrowing policies.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. We do not intend to fund such distributions from offering proceeds. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

Distributions

We have not paid any distributions as of the date of this prospectus. We plan to pay our first distribution in respect of the period from the earlier of (i) the conclusion of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets or (ii) the first calendar quarter after the calendar month in which we make our first real estate investment. We intend to fund such distributions from cash flow from operations, however, if we are unable to do so, we will look to other sources as described above in “— Liquidity and Capital Resources.” Our board of directors will determine the amount of the distributions to our shareholders. The board’s determination will be based on a number of factors, including funds available from operations, our capital expenditure needs, requirements of Texas law and the annual distribution requirements necessary to satisfy the requirements  of REIT qualification under the Code. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for U.S. federal income tax purposes, we must annually distribute at least 90% of its REIT taxable income (which does not equal net income as calculated in accordance with GAAP) to our shareholders, determined without regard to the deduction for dividends paid and excluding any net capital gain. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; and (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources. During the early stages of our operations, we may declare distributions in excess of FFO (as defined below).

Distributions in kind will not be permitted, except for:

•	distributions of readily marketable securities or our own securities;
•	distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or
•
distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each shareholder of the risks associated with direct ownership of the property, offers each shareholder the election of receiving in-kind property distributions, and distributes in-kind property only to those shareholders who accept the directors’ offer.

Critical Accounting Policies

Long-lived assets are reviewed for impairment in accordance ASC 360 Property, Plant Equipment – Impairment or Disposal of Long Lived Assets (“ASC 360”). Under ASC 360, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 and 825 establishes a fair value hierarchy based on the level of independent objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input this is significant to the fair value measurement.  ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets of liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the assets or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement for the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.  We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Any election that we may make under the JOBS Act may make our financial statements not be comparable to companies that do not or cannot avail themselves of the exemptions provided by the JOBS Act.

Market Risk

The real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies, the deteriorating market values of CMBS, the increasing levels of default by owners of mortgaged residential properties backing the CMBS, increasing levels of tenant default due to current economic conditions and valuation weakness in the underlying properties generally. The volatility in the credit markets has resulted in a decrease in the availability of debt financing. When debt financing is available, lenders are demanding larger premiums. The continued decrease in the availability of debt financing and/or the continued increase in the cost of borrowing may reduce future cash flows available for distribution.

Prior Performance Summary

New School Advisors, LLC is a newly formed entity with no prior performance history.  Thomas Herbelin, the Manager of New School Advisors, LLC, has been involved in two prior private offerings with investment objectives similar to those of the Company.  However, neither of these private offerings was sold through FINRA Broker Dealers and both were sold to a small group of accredited investors. Both of these prior offerings were formed for the purpose of developing student housing properties near the campus of Texas A&M University in College Station, Texas.

Belfort Development, LLC was formed for the purpose of serving as the developer of these two properties and as such it does not own any real property nor has it accepted any investment proceeds from investors. Stoneleigh Capital, LLC (“Stoneleigh”) was formed to evaluate the possibility of undertaking securities offerings to fund various proposed commercial real estate development projects.  Stoneleigh concluded that market conditions were unfavorable for such offerings and projects so the effort was abandoned. Stoneleigh did not attempt to form any investment programs nor did it accept any capital from investors. The control parties of Stoneleigh bore all costs associated with the evaluation effort. Accordingly, neither of these entities should be considered as investment programs for the purpose of Prior Performance disclosure. Mr. Herbelin has not been affiliated with the sponsor of any real estate investment offerings with investment objectives different than the Company in the previous ten years.

The two offerings, CS Second Street Apartments, LLC and CS Second Street Apartments II, LLC, were formed to purchase land, demolish the existing structures, construct new student housing upon the properties, then own and manage the completed projects.  Neither of the properties has been sold.

For CS Second Street Apartments, LLC, the first project, $1,025,000 was raised from 15 accredited investors beginning in February of 2008. The project is known as 404 Second Street Apartments. It is a 40 unit residential building. Redevelopment of this project has been completed. It was completed in 2009. Proceeds invested in the project net of sponsor fees were $818,864. CS Second Street Apartments, LLC has experienced negative cash flows since inception and has not paid any distributions to its investors to date.

For CS Second Street Apartments II, LLC, the second project, $1,044,000 has been raised to-date since the offering began in July of 2009 from 13 accredited investors, 8 of which were also investors in the first project.  The land for the second project has been purchased, but no construction financing has been obtained as of the current date and construction work has not yet begun.  The project is known as 401 Second Street Apartments and it is intended to be a 46 unit residential building. This project has moved more slowly than originally anticipated due to the adverse lending market that has existed during the past several years. Proceeds invested in the project net of sponsor fees were $922,196.

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior investment programs sponsored by New School Advisors, LLC, our sponsor. Thomas Herbelin, the Manager of New School Advisors, LLC, has been involved in two prior private offerings with investment objectives similar to those of the Company. However, neither of these private offerings was sold through FINRA Broker Dealers and both were sold to a small group of accredited investors. In addition, neither of the offering documents for these private programs stated a date or time period by which it may be liquidated and, as of the date of this Prospectus, neither of these private programs has liquidated.

See Appendix A for additional information including Prior Performance tables containing specific information about each of the two properties.

Description of Securities

We are a Texas corporation. Your rights as a shareholder are governed by the Texas Business Organizations Code, our charter and our bylaws.  The following summary of terms, rights and preferences of our shares is not complete.  You should read our charter and bylaws for more complete information.

Authorized Shares

Our charter provides that we may issue up to 40,200,000 shares, consisting of 20,000,000 Class A Common Shares, par value $0.001 per share, 200,000 Class B Common Shares, par value $0.001 per share, and 20,000,000 preferred shares, par value $0.001 per share.  As of the date of this prospectus, 52,500 Class A Common Shares were authorized for issuance and subscribed, held by six individuals, 20,500 Class B Common Shares were authorized for issuance and subscribed, held by New School Advisors, LLC and no preferred shares were issued and outstanding.  The Company has engaged First American Stock Transfer, Inc. as its transfer agent and registrar of our Class A Common Shares, Class B Common Shares and preferred shares.

Our charter also contains a provision permitting our board of directors to issue classified or reclassified shares of any class or series, provided that the board of directors by resolution (a) designates the class or series to distinguish it from all other classes and series of shares; (b) specifies the number of shares to be included in the class or series; (c) sets or changes, subject to certain limitations and the express terms of any class or series of shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series of shares; and (d) causes us to file a Certificate of Designation with the Texas Secretary of State.  Our charter requires us to ensure that the voting rights per share (other than any publicly held share) sold in any private offering will not exceed the voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held share. We believe that the power to issue classified or reclassified shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Class A Common Shares

Subject to the terms of our charter regarding the restrictions on ownership and transfer of shares, each Class A Common Share has the same voting, dividend, distribution, liquidation and other rights as each other Class A Common Share.

Voting Rights

Each outstanding Class A Common Share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of shareholders, including the election of directors.  The right to vote is subject to the provisions of our charter regarding the restriction on the transfer of shares, which we describe under "Restrictions on Ownership and Transfer" below.  There is no cumulative voting in the election of directors.

According to the terms of our charter and bylaws and Texas law, all matters submitted to the shareholders for approval generally are approved by the affirmative vote of the holders of the majority of the shares entitled to vote on such matter at a meeting of shareholders duly called and at which a quorum is present.

Dividends

Subject to any express preference of a series of preferred shares, in any calendar year, the holders of outstanding Class A Common Shares shall be entitled to receive on a pro-rata basis, one hundred percent (100%) of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor, until such time as the holder of each Class A Common Share has received a return of 6%, calculated like interest annually, on the paid-in capital for such Class A Common Share.  Thereafter, the holders of outstanding Class A Common Shares shall be entitled to receive on a pro-rata basis, eighty-five percent (85%) of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor.  Regardless of the amount actually paid for each Class A Common Share, the paid-in capital for each Class A Common Share will be deemed for the purposes of this calculation to be the total amount paid to the Company by all holders of Class A Common Shares in connection with such Class A Common Shares divided by the total number of Class A Common Shares.  We may pay dividends in either cash, property or in Class A Common Shares.  In the event that we issue preferred shares, payment and declaration of dividends on our Class A Common Shares and purchases of shares thereof by us may be subject to certain restrictions if we fail to pay dividends on our preferred shares.

Distributions and Liquidation Rights

Subject to any express preference of a series of preferred shares, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to Stockholders shall be determined in accordance with applicable law and the holder of each Class A Common Share shall receive on a pro-rata basis, the paid-in capital for each Class A Common Share.  Next, the holder of each Class B Common Share shall receive on a pro-rata basis, the paid-in capital for each Class B Common Share.  Thereafter, the remaining amount available for distribution shall be distributed as described above.  Regardless of the amount actually paid for each Class A Common Share, the paid-in capital for each Class A Common Share will be deemed for the purposes of this calculation to be the total amount paid to the Company by all holders of Class A Common Shares in connection with such Class A Common Shares divided by the total number of Class A Common Shares.

No Preemptive Rights

No holders of our Class A Common Shares have preemptive or other rights to purchase or subscribe for any other shares.

REIT Restrictions on Ownership and Transfer

Our Class A Common Shares are subject to certain restrictions upon ownership and transfer which were adopted for the purpose of enabling us to satisfy the requirements for REIT qualification.   For a description of such restrictions, see "Description of Securities - Restrictions on Ownership and Transfer".

Class B Common Shares

Subject to the terms of our charter regarding the restrictions on ownership and transfer of shares, each Class B Common Share has the same voting, dividend, distribution, liquidation and other rights as each other Class B Common Share.

Voting Rights

Except as may be required by applicable law, the holders of Class B Common Shares do not have the right to vote on any matters.

Dividends

Subject to any express preference of a series of Class A Common Shares and preferred shares and specifically after the holders of Class A Common Shares have received 6% return (as described above), in any calendar year, the holders of outstanding Class B Common Shares shall be entitled to receive on a pro-rata basis, fifteen percent (15%) of any dividends, when and as declared by the board of directors, out of any assets at the time legally available therefor.

Distributions and Liquidation Rights

Subject to any express preference of a series of Class A Common Shares or preferred shares and specifically after the holders of Class A Common Shares have received their paid-in capital (as described above), in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to shareholders shall be determined in accordance with applicable law and each holder of an outstanding Class B Common Share shall receive on a pro-rata basis, the paid-in capital of such Class B Common Share.  Thereafter, the remaining amount available for distribution shall be distributed as described above.  Regardless of the amount actually paid for each Class B Common Share, the paid-in capital for each Class B Common Share will be deemed for the purposes of this calculation to be the total amount paid to the Company by all holders of Class B Common Shares in connection with such Class B Common Shares divided by the total number of Class B Common Shares.

No Preemptive Rights

No holders of our Class B Common Shares have preemptive or other rights to purchase or subscribe for any other shares.

REIT Restrictions on Ownership and Transfer

Our Class B Common Shares are subject to certain restrictions upon ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT.  For a description of such restrictions, see "Description of Securities - Restrictions on Ownership and Transfer.”

Preferred Shares

Our charter authorizes our board of directors to issue up to 20,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designations, voting powers, preferences, relative rights, qualifications, limitations and restrictions thereof.  No shareholder approval is required for the issuance of preferred shares.

The terms of any preferred shares we issue will be set forth in resolutions adopted by our board of directors.  We will file such resolutions as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.  The description of preferred shares in any prospectus supplement will not describe all of the terms of the preferred shares in detail.  You should read the applicable resolutions for a complete description of all of the terms.

Meetings and Special Voting Requirements

Subject to our charter restrictions on ownership and transfer of our shares and the terms of each class or series of shares, each holder of Class A Common Shares is entitled at each meeting of shareholders to one vote per share owned by such shareholder on all matters submitted to a vote of shareholders, including the election of directors.  There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

An annual meeting of our shareholders will be held each year, upon reasonable notice on a date that is within a reasonable period of time following the distribution of our annual report to shareholders, at least 30 days after delivery of our annual report to our shareholders. The directors, including the independent directors, shall take reasonable steps to ensure that such notice is provided. Special meetings of shareholders may be called only upon the request of our president, a majority of our directors, a majority of the independent directors, or upon the written request of shareholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. Upon receipt of a written request from such shareholders stating the purpose of the special meeting, our secretary will provide all of our shareholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 or more than 60 days after delivery of the notice of meeting. The presence of shareholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.

Our shareholders are entitled to receive a copy of our shareholder list upon request. The list provided by us will include each shareholder’s name, address and telephone number, and the number of shares owned by each shareholder and will be sent within ten days of the receipt by us of the request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Shareholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting shareholder represent to us that the list and records will not be used to pursue commercial interests.

If we are ultimately unable to obtain authorization for our Class A Common Shares to trade on either a national securities exchange or in the over the counter market, we may seek shareholder approval of the liquidation of the corporation.  If we sought and failed to obtain shareholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for Class A Common Shares and you may be required to hold the shares indefinitely. If we sought and obtained shareholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Code, we must meet the following criteria regarding our shareholders’ ownership of our shares:

•
five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year, other than our first REIT taxable year; and

•
100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year, other than our first REIT taxable year.

See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, our charter provides (subject to certain exceptions) that during any period in which the Company seeks to qualify as a REIT no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT and has waived this ownership limit with respect to the Class B Common Shares held by New School Advisors, LLC and its Affiliates. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter prohibits the transfer or ownership of our stock if such transfer or ownership would:

•	result in any person owning, directly or indirectly, shares of our stock in excess of the foregoing ownership limitations;
•	with respect to transfers only, result in our stock being owned by fewer than 100 persons, determined without reference to any rules of attribution;
•	result in our being “closely held” within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);
•
result in our owning, directly or indirectly, sufficient ownership interests in any tenant or subtenant that would result in income that would cause us to fail the gross income requirements of Code Section 856(c); or

•	otherwise result in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Code Section 856(h), (iii) our owning (directly or indirectly) excessive ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.”  Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary.  Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, exercise such right. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which has been paid to the intended transferee and is owed by the intended transferee to the trustee. We will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

Distribution Policy and Distributions

When we have sufficient cash flow available to pay distributions, we intend to pay regular distributions to our shareholders.  As of the date of this prospectus, we have no real estate investments.  We currently own no properties and have not identified any properties to acquire.  We will not make any real estate investments until we identify investment opportunities and raise sufficient capital pursuant to this offering to do so.  We cannot predict when we will begin to generate sufficient cash flow from these investments to pay distributions as a result of such investments. However, we plan to pay our first distribution in respect of the period from the earlier of (i) the conclusion of this offering through the end of the next quarter, which may be prior to the time that we have fully invested the net proceeds from this offering in investments in our target assets or (ii) the first calendar quarter after the calendar month in which we make our first real estate investment.

Distributions will be paid to our shareholders when and if authorized by our board of directors and declared by us out of legally available funds as of the daily record dates selected by our board of directors. We expect to declare and pay distributions on a regular basis beginning no later than the first calendar month after the calendar month in which we make our initial real estate investment unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so .    Distributions will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Code.  We intend to make distributions sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so.  Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; and (d) the amount and percentage of the distributions paid from operations, offering proceeds and other sources. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;
•	our operating and interest expenses;
•	the ability of tenants to meet their obligations under the leases associated with our properties;
•	the amount of distributions or dividends received by us from our indirect real estate investments;
•	our ability to keep our properties occupied;
•	our ability to maintain or increase rental rates when renewing or replacing current leases;
•	capital expenditures and reserves for such expenditures;
•	the issuance of additional shares; and
•	financings and refinancings.

We must annually distribute at least 90% of our REIT taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) to our shareholders, determined without regard to the deduction for dividends paid and excluding any net capital gain, in order to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations — General” section of this prospectus.  Our directors may authorize distributions in excess of this percentage as they deem appropriate.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things  or make taxable distributions of our securities, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital.

Shareholder Liability

Under Texas law, you will not be personally liable for any obligation of ours solely because you are a shareholder.  Under our charter, our shareholders are not personally liable for our debts or obligations and will not be subject to any personal liability in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

Notwithstanding these limitations, common law theories intended to overcome these limitations may be used to impose liability on shareholders in certain instances.  Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction (1) does not recognize the limitations of liability afforded by contract, Texas law or our charter, and (2) does not provide similar limitations of liability applicable to corporations, a third party could attempt, under limited circumstances, to assert a claim against our shareholders based upon our obligations.

All shares issued to stockholders shall be nonassessable.

Dilution

Prior to holders of Class A Common Shares receiving distributions equal to 6% annualized as described above, holders of Class A Common Shares will receive all distributions and, in the event of a liquidation, be entitled to receive all amounts distributed. After achieving distributions equal to 6% on an annualized basis the holders of Class A Common Shares will receive 85% of all distributions and a similar amount in liquidation with holders of Class B Common Shares receiving 15%. The above annualized percentages will be calculated using the total paid in capital by the Class A shareholders when computing their preference returns and the total paid in capital of the Class B shareholders when computing their preference returns.

Holders of Class B Common Shares have contributed $205,000 in cash to the Company in consideration of the issuance of such shares.   The Company has no plans to offer Class B Common Shares to the Public.

Restrictions on Roll-up Transactions

See discussion below in “Summary of Our Organizational Documents — Restrictions on Certain Conversion Transactions and Roll-Ups.”

Summary of Our Organizational Documents

Each shareholder is bound by and deemed to have agreed to the terms of our organizational documents by virtue of the election to become a shareholder. Our organizational documents consist of our charter and bylaws. The following is a summary of material provisions of our organizational documents and does not purport to be complete. Our organizational documents are filed as exhibits to our registration statement of which this prospectus is part. See the section entitled “Where You Can Find Additional Information” in this prospectus.

Our Certificate of Formation was filed with and accepted by the Texas Secretary of State on October 27, 2010. On April 8, 2011 we filed our Amended and Restated Certificate of Formation. On April 20, 2011, we filed our Second Amended and Restated Certificate of Formation. On October 31, 2011 we filed our Third Amended Certificate of Formation which was ratified by our Independent Directors prior to the filing. On March 6, 2012 we filed our Fourth Amended Certificate of Formation which was ratified by our Independent Directors prior to the filing. The bylaws, in their present form, became operative when our board of directors approved them as of April 20, 2011. Neither our charter nor bylaws has an expiration date, and therefore, both documents remain effective in their current form throughout our existence, unless they are amended.

Charter and Bylaw Provisions

The rights of shareholders and related matters are governed by our organizational documents and Texas law. Certain provisions of these documents or of relevant law, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Class A Common Shares. See generally “Risk Factors — Risks Related to Our Organization and Structure.”

Shareholders’ Meetings and Voting Rights

Our charter requires us to hold an annual meeting of shareholders not less than thirty days after delivering our annual report to shareholders. The purpose of each annual meeting will be to elect directors and to transact any other business. The president, a majority of the directors or a majority of the independent directors also may call a special meeting of the shareholders. The secretary must call a special meeting when shareholders entitled to cast not less than 10% of all votes entitled to be cast at the meeting make a written request. The written request must state the purpose(s) of the meeting and the matters to be acted upon. The meeting will be held on a date not less than fifteen nor more than sixty days after the notice is sent, at the time and place specified in the notice.

Except as provided above, we will give notice of any annual or special meeting of shareholders not less than ten nor more than ninety days before the meeting. The notice must state the purpose of the meeting. At any meeting of the shareholders, each shareholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of shareholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of shareholders at which a quorum is present, will be sufficient to elect directors and a majority of votes cast will be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required by law or our charter.

 Board of Directors

Under our organizational documents, from and after the commencement of the initial public offering, we must have at least three but not more than ten directors. A majority of these directors must be Independent Directors. A director may resign at any time and may be removed with or without cause by the affirmative vote of shareholders entitled to cast not less than a majority of the votes entitled to be cast generally in the election of directors. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled only by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our charter and bylaws require our committees to be comprised of a majority of independent directors.

Persons who serve as directors must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter provides that at least one of our Independent Directors must have three years of relevant real estate experience.

Texas law provides that any action required or permitted to be taken at a meeting of the board also may be taken without a meeting by written consent of all directors.

The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is generally necessary for us to do any of the following:

•	amend our charter;
•	sell all or substantially all of our assets other than in the ordinary course of business;
•	engage in mergers or consolidations; or
•	liquidate and dissolve.

Under our charter, our directors, our Advisor and any Affiliates thereof are generally prohibited from voting any shares they own on any proposal brought to shareholders seeking to remove our Advisor, the directors or any Affiliates thereof or to vote on any transaction between us and any of them. For these purposes, shares owned by our Advisor, the directors or any Affiliates thereof will not be included in the denominator to determine the number of votes needed to approve the matter.

A majority of the Directors or a majority of a duly authorized committee of the Board shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset.  If a majority of the Independent Directors on the Board or such duly authorized committee determines, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

Inspection of Books and Records; Shareholder Lists

Any shareholder or his or her designated representative will be permitted, at all reasonable times, to inspect and obtain copies of our records to which he or she is entitled under applicable law, subject to the limits contained in our charter. Specifically, the request cannot be made to secure a copy of our shareholder list or other information for the purpose of selling the list or using the list or other information for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of our company. We may require the shareholder requesting the shareholder list to represent that the shareholder list is not requested for a commercial purpose unrelated to the shareholder’s interest in us.

For example, a shareholder may, subject to the limits described above, in person or by agent during normal business hours, inspect and obtain copies of our books of account and our stock ledger. Any shareholder also may present to any officer or its resident agent a written request for a statement of our affairs or our shareholder list, an alphabetical list of names and addresses and telephone numbers of our shareholders along with the number of shares of stock held by each of them. Our shareholder list will be maintained and updated at least quarterly as part of our corporate documents and records and will be printed on white paper in a readily readable type size. A copy of the shareholder list will be mailed to the shareholder within ten days of the request.

We may impose, and require the shareholder to pay, a reasonable charge for expenses incurred in reproducing any of our corporate documents and records. If our Advisor or our directors neglect or refuse to produce or mail a copy of the shareholder list requested by a shareholder, then in accordance with applicable law and our charter, our Advisor and our directors will be liable to the shareholder for the costs, including reasonable attorneys’ fees, incurred by the shareholder in compelling production of the list and actual damages suffered by the shareholder because of the refusal or neglect. The remedies provided to shareholders requesting copies of the shareholder list are in addition to, and will not in any way limit, other remedies available to shareholders under federal law, or the laws of any state. As noted above, if the shareholder’s actual purpose is to sell the list or use it for a commercial purpose, we may refuse to supply the list.

Our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours.

Amendment of the Organizational Documents

Except for those amendments permitted to be made without shareholder approval, our charter may be amended, after approval by our board, by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Our bylaws may be amended in any manner not inconsistent with the charter by a majority vote of our directors present at the board meeting.

Dissolution or Termination of the Company

As a Texas corporation, we may be dissolved at any time after a determination by a majority of the entire board that dissolution is advisable and the approval of shareholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Our board will determine when, and if, to:

•	have Class A Common Shares listed for trading on a national securities exchange, subject to satisfying existing listing requirements; and
•	commence subsequent offerings of securities after completing this offering.

Our board anticipates undertaking causing the Class A Common Shares to either become listed on a National Exchange or authorized to trade in the over the counter market upon completion of this offering. If listing the Class A Common Shares is not feasible, our board may decide to:

•	sell our assets individually including seeking shareholder approval if the action would constitute the sale of all or substantially all of our assets;
•	continue our business and evaluate a listing of Class A Common Shares at a future date; or
•	adopt a plan of liquidation.

Advance Notice of Director Nominations and New Business

Proposals to elect directors or conduct other business at an annual or special meeting must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting without being specifically designated in the notice of meeting. However, with respect to special meetings of shareholders, only the business specified in the notice of the special meeting may be brought at that meeting.

Restrictions on Certain Conversion Transactions and Roll-Ups

Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation, either directly or indirectly, of us and the issuance of securities in a surviving entity, a Roll-Up Entity, must be approved by the holders of a majority of our then-outstanding Class A Common Shares.

A Roll-up transaction does not include: (1) a transaction involving our securities that have been listed on a national securities exchange for at least twelve months; or (2) a transaction involving our conversion to corporate, trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

•	shareholders’ voting rights;
•	our term and existence;
•	sponsor or Advisor compensation; or
•	our investment objectives.

In the event of a proposed Roll-up, an appraisal of all our assets must be obtained from a person with no material current or prior business or personal relationship with our Advisor or our directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold or own. The appraisal must be included in a prospectus used to offer the securities of the Roll-Up Entity and must be filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering of the Roll-up Entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets must be appraised in a consistent manner and the appraisal must:

•	be based on an evaluation of all relevant information;
•	indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up transaction; and
•	assume an orderly liquidation of the assets over a twelve-month period.

The engagement agreement with the appraiser must clearly state that the engagement is for our benefit and the benefit of our shareholders. A summary of the independent appraisal, indicating all material assumptions underlying it, must be included in a report to the shareholders in the event of a proposed Roll-up.
We may not participate in any proposed Roll-up that would:

•	result in the shareholders having less comprehensive voting rights than are provided in our charter;
•	result in the Class A Common Shareholders having access to records that are more limited than those provided for in our charter;
•
include provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up entity, except to the minimum extent necessary to preserve the tax status of the Roll-up entity;

•	limit the ability of an investor to exercise its voting rights in the Roll-up entity on the basis of the number of the shares held by that investor; or
•	place any of the costs of the transaction on us if the Roll-up is rejected by our shareholders.

However, with the prior approval of shareholders entitled to cast a majority of all votes entitled to be cast on the matter, we may participate in a proposed Roll-up if the shareholders would have rights and be subject to restrictions comparable to those contained in our charter.

Shareholders who vote “no” on the proposed Roll-up must have the choice of:

•	accepting the securities of the Roll-up entity offered; or
•
either remaining as our shareholder and preserving their interests on the same terms and conditions as previously existed or receiving cash in an amount equal to their pro rata share of the appraised value of our Net Assets

These provisions, as well as others contained in our charter, bylaws and relevant law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Class A Common Shares. See generally “Risk Factors — Risks Related to Our Organization and Structure.”

Limitation on Total Operating Expenses

In any fiscal year, our annual Total Operating Expenses may not exceed the greater of 2% of our Average Invested Assets or 25% of our Net Income for that year. For these purposes, items such as Organization and Offering Expenses, property expenses, interest payments, taxes, non-cash expenditures, any incentive fees, Acquisition Fees and Acquisition Expenses payable to our Advisor are excluded from the definition of Total Operating Expenses. Our Independent Directors will have a fiduciary responsibility to ensure that we do not exceed these limits. Our Independent Directors may, however, permit us to exceed these limits if they determine that doing so is justified because of unusual and non-recurring expenses, including, but not limited to, the occurrence of natural disasters, hurricanes, floods, tornadoes, special tax assessments or acts of terrorism. Any finding by our Independent Directors and the reasons supporting it must be recorded in the minutes of meetings of our directors. If at the end of any fiscal quarter, our total operating expenses for the twelve months then ended exceed these limits, we will disclose this in writing to the Stockholders within sixty days of the end of the fiscal quarter and explain the justification for exceeding the limit. If our Independent Directors do not believe that exceeding the limit was justified, our Advisor must reimburse us the amount by which the aggregate expenses exceed the limit.

Transactions With Affiliates

Our charter also restricts certain transactions between us and Sponsor, and its Affiliates including our Advisor and our directors as follows:

•
Sales and Leases.  We may not purchase real estate assets from any of these parties unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us and the price for the real estate assets is no greater to us than the cost paid by these parties for the real estate assets, unless substantial justification for the excess exists and the excess is reasonable. In no event may the cost of any real estate asset exceed its value as appraised by an independent third party appraisal professional at the time we acquire the real estate asset. We also may not sell assets to, or lease assets from any of these parties unless the sale or lease is approved by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable to us and the sale or lease price of the real estate asset is not less than its value as appraised by an independent third party appraisal professional at the time we sell or lease the real estate asset.

•
Loans.  We may not make loans to any of these parties except as provided under “Restrictions on Investments” below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from any of these parties, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. The Independent Directors will assess such factors as Loan to Value Ratio, Interest Rate, Term and provisions of the loan documents to assess whether a proposed loan to an affiliated party is ‘commercially reasonable.’ These factors will be compared to practices and standards typical in the real estate lending industry for loans of similar size and character with the expectation that no such loans will be made unless the factors described above are consistent with loan pricing and terms generally available from unaffiliated real estate lenders.

•
Investments.  We may not invest in joint ventures with any of these parties as a partner, unless a majority of our board of directors, including a majority of our Independent Directors, not otherwise interested in the transaction approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. We also may not invest in equity securities not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our board of directors, including a majority of our Independent Directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable.

•
Other Transactions.  All other transactions between us and any of these parties require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Restrictions on Borrowing

Our board will review, at least quarterly, the aggregate amount of our borrowings, both secured and unsecured, to ensure that the borrowings are reasonable in relation to our Net Assets. In general, the aggregate borrowings secured by all our assets will not exceed 300% of our total Net Assets as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our Independent Directors and disclosed to shareholders in our next quarterly report following such borrowing, along with justification for exceeding such limit. See the section entitled “Risk Factors — Risks Related to This Offering and Our Corporate Structure” in this prospectus for additional discussion regarding our borrowings.

Restrictions on Investments

The investment policies set forth below have been approved by a majority of our Independent Directors. Until such time as (a) our shares of Class A Common Shares are listed, and (b) our charter is amended, which requires approval of our shareholders, or we revise our investment policies, as applicable, we will not:

•
borrow in excess of 300% of our total Net Assets as of the date of any borrowing; however, we may exceed the limit if approved by a majority of our Independent Directors and disclosed to shareholders in our next quarterly report following such borrowing along with justification for exceeding such limit;

•	acquire undeveloped land, develop new real estate, or substantially re-develop existing real estate with an aggregate value in excess of 10% of our the value of our total assets;
•
make mortgage loans in transactions with our sponsor, Advisor, directors or their respective Affiliates unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•
make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by our board of directors, including a majority of our Independent Directors, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•
make an investment in a property or mortgage loan if the related Acquisition Fees and Acquisition Expenses are unreasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that the investment may be made if a majority of our Independent Directors determines that the transaction is commercially competitive, fair and reasonable to us;

•
invest in equity securities (including any preferred securities) not traded on a national securities exchange or included for quotation on an inter-dealer quotation system unless a majority of our Independent Directors approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;
•	issue redeemable equity securities, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests;
•	invest in indebtedness secured by a mortgage on real property which is subordinate to liens or other indebtedness of our Advisor, any director or any of our Affiliates;
•
issue options or warrants to purchase shares to our Advisor, our directors or any of their Affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options;

•
make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Our independent directors will review our investment policies at least annually to determine whether these policies are in the best interests of our shareholders. The board may make material changes to our investment policies only by amending our charter. Any amendment to our charter requires the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

Material U.S. Federal Income Tax Considerations

This section summarizes the material U.S. federal income tax considerations that you, as a shareholder, may consider relevant in connection with the purchase , ownership and disposition of our Class A Common Shares. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies ;
•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders ” below);
•	U.S. expatriates;
•	persons who mark-to-market our Class A Common Shares;
•	subchapter S corporations;
•	U.S. stockholders ( as defined below ) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our Class A Common Shares through the exercise of employee stock options or otherwise as compensation;
•	persons holding our Class A Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our Class A Common Shares through a partnership or similar pass-through entity.

This summary assumes that stockholders hold Class A Common Shares as capital assets for U.S. federal income tax purposes , which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice.  The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions.  The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling.  In each case, these sources are relied upon as they exist on the date of this discussion.  Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based.  Any such change could apply retroactively.  We have not received any rulings from the IRS concerning our qualification as a REIT.  Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR CLASS A COMMON SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT.  SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

We intend to elect and qualify to be taxed as a REIT under the federal income tax laws commencing with our taxable year ending December 31,  2013.  We believe that , commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT .  This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders.  These laws are highly technical and complex.

In connection with this offering, we expect to receive an opinion from Hunton & Williams LLP that commencing with our taxable year ending December 31, 2013, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2013 and subsequent taxable years.  Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets, the conduct of our business and the value of our Class A Common Shares, is not binding upon the IRS, or any court and speaks as of the date issued.  In addition, Hunton & Williams LLP’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively.  Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws.  Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our   earnings that we   distribute.  Hunton & Williams LLP will not review our compliance with those tests on a continuing basis.  Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.  Hunton & Williams LLP’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification.  For a discussion of the tax consequences of our failure to qualify as a REIT, see “— Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders.  The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation.  However , we will be subject to U.S. federal tax in the following circumstances:

•
We will pay U.S. federal income tax on any taxable income, including undistributed net capital gain that we do not distribute to stockholders during, or  within a specified time period after, the calendar year in which the income is earned .

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.
•
We will pay income tax at the highest corporate rate on net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and other non-qualifying income from foreclosure property .

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business .
•
If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•
If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•
We may elect to retain and pay income tax on our net long-term capital gain.  In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any TRSs we form in the future that are not conducted on an arm’s-length basis.
•
If we fail to satisfy any of the asset tests , other than a de minimis   failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect , we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest U.S. federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•
If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis.  The amount of gain on which we will pay tax is the lesser of the amount of gain that we recognize at the time of the sale or disposition, and the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders , as described below in “Recordkeeping Requirements” below .

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs we form in the future, will be subject to U.S. federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes.  Moreover, as further described below, any TRSs we form in the future will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust , or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors .
2.	Its beneficial ownership is evidenced by transferable shares , or by transferable certificates of beneficial interest .
3.	It would be taxable as a domestic corporation , but for the REIT provisions of the U.S. federal income tax laws.
4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.
5.	At least 100 persons are beneficial owners of its shares or ownership certificates.
6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.
9.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2014 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year.  For purposes of determining stock ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.  An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our charter provides restrictions regarding the transfer and ownership of our shares of capital stock.  See “Description of Securities — Restrictions on Ownership and Transfer.”  We believe that we will issue sufficient stock with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above.  The restrictions in our charter are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 above.  These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements.  If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT.  All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT.  A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT.  Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes.  An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes.  In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.  Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership.  For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership.  Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries

A REIT may own up to 100% of the shares of one or more TRSs.  A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT.  The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS.  A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS.  We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns.  Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income.  This treatment may affect our compliance with the gross income and asset tests.  Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities, such as earning fee income, which the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries.  Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns.  In addition, the TRS rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation.  Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated.  A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.”  If we lease space to a TRS in the future, we will seek to comply with these requirements.

We anticipate that we will form one or more TRSs to provide certain non-customary services at our student housing properties. Any TRS in which we own an interest will be subject to regular corporate federal, state and local taxes.

As described above, a TRS is not permitted to directly or indirectly operate or manage a “lodging facility.” A “lodging facility” is defined as a “hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis.” We believe that any TRS in which we form to provide non-customary services at our student housing properties will not be considered to operate or manage a lodging facility. Although we may lease certain of our student housing properties on a short term basis during the summer months and occasionally during other times of the year, we do not belive that such limited short term leasing will cause the any TRS we may form to be considered to directly or indirectly operate or manage a lodging facility. This position is based in part on Treasury Regulations interpreting similar language applicable to other provisions of the Code. Treasury Regulations or other guidance specifically adopted for purposes of the TRS provisions might take a different approach, and, even absent such guidance, the IRS might take a contrary view. In such an event, we might be forced to change our method of operating, which could adversely affect us, or could cause a TRS we may form to fail to qualify as a TRS, in which event we could fail to qualify as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT.  First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income.  Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;
•	interest on debt secured by mortgages on real property, or on interests in real property;
•	dividends or other distributions on, and gain from the sale of, shares in other REITs;
•	gain from the sale of real estate assets;
•	income and gain derived from foreclosure property; and
•
income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these.  Cancellation of indebtedness, or COD, income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests.  In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.  Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.  See “— Foreign Currency Gain.”  The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

Rent that we receive   from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.
•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.
•
Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.  However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•
Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue.  However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience.  In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.  Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income for the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test.  Thus, if such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. With respect to each of our leases, we believe that the personal property ratio generally will be less than 15%. Where that is not, or may in the future not be, the case, we believe that any income attributable to personal property will not jeopardize our ability to qualify as a REIT.  If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”

We and our subsidiaries will generally lease substantially all our student housing properties to tenants that are individuals.  We do not anticipate leasing any of our retail or commercial properties to entities in which we directly or indirectly own an equity interest.  Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS.  We anticipate that we will provide certain non-customary services at our student housing properties through one or more TRSs.  Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.

In addition to the rent, the tenants may be required to pay certain additional charges.  To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such charges generally will qualify as “rents from real property.”  To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.”  However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person.  However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and
•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may invest in real estate debt, including mortgages, participations, mezzanine loans, and bridge loans. Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (1) the date we agreed to acquire or originate the loan; or (2) as discussed further below, in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test.  Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% value test.  See “— Asset Tests” below.

As noted above, we may originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property.  In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.  Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law.  Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on the safe harbor.  To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test.  We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.

We may invest in certain participation interests in mortgage loans and mezzanine loans originated by other lenders.  A participation is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants.  The borrower on the underlying loan is typically not a party to the participation agreement.  The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan.  The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower.  We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments will be treated as qualifying interest for purposes of the 75% gross income test.  The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

Many of the terms of our investments in real estate debt may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to re-determine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (1) occasioned by a borrower default; or (2) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan.  No assurance can be provided all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2011-16.  To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to re-determine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations.  If the terms of our investments in real estate debt are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.

We may also acquire distressed mortgage loans.   Revenue Procedure 2011-16 provides that that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non-qualifying income for the 75% gross income test.  Specifically, Revenue Procedure 2011-16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (1) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (2) the face amount of the loan (and not the purchase price or current value of the loan).  The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan.  We will invest in distressed mortgage loans in a manner that consistent with maintaining our qualification as a REIT.

Dividends

Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test.  Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions

A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business.  We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business.  Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property.  A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•
either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•
if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the U.S. federal income tax laws prescribing when a property sale will not be characterized as a prohibited transaction.  We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.”  The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income

Fee income generally will not be qualifying income for purposes of both the 75% and 95% gross income tests.  Any fees earned by a TRS will not be included for purposes of the gross income tests.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income.  However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests.  Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and
•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.   Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified health care property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury.  However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions

From time to time, we or our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities.  Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts.  Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below.  A “hedging transaction” means either (1) any transaction entered into in the normal course of our subsidiaries’ trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain).  We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements.  We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

COD Income

From time-to-time, we and our subsidiaries may recognize COD income in connection with repurchasing debt at a discount.  COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain

Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.  “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests.  Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT.  “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test.  Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations.  These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities.  Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests

If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws.  Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and
•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions.  In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.  First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables, money market funds, and, in certain circumstances, foreign currencies;
•	government securities;
•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgage loans secured by real property;
•	stock in other REITs; and
•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.  The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors.  “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock)   hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities.  However, “straight debt” securities include debt subject to the following contingencies:

•
a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.
•	Any loan to an individual or an estate;
•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;
•	Any obligation to pay “rents from real property”;
•	Certain securities issued by governmental entities;
•	Any security issued by a REIT;
•
Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•
Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our holdings of securities and other assets will comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis.  However, independent appraisals will not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities.  Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future.  Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests.  As described above, Revenue Procedure 2003-65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote test or the 10% test).  See “— Gross Income Tests.”  The mezzanine loans in which we may invest typically will not qualify for that safe harbor.  We will make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above.  However, there can be no assurance that the IRS will not contend that our interests in such loans or other assets will not cause a violation of the asset tests.  We may invest in the stock of other entities that intend to qualify as REITs. We believe that any stock that we will acquire in other REITs will be qualifying assets for purposes of the 75% asset test.  If a REIT in which we own stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test.  Instead, we would be subject to the 5% asset test, the 10% vote test, 10% value test and the 25% securities test described above with respect to our investment in such a disqualified REIT.  Consequently, if a REIT in which we own stock fails to qualify as a REIT, we could fail one or more of the asset tests described above.  To the extent we invest in other REITs, we intend to do so in a manner that will enable us to continue to satisfy the REIT asset tests.

As discussed above under “— Gross Income Tests,” we may invest in distressed mortgage loans.   In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (1) the date we agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test.  Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test.  The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test.  IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (1) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (2) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a distressed mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non-qualifying asset.  Accordingly, an increasing portion of a distressed mortgage loan will be treated as a non-qualifying asset as the value of the distressed mortgage loan increases.  We intend to invest in distressed mortgage loans in a manner consistent with maintaining our qualification as a REIT.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests.  However, there is no assurance that we will not inadvertently fail to comply with such tests.  If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure.  If we fail any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year.  The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31 st of the prior taxable year.  In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders.  Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential.” A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class. For example, if certain stockholders receive a distribution that is more or less than the distributions received by other stockholders of the same class, the distribution will be preferential. If any part of a distribution is preferential, none of that distribution will be applied towards satisfying our REIT distribution requirements.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year.  If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above.  We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.  For example, we may not deduct recognized capital losses from our “REIT taxable income.”  Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.  As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement.  In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our capital stock or debt securities.

We may satisfy the 90% distribution test with taxable distributions of our stock or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/stock dividends. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and stock. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year.  We may include such deficiency dividends in our deduction for dividends paid for the earlier year.  Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT.  In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock.  We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure.  In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates.  In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders.  In fact, we would not be required to distribute any amounts to stockholders in that year.  In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income.  Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 15% through 2012 on such dividends.  Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.  We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our Class A Common Shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•
any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership , entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A Common Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our Class A Common Shares , you should consult your tax advisor regarding the consequences of the ownership and disposition of our Class A Common Shares by the partnership.

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.  A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our Class A Common Shares.  We generally will designate our capital gain dividends as either 20% or 25% rate distributions.  See “— Capital Gains and Losses.”  A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain.  The U.S. stockholder would receive a credit for its proportionate share of the tax we paid.  The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of  our current and accumulated earnings and profits if the  distribution does not exceed the adjusted basis of the U.S. stockholder’s Class A Common Shares.  Instead, the distribution will reduce the adjusted basis of such stock.  A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder.  In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December  31 of such year, provided that we actually pay the distribution during January of the following calendar year.

U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.  Instead, these losses are generally carried over by us for potential offset against our future income.  Taxable distributions from us and gain from the disposition of our Class A Common Shares will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income.  In addition, taxable distributions from us and gain from the disposition of our Class A Common Shares generally will be treated as investment income for purposes of the investment interest limitations.  We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to , among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our Class A Common Shares generally will be the type of gain that is subject to the Medicare tax.

Taxation of U.S. Stockholders on the Disposition of Class A Common Shares

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our Class A Common Shares as long-term capital gain or loss if the U.S. stockholder has held our Class A Common Shares for more than one year and otherwise as short-term capital gain or loss.  In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis.  A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital.  However, a U.S. stockholder must treat any loss upon a sale or exchange of Class A Common Shares held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain.  All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our Class A Common Shares may be disallowed if the U.S. stockholder purchases other shares of our Class A Common Shares within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss.  Absent additional congressional action, the highest marginal individual income tax rate will be 39.6% commencing as of January 1, 2013.  Absent additional congressional action, the maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates will be 20% for sales and exchanges of assets held for more than one year occurring after December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate.  Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant.  In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses.  A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000.  A non-corporate taxpayer may carry forward unused capital losses indefinitely.  A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates.  A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

Tax -exempt entities, including qualified employee pension and profit sharing trusts and IRAs , generally are exempt from U.S. federal income taxation.   However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust.  Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI.  However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of Class A Common Shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules.  Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.  Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI.  Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends.  That rule applies to a pension trust holding more than 10% of our capital stock only if the percentage of :

●	our dividends that the tax-exempt trust must treat as UBTI is at least 5%;
●
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

●	either:
●	one pension trust owns more than 25% of the value of our capital stock; or
●	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our Class A Common Shares that is not a U.S. stockholder, a partnership ( or entity treated as a partnership for U.S. federal income tax purposes ).  The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex.  This section is only a summary of such rules.   We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our Class A Common Shares, including any reporting requirements .

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax.  However, if a distribution is treated as effectively connected with the non -U.S. stockholder’s conduct of a U.S. trade or business, the non -U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution.  We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;
•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or
•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its Class A Common Shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock.  A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its Class A Common Shares, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its Class A Common Shares , as described below.  We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits.  Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.  Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend.  However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA.  A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property.  Under FIRPTA, a non -U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non -U.S. stockholder.  A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual.  A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

However, if our Class A Common Shares becomes regularly traded on an established securities market in the United States, capital gain distributions on our Class A Common Shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. stockholder did not own more than 5% of our Class A Common Shares at any time during the one - year period preceding the distribution.   In such a case, non-U.S. stockholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

We do not anticipate that our Class A Common Shares will be regularly traded on an established securities market in the United States following this offering.  Consequently, unless and until our Class A Common Shares is regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described above.  In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend.  A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.  Moreover, if a non-U.S. stockholder disposes of our Class A Common Shares during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our Class A Common Shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain .

For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied . If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our Class A Common Shares if we are a United States real property holding corporation during a specified testing period.  If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation.  We believe that we will be a United States real property holding corporation based on our investment strategy.  However, even if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our Class A Common Shares if we are a “domestically controlled qualified investment entity.”  A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders.  We cannot assure you that this test will be met.

If our Class A Common Shares becomes regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to our Class A Common Shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. stockholder sells our Class A Common Shares.  Under that exception, the gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if (1) our Class A Common Shares is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. stockholder owned, actually or constructively, 5% or less of our Class A Common Shares at all times during a specified testing period.  However, as noted above, our Class A Common Shares will not be regularly traded on an established securities market following this offering.

If the gain on the sale of our Class A Common Shares were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.  In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to treaty exemption.  Finally, if we are not a domestically controlled qualified investment entity at the time our stock is sold and the non-U.S. stockholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of our Class A Common Shares also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our Class A Common Shares will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gain.

For taxable years beginning after December 31, 2014, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our Class A Common Shares received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied.  If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any.  Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or
•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.  Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.  In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met.  Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.  Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding.  However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.  Payment of the proceeds from a disposition by a non-U.S. stockholder of Class A Common Shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax.

Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS.  Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends received by U.S. stockholders who own our capital stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied.  In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2014, on proceeds from the sale of our Class A Common Shares by U.S. stockholders who own our Class A Common Shares through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholders who fail to certify their non-foreign status to us.  We will not pay any additional amounts in respect of amounts withheld.

Other Tax Consequences

Tax Aspects of Our Investments in Our Subsidiary Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”).  The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships

We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) rather than as a corporation or an association taxable as a corporation.  An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and
•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership.  If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity is treated as having only one owner or member for U.S. federal income tax purposes) for U.S. federal income tax purposes.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof.  A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”).  Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership.  Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year.  In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation.  We expect that each Partnership in which we will own an interest will qualify for the private placement exclusion.

We do not intend to request a ruling from the IRS that any Partnership in which we own an interest will be classified as a partnership for U.S. federal income tax purposes.  If for any reason any Partnership in which we own an interest were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions.  See “— Gross Income Tests” and “– Asset Tests.”  In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution.  See “— Distribution Requirements.”  Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes.  Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax

A partnership is not a taxable entity for U.S. federal income tax purposes.  Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations

Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations.  If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties

We may in the future acquire properties in exchange for limited partnership interests in one of our Partnerships.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a Partnership in exchange for an interest in the Partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Allocations with respect to book-tax differences are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.  The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.  Under certain available methods, the carryover basis of contributed properties in the hands of our Partnerships (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.  We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired in the future by our Partnerships in exchange for limited partnership interests.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.  Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes.  The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-t ax difference.”  See “― Income Taxation of the Partnerships and their Partners ― Tax Allocations With Respect to Partnership Properties.”  Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any ga in or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by a Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status.  See “— Gross Income Tests.”  We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

State and Local Taxes

We and /or you may be subject to taxation by various states and localities , including those in which we or a stockholder transacts business , owns property or resides.  The state and local tax treatment may differ from the U.S. federal income tax treatment described above.  Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our Class A Common Shares.

Investment By Tax-Exempt Entities and ERISA Considerations

General

The following is a summary of certain additional considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

1.	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
2.	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
3.
whether the investment will result in UBTI to the Plan or IRA (see the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders” in this prospectus);

4.
whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

5.	the need to value the assets of the Plan or IRA annually or more frequently; and
6.	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See the section entitled “Risk Factors — Federal Income Tax Risks” in this prospectus. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See the section entitled “Annual or More Frequent Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There also may be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until 18 months after the completion of any subsequent offerings of our shares, if any, (excluding offerings under any distribution reinvestment plan), we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning 18 months after the completion of the last offering of our shares, our board of directors will determine the value of the properties and our other assets based on such information as our board determines appropriate, which may or may not include independent valuations of our properties or of our enterprise as a whole.

If our Class A Common Shares are not trading on a national exchange or in the over-the-counter market, we anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or
•	that the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our Affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our Affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our Affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

After the passage of the Pension Protection Act of 2006, or the PPA, Section 3(42) of ERISA defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule.

Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

 Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met.

Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner that may enable us to meet the venture capital operating company exception or the real estate operating company exception and our operating partnership, if any, to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our (or our operating partnership’s, if any) investments must be in real estate over which we (or it) maintain(s) the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including Affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the fact that we expect to focus on investigating freestanding single-tenant properties net leased to investment grade or other credit worthy tenants, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to either restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant or otherwise comply with the “plan asset” rules described in this section in the event that equity participation by benefit plan investors is “significant.”

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or Affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA and/or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our Affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our Affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

Reports to Stockholders

Our Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

The Advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

•	audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements;
•	if applicable, the ratio of the costs of raising capital during the period to the capital raised;
•
the aggregate amount of Advisory fees and the aggregate amount of fees paid to the Advisor and any affiliate of the Advisor, including fees or charges paid to our Advisor and to any affiliate of our Advisor by third parties doing business with us;

•	our total operating expenses, stated as a percentage of the Average Invested Assets and as a percentage of net income for the most recently completed fiscal year;
•	a report from the independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and
•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our Advisor, our sponsor and any of their Affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the SEC or otherwise provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons for why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

•	the location and a description of the general character of the property acquired during the quarter;
•	the present or proposed use of the property and its suitability and adequacy for that use;
•	the terms of any material leases affecting the property;
•
the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•	a statement that title insurance has been or will be obtained on the property acquired.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

If our Class A Common Shares are not trading on a national exchange or in the over-the-counter market we anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our Class A Common Shares on a national securities exchange, no later than 18 months after the closing of the offering, we will provide a statement that will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all stockholders. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our Affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated net asset value if they attempt to sell their shares.

The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment plan. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.

Stock Option, Distribution Reinvestment and Stock Repurchase Plans

There are currently no plans for any stock option, distribution reinvestment or stock repurchase plans. Consequently, investors should be prepared to own their shares for the life of the Issuer.

The board may, however, establish, from time to time, a program or programs by which the Company voluntarily repurchases shares from its Stockholders; provided, however, that such repurchase does not impair the capital or operation of the Company. Also, the Board may establish, from time to time, a distribution reinvestment plan or plans.

Plan of Distribution

The Offering

We are offering a maximum of 4,000,000 shares of our Class A Common Shares to the public through ARI Financial Services, Inc., our dealer manager, an unaffiliated registered broker-dealer.

Our board of directors has arbitrarily determined the selling price of the shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. The offering of shares of our Class A Common Shares will terminate on or before _________, 2014, which is two years after the effective date of this offering. If we have not sold all the shares within two years, we may continue the primary offering for an additional year until _______, 2015. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Dealer Manager and Compensation We Will Pay for the Sale of Our Shares

ARI Financial Services, Inc., our dealer manager, is not affiliated with our Advisor or the Company.

Except as provided below, our dealer manager will receive selling commissions of 6.0% of the gross offering proceeds. The dealer manager also will receive a dealer manager fee in the amount of 2.0% of the gross offering proceeds as compensation for acting as the dealer manager. The 2.0% dealer manager compensation does not include non-cash compensation paid to member firms as gifts, business entertainment or training/education. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. All or a portion of the 2.0% dealer manager fee may be reallowed to participating broker-dealers for non-accountable due diligence fees. ARI Financial Services, Inc.  anticipates, based on its past experience, that, on average, it will reallow 0.5% of the dealer manager fee to participating broker-dealers for due diligence fees. ARI Financial Services, Inc. will reallow all selling commissions to participating broker-dealers.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering.

Primary Offering:	Per Share	Total Maximum
Price to Public	$10.00	$40,000,000
Selling commissions	$0.60	$2,400,000
Dealer Manager fees	$0.20	$800,000
Organizational & Offering Expense Reimbursement to Advisor	$0.20	$800,000
Proceeds to New School Properties, Inc.	$9.00	$36,000,000

The Dealer Manager Agreement provides that the dealer manager shall receive selling commissions and dealer manager fees for shares sold by it or through a soliciting dealer engaged by it. We will not pay any selling commissions or dealer manager fees in connection with shares sold otherwise than through the dealer manager or its soliciting dealers.  We may also not pay selling commissions in connection with shares sold to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Such investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their units shares down to zero (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its Affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares.

Subject to the provisions of applicable FINRA rules, we or our Affiliates also may pay permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers for gifts, business entertainment and meetings for training and education.  Non-cash compensation shall not be preconditioned on achievement of any sales target. Gifts per person shall not exceed the annual amount set by FINRA’s Board of Governors, currently set at $100.  Occasional meals or tickets to events will be infrequent and limited. Training and education meetings will be held at appropriate venues and will be attended only by approved associated persons.  Expenses of the guests of attendees will not be reimbursed. The value of all such non-cash compensation , if any, will be considered underwriting compensation in connection with this offering and will be subject to the 10% cap on underwriting compensation pursuant to FINRA Rule 2310 .

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

We will not pay selling commissions in connection with the following special sales:

•
the sale of Class A Common Shares in connection with the performance of services to our employees, directors and associates and our Affiliates, our Advisor, Affiliates of our Advisor, the dealer manager or their respective officers and employees and some of their Affiliates;

•
the sale of our Class A Common Shares to one or more soliciting dealers and to their respective officers and employees and some of their respective Affiliates who request and are entitled to purchase Class A Common Shares net of selling commissions.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our Class A Common Shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Class A Common Shares.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per-share estimated value of our Class A Common Shares, the method by which we developed such value and the date of the data we used to estimate such value.

In no event will the total amount we pay to FINRA members, including compensation paid from offering proceeds and in the form of 'trail commissions' payable to underwriters, broker-dealers, or affiliates exceed an amount that equals 10% of the gross proceeds of the Offering. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap pursuant to Rule 2310.

Also, our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of New School Advisors, LLC and their family members (including spouses, parents, grandparents, children and siblings) or other Affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.20 per share, reflecting the fact that selling commissions in the amount of $0. 70 per share and a dealer manager fee in the amount of $0. 10 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other Affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by New School Advisors, LLC or its Affiliates will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or New School Advisors, LLC as our Advisor or any transaction between us and any of our directors, New School Advisors, LLC or any of their respective Affiliates. With the exception of the 20,500 shares of Class B Common Shares initially sold to New School Advisors, LLC in connection with our organization , during the time period in which the Company seeks to qualify as a REIT , no director, officer or advisor or any affiliate may own more than 9.8% in value or number of our outstanding Class A Common Shares. Any participating broker-dealer or an affiliate thereof that purchases shares in the offering will be required to enter into a lock-up agreement in accordance with FINRA Rule 5110(g). No participating member, including but not limited to the dealer manager, soliciting dealers and/or their respective officers, employees and affiliates may purchase shares in the offering until 90 days following effectiveness.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;
•	agree to be bound by the terms of our charter;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the shares for your own account;
•	acknowledge that there is no public market for our shares; and
•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account at Bank of Texas, N.A. as Escrow Agent for New School Properties, Inc. and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

The Dealer Manager and any soliciting broker-dealer receiving a subscription check that does not conform to the subscription instructions, particularly with respect to the payee on the check, shall return such check directly to such subscriber not later than the end of the next business day following its receipt.

Investments by IRAs and Certain Qualified Plans

The Advisor anticipates that it will secure an arrangement with an IRA custodian for investors of our Class A Common Shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We may pay the fees related to the establishment of investor accounts and we also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we anticipate that the IRA custodian will provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in an escrow account at Bank of Texas, Escrow Agent for New School Properties, Inc. until such time as subscriptions aggregating at least the minimum offering of 100,000 shares of our Class A Common Shares have been received and accepted by us. Any shares purchased by our Advisor or its Affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in a non-interest bearing account. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by _________, 2013, which is one year after the effective date of this offering, Bank of Texas, N. A. our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within ten days after the date of such termination. We will bear all expenses of the escrow account at Bank of Texas, N.A.

Litigation and Legal Matters

We are not subject to any material pending legal proceedings.

Robert A. Forrester, Esq. Richardson, TX will pass upon the legality of the Class A Common Shares and securities matters. Hunton & Williams LLP, will pass upon the legal matters in connection with our qualification as a REIT for U.S. federal income tax purposes.  Neither Mr. Forrester nor Hunton & Williams LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Mr. Forrester, Esq. also provides legal services to New School Advisors, LLC, our Advisor and its Affiliates.

Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, New School Advisors, LLC, our Advisor, and its Affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

How to Subscribe

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of Class A Common Shares. If you want to purchase shares, you must proceed as follows:

1)	Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.
2)
Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, for new and current investors is included in this prospectus as Appendix B.

3)
Deliver a check to ARI Financial Services, Inc., or its designated agent, for the full purchase price of the shares being subscribed for, payable to “Bank of Texas, Escrow Bank for New School Properties, Inc.” along with the completed subscription agreement. For custodial accounts (such as are commonly used for individual retirement accounts) send the completed subscription agreement and check to your custodian who will forward to ARI Financial Services, Inc .  Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

4)
By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If, for any reason, we reject the subscription, we will promptly return the amount of the shares purchased and the subscription agreement without interest or deduction, within ten business days after rejecting it.

Definitions

The following terms are used throughout this prospectus as defined below.

"ACQUISITION EXPENSES" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

"ACQUISITION FEE" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature.  Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

"ADVISOR" or "ADVISORS" means the Person or Persons, if any, appointed, employed or contracted with by the Company responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

"AFFILIATE" or "AFFILIATED" means, with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person, ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"AVERAGE INVESTED ASSETS" means, for a specified period, the average of the aggregate book value of the Assets invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"COMPETITIVE REAL ESTATE COMMISSION" means a real estate or brokerage commission paid for the purchase or sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

"CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

"CONTRACT PURCHASE PRICE" means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses, but in each case including any indebtedness assumed or incurred in respect of such Property.

"DEVELOPMENT FEE" means a fee for the packaging of a Property or Mortgage, including the negotiation and approval of plans and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

"DIRECTOR" means a director of the Company.

"INDEPENDENT APPRAISER" means a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property or of other Assets of the type held by the Company.  Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions as to the value of Real Property.

"INDEPENDENT DIRECTOR" means a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.  A business or professional relationship is considered "material" per se if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent (5%) of either the Director's annual gross revenue, derived from all sources, during either of the last two years or the Director's net worth on a fair market value basis.  An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director's spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

"NASAA REIT GUIDELINES" means the Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007.

"NET ASSETS" means the total Assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by the Company on a basis consistently applied.

"NET INCOME" means, for any period, the Company's total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and, for purposes of calculating Total Operating Expenses for purposes of Section 8.10, excluding any gain from the sale of the Assets.

"ORGANIZATION AND OFFERING EXPENSES" means any and all costs and expenses incurred by and to be paid from the assets of the Company in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving and amending registration statements or supplementing prospectuses, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants' and attorneys' fees.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

"ROLL-UP TRANSACTION" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity.  Such term does not include:

(a)   a transaction involving securities of the Company that have been for at least twelve (12) months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b)   a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)	the voting rights of the Stockholders;
(ii)	the term of existence of the Company;
(iii)	Sponsor or Advisor compensation; or
(iv)	the Company's investment objectives.

"SHARES" means shares of beneficial interest or of common stock of the Company of any class or series that has the right to elect the Directors of the Company.

"SPONSOR" means any Person which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Company, (ii) will control, manage or participate in the management of the Company, and any Affiliate of any such Person, (iii) takes the initiative, directly or indirectly, in founding or organizing the Company, either alone or in conjunction with one (1) or more other Persons, (iv) receives a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Company, (vi) possesses significant rights to control Properties, (vii) receives fees for providing services to the Company which are paid on a basis that is not customary in the industry or (viii) provides goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.  The term "Sponsor" shall not include a Person whose only relationship with the Company is that of an independent property manager and whose only compensation is as such or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

"STOCKHOLDERS" means the holders of record of the Class A Common Shares, Class B Common Shares or Preferred Shares of the Company as maintained in the books and records of the Company or its transfer agent.

"TOTAL OPERATING EXPENSES" means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, that are in any way related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines, (vi) Acquisition Fees and Acquisition Expenses, (vii) real estate commissions on the Sale of Properties, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Experts

The audited consolidated financial statements and financial statement schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of M&K CPAS, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find Additional Information

We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

New School Properties, Inc.
5646 Milton Street Suite #888
Dallas, TX 75206
(214) 234-0696

One of our Affiliates maintains an Internet site at ___________.com, at which there is additional information about us. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this website is http://www.sec.gov.

New School Properties, Inc.
(A Development Stage Company)

New School Properties, Inc.
(A Development Stage Company)
Balance Sheets
As of June 30, 2012 and December 31, 2011
(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current Assets:
Cash	$200,046	$200,076
Deferred Offering Costs	4,644	4,644
Total Current Assets	204,690	204,720
Total Assets	$204,690	204,720

Liabilities and Stockholders’ Equity

Liabilities
Current Liabilities:
Accounts Payable – Related Party	$10,000	$10,000
Total Current Liabilities	10,000	10,000

Stockholders' Equity:
Class A Common Stock, 20,000,000 shares authorized, $0.001 par value, 55,000 and 12,500 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	55	13
Class B Common Stock, 200,000 shares authorized, $0.001 par value, 20,500 shares issued and outstanding	21	21
Preferred Stock, 20,000,000 shares authorized, $0.00 par value, no shares issued and outstanding	-	-
Shares Issuable	-	4,200
Additional Paid-in Capital	209,124	204,966
Accumulated Deficit During the Development Stage	(14,510)	(14,480)
Total Stockholders' Equity	194,690	194,720

Total Liabilities and Stockholders’ Equity	$204,690	$204,720

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.
(A Development Stage Company)
Statements of Operations
For the Three Month Periods Ended March 31, 2012 and 2011,
for the Six Month Periods Ended June 30, 2012 and 2011,
and for the Period from October 27, 2010 (Inception) through June 30, 2012
 (Unaudited)

	For the Three Month Period Ended June 30, 2012	For the Three Month Period Ended June 30, 2011	For the Six Month Period Ended June 30, 2012	For the Six Month Period Ended June 30, 2011	For the period from October 27, 2010 (Inception) Through June 30, 2012

Revenues:	$-	$-	$-	$-	$-
Total Revenues	-	-	-	-	-

Operating Expenses:	30	30	30	10,075	14,510
Total Expenses	30	30	30	10,075	14,510
Loss from operations	(30)	(30)	(30)	(10,075)	(14,510)

Other Income:	-	-	-	-	-
Total Other Income	-	-	-	-	-

Net Loss	$(0)	$(0)	$(30)	$(10,075)	(14,510)

Net Loss per Common Share Basic and Diluted	$(0.00)	(0.00)	$(0.00)	(0.81)

Weighted Average Number of Common Shares Outstanding	44,676	12,500	44,676	12,500

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from October 27, 2010 (Inception)
Through June 30, 2012
(Unaudited)

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Stock	Accumulated Deficit During the Development	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Issuable	Stage	Equity

Edward J. Devereaux (founder shares)	5,000	5			(5)		-	-
James D. Boston (founder shares	5,000	5			(5)		-	-
Robert A. Forrester (founder shares)	2,500	3			(3)		-	-
New School Advisors, LLC			20,500	21	204,966			205,000
Net Loss							(145)	(145)
Balance at December 31, 2010	12,500	$13	20,500	$21	$204,966		$(145)	$204,855
Shares issued for services						4,200		4,200
Net Loss	–	–	–	–	–		(14,435)	(14,335)
Balance at December 31, 2011	12,500	$13	20,500	$21	$204,966	$4,200	$(14,480)	$194,720
Issuance of shares for services	52,500	52	-	-	4,148	(4,200)	-	-
Surrender of Class A shares (founder shares)	(10,000)	(10)	-	-	10	-	-	-
Net Loss							(30)	(30)
Balance at June 30, 2012	55,000	$55	20,500	$21	$209,124	$-	$(14,510)	$194,690

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Six Month Periods Ended June 30, 2012 and 2011
and For the Period from October 27, 2010 (Inception) through June 30, 2012
 (Unaudited)

	For the Six Month Period Ended June 30, 2012	For the Six Month Period Ended June 30, 2011	For the period from October 27, 2010 (Inception) through June 30, 2012

Operating Activities

Net Loss	$(30)	$(10,075)	$(14,510)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Issuance of Shares for services	-	-	4,200
Change in Operating Assets and Liabilities:
Deferred Offering Costs	-	(4,644)	(4,644)
Accounts Payable	-	10,000	10,000
Net Cash Used by Operating Activities	(30)	(4,719)	(4,954)

Financing Activities
Proceeds from Sale of Shares to Shareholder	-	-	205,000
Net Cash Provided by Financing Activities	-	-	205,000

Net Increase (Decrease) in Cash	(30)	(4,719)	200,046
Cash at Beginning of the Period	200,076	204,855	-
Cash at End of the Period	$200,046	$200,136	$200,046

Supplemental Disclosures:
Interest Paid	$-	$-
Income Taxes Paid	$-	$-
Non-Cash Transaction	$-	$-	13

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
(Unaudited)

1.	Summary of Significant Accounting Policies

Organization and business activities

New School Properties, Inc. (the Company) was incorporated on October 27, 2010, in the state of Texas, to  acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers, primarily college and university campuses. Our primary focus will be student housing properties and secondarily, retail and commercial properties that serve or compliment the educational center community.  As of June 30, 2012, the Company is considered to be a de novo corporation.

Our accounting policy for organizational and offering expenses is to account for such expenses in a manner that will enable us to segregate and report them.  During 2011, $10,000 of Organization costs were expensed. Offering costs will be deferred and charged against the proceeds of the offering when received.  As of June 30, 2012, $4,644 of these costs have been recorded as Deferred Offering Costs and $364,066 have been paid by New School Advisors, LLC and will be reimbursed by the Company from offering proceeds and charged against such proceeds at that time.

Basis of Presentation

The accompanying financial statements as of June 30, 2012, and for the period ended June 30, 2012; include all transactions occurring during the period from the Company’s incorporation to its fiscal year end.  These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).  References to GAAP are done using the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification TM (“ASC” or “Codification”) 105, Generally Accepted Accounting Principles (“ASC 105”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of June 30, 2012 and December 31, 2011.

Development Stage Company

The Company complies with ASC 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance ASC 360 Property, Plant Equipment – Impairment or Disposal of Long Lived Assets (“ASC 360”). Under ASC 360, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

New School Properties, Inc.
(A Development Stage Company)
Notes to Interim Financial Statements (continued)
(Unaudited)

Fair Value of Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 820 and 825 establishes a fair value hierarchy based on the level of independent objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input this is significant to the fair value measurement.  ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets of liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the assets or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement for the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash and amounts due to related parties.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets.  We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Basic and Diluted Net Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Stock Based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

New School Properties, Inc.
(A Development Stage Company)
Notes to Interim Financial Statements (continued)
(Unaudited)

The Company did not grant any stock options or warrants during the period ended June 30, 2012.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

2.	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not begun operations and has not generated any income to date. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to finance operations by combining the net proceeds of its initial public offering with mortgage debt on its properties which in the aggregate will not exceed 60% of the value of its portfolio of properties.

3.	Common and Preferred Stock

New School Properties, Inc. issued 12,500 shares of Class A Common Stock (founder’s shares) on October 27, 2010 to unaffiliated third parties who have provided professional services to the Company.

New School Advisors, LLC purchased 20,500 shares of Class B Common Stock for a total proceed of $205,000 on October 27, 2010.

New School Properties, Inc. issued 52,500 shares of Class A Common Stock on March 6, 2012 to directors and officers who provided services to the Company. These shares were valued at $4,200 based on management estimate of the service provided to the Company.

On March 15, 2012 two of the individuals who received Class A Common Stock (founder’s shares) totaling 10,000 shares surrendered these shares to the Company.  These shares were subsequently canceled.

4.	Commitments and Contingencies

As June 30, 2012, the Company did not have any commitments or contingencies.  The Company is a newly-formed company.

5.	Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

As of June 30, 2012, the Company had net operating loss carry forward of $14,510 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

New School Properties, Inc.
(A Development Stage Company)
Notes to Interim Financial Statements (continued)
(Unaudited)

Components of net deferred tax assets, including a valuation allowance, are as follows at March 31, 2012 and December 31, 2011:

	March 31, 2012	December 31, 2011
Deferred Tax Assets:
Net Operating loss carry forward	$5,079	$3,598
Total deferred tax assets	5,079	3,598
Less: valuation allowance	(5,079)	(3,598)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of June 30, 2012 and December 31, 2011 was $5,079 and $3,598, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of June 30, 2012.

Reconciliation between the statutory rate and the effective tax rate is as follows at June 30, 2012:

2012
Federal and State statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)
Effective tax rate	-

6.	Related Party Transactions

The business of the Company is managed by New School Advisors, LLC. (the  “Advisor”), under the terms of the Amended Advisory Agreement dated October 25, 2011.  The Advisor purchased 20,500 shares of Class B Common Stock on October 27, 2010 for $205,000.  The Advisor has also incurred organizational and offering expenses on behalf of the Company (see Note 1) during the period ended June 30, 2012.

Pursuant to the Advisory Agreement the Advisor will be paid various fees including Advisory Fee, Acquisition Fees, Construction Management Fees, Project Disposition Fees and through its participation in the allocation of distributions and liquidation proceeds to the Class B Shares in possible future profits of the Company.

New School Properties, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
(Unaudited)

Organizational and Offering Phase
Organization & Offering Expenses
We will reimburse our Advisor up to 2% of the Gross Proceeds for the Company's Organizational and Offering Expenses (the Advisor shall be responsible for the payment of all the Company's Organizational and Offering Expenses in excess of 2% of the Gross Proceeds). See Footnote (a) to the Use of Proceeds table in “Use of Proceeds” section.

Operational Phase
Acquisition Fees
The Ad v isor shall receive as compensation for services rendered in connection with the i nvestigation, selection and acquisition (by purchase, investment or exchange) of a Project an Acquisition Fee payable by the Company up to 3.0% of the Contract Purchase Price for the Project or the gross v alue of the Project in event of an exchange for Shares (without reduction for any seller or other credits to the extent such credits are received by the Company) ( " Acquisition Fee " ) . The Acquisition Fee w ill be reduced by the pro rata portion of any real estate commission received by the Ad v isor or an y Affiliate thereof in connection with such acquisition. For Projects acquired subject to a master lease, the Acquisition Fee may be increased by t he pro rata amount the Advisor or any Affiliate receives and contributes to the applicable master tenant , up to 4% , wi th the approval of at least a majority of the Independent Direc t ors. If the Maximum Amount of this Offering is sold, the Company invests the Net Proceeds with the maximum amount of leverage allowed and the Advisor received the maximum Acquisition Fees described above the Advisor would be paid $4,320,000 in Acquisition Fees. If the Company invested all of the Net Proceeds from the Maximum Amount of the Offering with no leverage the Advisor would be paid $1,080,000 in Acquisition Fees.

Advisory Fees
The Company shall pay to the Advisor, as compensation for the advisory services rendered to the Company under the Advisory Agreement, an annual Advisory Fee (the " Advisory Fee") in an amount equal to 1.0% of the Average Invested Assets of the Company during the applicable year.

New School Properties, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
(Unaudited)

Advisory Fee (cont’d)
The Advisory Fee shall be payable in advance (each an "Advance") on a monthly basis during the applicable year , in an amount equal to 0.08333% of the projected Average Invested Assets for such year . Following such time as the Average Invested Assets for any calendar year (or pro-rated for a partial year) shall be actually determined, a true-up payment shall be made by the Company to the Advisor, to the extent the total of all Advances made during the year ("Total Advances") are less than the actual Advisory Fee due to Advisor for such year, or a true-up payment shall be made by the Advisor to the Company to the extent the Total Advances for such year exceeded the actual Advisory Fee due to Advisor for such year. The Advisory Fee for any year shall be reduced by the pro rata portion of the amount of any Asset Management Fee payable by the Company to any Affiliate of the Advisor during the same period in respect of assets included in the Average Invested Assets calculation. The Advisor may defer, in its sole discretion, all or a portion of such Advisory Fee if required to maintain distributions to the Company's stockholders in an amount equal to at least a 6.00% annual return on investment or otherwise. Deferred and unpaid Advisory Fees shall be payable from cash flow in excess of an amount required to maintain distributions equal to at least a 6.00% annual return on investment or from proceeds from a refinancing provided , however, that all such deferred and unpaid Advisory Fees shall , in al l e v ents , be paid upon the earliest to occur of the following events: (i) the termination of the Ad v isory Agreement , (ii) the occurrence of a liquidation of the Company's assets , the listing of the Company's shares on a securities market, or a merger, reorganization or other transfer of the Company or its assets to another entity, or (iii) 10 years from the accrual of any such unpaid Advisory Fee . Upon termination of the Advisory Agreement, the parties will prorate the Advisory Fee on a daily basis to the effective date of such cancellation or termination.

Asset Management Fees
Advisor shall receive an Asset Management Fee in the amount of 1% of the gross rental receipts of the Projects for its Asset Management services. With respect to Asset Management Fees, the Advisor’s role shall be to provide ‘portfolio level’ review and management of the operations, financial results and physical condition of all of the Company’s real estate properties, including but not limited to supervision of third party property management companies providing on site management services to the Company in connection with its properties.

Additionally, the Advisor will be responsible for developing processes, procedures and reporting standards for the Company’s real estate properties seeking to achieve as much uniformity with the Company’s internal controls over financial reporting as possible. The Asset Management Fee also includes the Advisor’s responsibility for selection, oversight and management of independent third-party property management firms as well as review of the reports prepared by them.

The Asset Management Fees do not include payment for any services rendered in connection with supervision and management of any renovations or construction on properties owned by the Company. Asset Management services relate to the rental and daily operation of the Company’s properties.

New School Properties, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
(Unaudited)

Construction Management Fees
The Advisor shall receive a Construction Management Fee calculated as 1% of the amount of any expenditures made by the Company in connection with the renovation, re-development, construction or improvement of the Company’s real estate projects.

The Construction Management Fee is paid to the Company for its effort in overseeing any construction, development, re-development or renovation work on the Company’s projects. It is compensation for selecting contractors and sub-contractors, negotiating contracts for renovation and/or re-development, supervision of ongoing efforts to complete construction work on Company properties, consulting with architects of record regarding ongoing construction work, analysis and approval of periodic ‘draw requests’ by contractors and sub-contractors as well as final approval of completed construction or renovation work on Company properties.

Construction Management services do not involve oversight, review or analysis of the rental or daily operation of the Company’s projects.

Property Management Fees
The Advisor intends to engage third-party professional property management agents to provide on-site property management, leasing and maintenance services for the Projects. The Company will be responsible for payment of property management fees for its real estate properties. The Advisor may, however, provide these services directly or through an affiliated entity. In such event, the Advisor, or its affiliate, shall provide such services under such terms and for such compensation as shall be negotiated in good faith and upon commercially-reasonable terms that are approved by a majority of the Independent Directors.

Incentive Fees
The Advisor will not receive any incentive fees relating to the operations of the Company but rather may participate in distributions of the Company’s Net Income as dividends through its ownership of shares of our Class B Common Stock (see “Description of Securities – Class B Common Shares”).

Expense Reimbursements
In addition to the compensa t ion paid t o the Advisor pursuant to Section 8 of the Advisory Agreement, the Company shall pay directly or, if any of these expenses have been advanced by the Advisor on behalf of the Company, reimburse the Advisor for al l of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to the Advisory Agreement, including, but not limited to:

	·	actual Acquisition Expenses paid to unaffiliated third party vendors and service providers incurred in connection with the selection and acquisition of Projects;
	·	the actual cost of goods and services used by the Company, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;
	·	interest and other costs for borrowed money, including discounts, points and other similar fees;
	·	taxes and assessments on income or property, and taxes as an expense of doing business;
	·	costs associated with insurance required in connection with the business of the Company, or by the Board of Directors;
	·	the property management fees and other expenses of managing and operating Projects owned by the Company, including, but not limited to travel expenses to the Projects, whether payable to an Affiliate of the Company or a non-affiliated person;
	·	all expenses in connection with payments to the Directors and meetings of the Board of Directors and Stockholders;
	·	expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company;
	·	expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;
	·	expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder and partner reports, proxy statements and other reports required by governmental entities;
	·	administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and
	·	expenses of providing the administrative, analytical and other support for any debt or equity capitalization of any of the Company’s Projects, which due to the difficulty of segregating and calculating such expenses shall be estimated and capped as 1% of the amount of any debt or equity capital obtained for any Project
	·	audit, accounting and legal fees.

New School Properties, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
(Unaudited)

Expense Reimbursements (cont’d)
However, compensation paid by the Advisor to its officers will not be reimbursed by the Company but will be paid by the Advisor from amounts it receives as fees as described above.

Expenses incurred by the Advisor on behalf of the Company and payable pursuant to Section 9 of the Advisory Agreement shall be reimbursed no less than monthly to the Advisor. ' The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter .

See “Use of Proceeds” section.

Additional Fees
The Advisor may charge the Company additional fees not enumerated in the Advisory Agreement, provided, however, that such additional fees shall only be charged for services provided to the Company and shall be in such amount as are usual and customary for such services.

New School Properties, Inc.
(A Development Stage Company)
Notes to Financial Statements (continued)
(Unaudited)

Liquidation Phase
Project Disposition Fees
The Ad v isor shall receive a Project Disposition Fee, in connection with the Sale of a single Project, equal to the Competitive Real Estate Commission , but in any case not in excess of 6% or less than 3% of the gross sales price of such Project (without reduction for any seller or other credi t s ) , less the amount of any sales or brokerage commission paid to any Affiliate of the Ad v isor in connection with such sale, exchange or other disposition ("Project Disposition Fee").

Incentive Fees
Our Advisor will not receive any incentive fees but rather will participate in the gain from the Sale of Assets through its ownership of shares of our Class B Common Stock (see “Description of Securities – Class B Common Shares”).

The Company may pay (including through the issuance of an interest by the Operating Partnership, if any) the Advisor or its Affiliates an interest in the gain from the Sale of Assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable.

7.	Subsequent Events

There were no events subsequent to the balance sheet date that would warrant further disclosures.

New School Properties, Inc.
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
New School Properties, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of New School Properties, Inc. (a development stage company) as of December 31, 2011 and 2010, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from October 27, 2010 (inception) through December 31, 2011 and 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New School Properties, Inc. as of December 31, 2011 and 2010, and the results of its operations, and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not generated any income from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
April 4, 2012

New School Properties, Inc.
Balance Sheets
(A Development Stage Company)
As of December 31, 2011 and December 31, 2010

	December 31,	December 31,
	2011	2010
Assets
Current Assets:
Cash	$200,076	$204,855
Deferred Offering Costs	4,644	-
Total Current Assets	204,750	204,855
Total Assets	$204,720	$204,855

Liabilities and Stockholders’ Equity

Liabilities
Current Liabilities:
Accounts Payable – Related Party	$10,000	$-
Total Current Liabilities	10,000	-

Commitments and Contingencies	-	-

Stockholders' Equity:
Class A Common Stock, 20,000,000 shares authorized, $0.001 par value, 12,500 shares issued and outstanding	13	13
Class B Common Stock, 20,000,000 shares authorized, $0.001 par value, 20,500 shares issued and outstanding	21	21
Preferred Stock, 20,000,000 shares authorized, $0.00 par value, no shares issued and outstanding	-	-
Shares issuable	4,200	-
Additional Paid-in Capital	204,966	204,966
Accumulated Deficit During the Development Stage	(14,480)	(145)
Total Stockholders' Equity	194,720	204,855

Total Liabilities and Stockholders’ Equity	$204,720	$204,855

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.
(A Development Stage Company)
Statements of Operations
For the Year Ended December 31, 2011
and for the Period From October 27, 2010 (Inception)
Through December 31, 2011 and 2010

	For the Year Ended December 31, 2011	For the period from October 27,2010 (Inception) Through December 31, 2010	For the period from October 27, 2010 (Inception) Through December 31, 2011

Revenues:	$-	$-	$-
Total Revenues	-	-	-

Operating Expenses:	14,335	145	14,480
Total Expenses	14,335	145	14,480
Loss from operations	(14,335)	(145)	(14,480)

Other Income:	-	-	-
Total Other Income	-	-	-

Net Loss	$(14,335)	$(145)

Net Loss per Common Share – Basic and Diluted	$(0.43)	$(0.00)

Weighted Average Number of Common Shares Outstanding	33,000	29,215

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
For the Period from October 27, 2010 (Inception)
Through December 31, 2011

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Stock	Accumulated Deficit During the Development	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Issuable	Stage	Equity

Edward J. Devereaux (founder shares)	5,000	$5	–	$–	$(5)	$-	$–	$–
James D. Boston (founder shares)	5,000	5	–	–	(5)	-	–	–
Robert A. Forrester (founder shares)	2,500	3	–	–	(3)	-	–	–
New School Advisors, LLC	–	–	20,500	21	204,979	-	–	205,000
Net Loss	–	–	–	–	–	-	(145)	(145)
Balance at December 31, 2010	12,500	13	20,500	21	204,966	-	(145)	204,855
Shares issued for services						4,200		4,200
Net Loss	–	–	–	–	–	-	(14,335)	(14,335)
Balance at December 31, 2011	12,500	$13	20,500	$21	$204,966	$4,200	$(14,335)	$194,720

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Year Ended December 31, 2011
and For the Period From October 27, 2010 (Inception)
Through December 31, 2011 and 2010

	For the Year Ended December 31, 2011	For the period from October 27, 2010 (Inception) Through December 31, 2010	For the period from October 27, 2011 (Inception) Through December 31, 2011
Operating Activities

Net Loss	$(14,335)	$(145)	$(14,480)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities:
Issuance of Shares for services	4,200	-	4,200
Change in Operating Assets and Liabilities:
Deferred Offering Costs	(4,644)	-	(4,644)
Accounts Payable	10,000	-	10,000
Net Cash Used by Operating Activities	(4,779)	(145)	(4,924)

Financing Activities
Proceeds from Sale of Shares to Shareholder	-	205,000	205,000
Net Cash Provided by Financing Activities	-	205,000	205,000

Net Increase (Decrease) in Cash	(4,779)	204,855	200,076
Cash at Beginning of the Period	204,855	-	-
Cash at End of the Period	$200,076	$204,855	$200,076

Supplemental Disclosures:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-
Non-Cash Transaction, Issuance of Founder’s Shares	$-	$13	$13

The accompanying notes are an integral part of these financial statements.

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements

1.	Summary of Significant Accounting Policies

Organization and business activities

New School Properties, Inc. (the “Company”) was incorporated on October 27, 2010, in the state of Texas, to  acquire, renovate, develop, own, lease and manage interests in residential and commercial real estate properties located near educational centers, primarily college and university campuses. Our primary focus will be student housing properties and secondarily, retail and commercial properties that serve or compliment the educational center community.  As of December 31, 2010 and 2011, the Company is considered to be a de novo corporation.

Our accounting policy for organizational and offering expenses is to account for such expenses in a manner that will enable us to segregate and report them.  As of December 31, 2011 $10,000 of Organization costs have been expensed. Offering costs will be deferred and charged against the proceeds of the offering when received.  As of December 31, 2011, $4,644 of these offering costs have been recorded as Deferred Offering Costs and $340,000 have been paid by New School Advisors, LLC and will be reimbursed by the Company from offering proceeds and charged against such proceeds at that time.

Basis of Presentation

The accompanying financial statements as of December 31, 2011 and 2010; include all transactions occurring during the period from the Company’s incorporation to its fiscal year end.  These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).  References to GAAP are done using the Financial Accounting Standards Board (“FASB”) Accounting Standard CodificationTM (“ASC” or “Codification”) 105, Generally Accepted Accounting Principles (“ASC 105”).

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.  There were no cash equivalents as of December 31, 2011 and 2010.

Development Stage Company

The Company complies with ASC 915 Development Stage Entities and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance ASC 360 Property, Plant Equipment – Impairment or Disposal of Long Lived Assets (“ASC 360”). Under ASC 360, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements (continued)

Fair Value of Financial Instruments

Fair Value of Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on ÒLevel 1Ó inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Basic and Diluted Net Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements (continued)

Stock Based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company did not grant any stock options or warrants during the period ended December 31, 2011 and to date.

Recent Accounting Pronouncements

FASB ASC 105-10, Generally Accepted Accounting, which establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 105-10 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of FASB ASC 105-10 did not have a material effect on the company’s financial position or results of operations. The Company evaluates subsequent events through the date the accompanying financial statements were issued.

FASB ASC 105-10-65, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, establishes the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (“ASU”) No. 2010-09, “Amendments to Certain Recognition and Disclosure Requirements” (“ASU 2010-09”), which is included in the FASB Accounting Standards Codification (the “ASC”) Topic 855 (Subsequent Events). ASU 2010-09 clarifies that an SEC filer is required to evaluate subsequent events through the date that the financial statements are issued. ASU 2010-09 is effective upon the issuance of the final update and did not have a significant impact on the Company’s financial statements.

The Company does not believe any subsequent accounting pronouncements apply to the Company’s financial statements.

2.	Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has not begun operations and has not generated any income to date. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management intends to finance operations by combining the net proceeds of its initial public offering with mortgage debt on its properties which in the aggregate will not exceed 60% of the value of its portfolio of properties.

3.	Common and Preferred Stock

New School Properties, Inc. issued 12,500 shares of Class A Common Stock (founders’ shares) on October 27, 2010 to parties who have provided professional services to the Company.

New School Advisors, LLC purchased 20,500 shares of Class B Common Stock for a total proceed of $205,000 on October 27, 2010.

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements (continued)

New School Properties, Inc. authorized 52,500 shares of Class A Common Stock on December 31, 2011 to its directors and key officers of the Company. These shares were valued at $4,200 which is management’s estimate of services provided to the Company.  As of December 31, 2011, the shares remain unissued and recorded as a stock issuable under the balance sheets.

4.	Commitments and Contingencies

As December 31, 2011, the Company did not have any commitments or contingencies.

5.	Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

As of December 31, 2011, the Company had net operating loss carry forwards of $14,480 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2011 and 2010:

	December 31, 2011	December 31, 2010
Deferred Tax Assets:
Net Operating loss carry forward	$14,480	$51
Total deferred tax assets	14,480	51
Less: valuation allowance	(14,480)	(51)
Net deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of December 31, 2011 was $ 14,480. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2011.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2011 and 2010:

	2011	2010
Federal and State statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)
Effective tax rate	-	-

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements (continued)

6.	Related Party Transactions

The business of the Company is managed by New School Advisors, LLC. (the “Advisor”), under the terms of the Amended Advisory Agreement dated October 25, 2011.  The Advisor purchased 20,500 shares of Class B Common Stock on October 27, 2010 for $205,000.  The Advisor has also incurred organizational and offering expenses on behalf of the Company (see Note 1) during the period ended December 31, 2011.

Pursuant to the Advisory Agreement the Advisor will be paid various fees including Advisory Fee, Acquisition Fees, Construction Management Fees, Project Disposition Fees and through its participation in the allocation of distributions and liquidation proceeds to the Class B Shares in possible future profits of the Company.

The table below includes more information about the fees and compensation payable to the Advisor by the Company.

Organizational and Offering Phase
Organization & Offering Expenses
We will reimburse our Advisor up to 2% of the Gross Proceeds for the Company's Organizational and Offering Expenses (the Advisor shall be responsible for the payment of all the Company's Organizational and Offering Expenses in excess of 2% of the Gross Proceeds). See Footnote (a) to the Use of Proceeds table in “Use of Proceeds” section.

Operational Phase
Acquisition Fees
The Advisor shall receive as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of a Project an Acquisition Fee payable by the Company up to 3.0% of the Contract Purchase Price for the Project or the gross value of the Project in event of an exchange for Shares (without reduction for any seller or other credits to the extent such credits are received by the Company) ("Acquisition Fee"). The Acquisition Fee will be reduced by the pro rata portion of any real estate commission received by the Advisor or any Affiliate thereof in connection with such acquisition. For Projects acquired subject to a master lease, the Acquisition Fee may be increased by the pro rata amount the Advisor or any Affiliate receives and contributes to the applicable master tenant, up to 4%, with the approval of at least a majority of the Independent Directors.

If the Maximum Amount of this Offering is sold, the Company invests the Net Proceeds with the maximum amount of leverage allowed and the Advisor received the maximum Acquisition Fees described above the Advisor would be paid $4,320,000 in Acquisition Fees. If the Company invested all of the Net Proceeds from the Maximum Amount of the Offering with no leverage the Advisor would be paid $1,080,000 in Acquisition Fees.

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements (continued)

Advisory Fee
The Company shall pay to the Advisor, as compensation for the advisory services rendered to the Company under the Advisory Agreement, an annual Advisory Fee (the "Advisory Fee") in an amount equal to 1.0% of the Average Invested Assets of the Company during the applicable year. The Advisory Fee shall be payable in advance (each an "Advance") on a monthly basis during the applicable year, in an amount equal to 0.08333% of the projected Average Invested Assets for such year. Following such time as the Average Invested Assets for any calendar year (or pro-rated for a partial year) shall be actually determined, a true-up payment shall be made by the Company to the Advisor, to the extent the total of all Advances made during the year ("Total Advances") are less than the actual Advisory Fee due to Advisor for such year, or a true-up payment shall be made by the Advisor to the Company to the extent the Total Advances for such year exceeded the actual Advisory Fee due to Advisor for such year. The Company shall pay to the Advisor, as compensation for the advisory services rendered to the Company under the Advisory Agreement, an annual Advisory Fee (the "Advisory Fee") in an amount equal to 1.0% of the Average Invested Assets of the Company during the applicable year. The Advisory Fee shall be payable in advance (each an "Advance") on a monthly basis during the applicable year, in an amount equal to 0.08333% of the projected Average Invested Assets for such year. Following such time as the Average Invested Assets for any calendar year (or pro-rated for a partial year) shall be actually determined, a true-up payment shall be made by the Company to the Advisor, to the extent the total of all Advances made during the year ("Total Advances") are less than the actual Advisory Fee due to Advisor for such year, or a true-up payment shall be made by the Advisor to the Company to the extent the Total Advances for such year exceeded the actual Advisory Fee due to Advisor for such year. The Advisory Fee for any year shall be reduced by the pro rata portion of the amount of any Asset Management Fee payable by the Company to any Affiliate of the Advisor during the same period in respect of assets included in the Average Invested Assets calculation. The Advisor may defer, in its sole discretion, all or a portion of such Advisory Fee if required to maintain distributions to the Company's stockholders in an amount equal to at least a 6.00% annual return on investment or otherwise. Deferred and unpaid Advisory Fees shall be payable from cash flow in excess of an amount required to maintain distributions equal to at least a 6.00% annual return on investment or from proceeds from a refinancing provided, however, that all such deferred and unpaid Advisory Fees shall, in all events, be paid upon the earliest to occur of the following events: (i) the termination of the Advisory Agreement, (ii) the occurrence of a liquidation of the Company's assets, the listing of the Company's shares on a securities market, or a merger, reorganization or other transfer of the Company or its assets to another entity, or (iii) 10 years from the accrual of any such unpaid Advisory Fee. Upon termination of the Advisory Agreement, the parties will prorate the Advisory Fee on a daily basis to the effective date of such cancellation or termination.

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements (continued)

Asset Management Fee
Advisor shall receive an Asset Management Fee in the amount of 1% of the gross rental receipts of the Projects for its Asset Management services. With respect to Asset Management Fees, the Advisor’s role shall be to provide ‘portfolio level’ review and management of the operations, financial results and physical condition of all of the Company’s real estate properties, including but not limited to supervision of third party property management companies providing on site management services to the Company in connection with its properties.

Additionally, the Advisor will be responsible for developing processes, procedures and reporting standards for the Company’s real estate properties seeking to achieve as much uniformity with the Company’s internal controls over financial reporting as possible. The Asset Management Fee also includes the Advisor’s responsibility for selection, oversight and management of independent third-party property management firms as well as review of the reports prepared by them.

The Asset Management Fees do not include payment for any services rendered in connection with supervision and management of any renovations or construction on properties owned by the Company. Asset Management services relate to the rental and daily operation of the Company’s properties.

Construction Management Fees
The Advisor shall receive a Construction Management Fee calculated as 1% of the amount of any expenditures made by the Company in connection with the renovation, re-development, construction or improvement of the Company’s real estate projects.

The Construction Management Fee is paid to the Company for its effort in overseeing any construction, development, re-development or renovation work on the Company’s projects. It is compensation for selecting contractors and sub-contractors, negotiating contracts for renovation and/or re-development, supervision of ongoing efforts to complete construction work on Company properties, consulting with architects of record regarding ongoing construction work, analysis and approval of periodic ‘draw requests’ by contractors and sub-contractors as well as final approval of completed construction or renovation work on Company properties.

Construction Management services do not involve oversight, review or analysis of the rental or daily operation of the Company’s projects.

Property Management Fees
The Advisor intends to engage third-party professional property management agents to provide on-site property management, leasing and maintenance services for the Projects. The Company will be responsible for payment of property management fees for its real estate properties. The Advisor may, however, provide these services directly or through an affiliated entity. In such event, the Advisor, or its affiliate, shall provide such services under such terms and for such compensation as shall be negotiated in good faith and upon commercially-reasonable terms that are approved by a majority of the Independent Directors.

Incentive Fees
The Advisor will not receive any incentive fees relating to the operations of the Company but rather may participate in distributions of the Company’s Net Income as dividends through its ownership of shares of our Class B Common Stock (see “Description of Securities – Class B Common Shares”).

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements (continued)

Expense Reimbursements
In addition to the compensation paid to the Advisor pursuant to Section 8 of the Advisory Agreement, the Company shall pay directly or, if any of these expenses have been advanced by the Advisor on behalf of the Company, reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to the Advisory Agreement, including, but not limited to:

	·	actual Acquisition Expenses paid to unaffiliated third party vendors and service providers incurred in connection with the selection and acquisition of Projects;
	·	the actual cost of goods and services used by the Company, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;
	·	interest and other costs for borrowed money, including discounts, points and other similar fees;
	·	taxes and assessments on income or property, and taxes as an expense of doing business;
	·	costs associated with insurance required in connection with the business of the Company, or by the Board of Directors;
	·	the property management fees and other expenses of managing and operating Projects owned by the Company, including, but not limited to travel expenses to the Projects, whether payable to an Affiliate of the Company or a non-affiliated person;
	·	all expenses in connection with payments to the Directors and meetings of the Board of Directors and Stockholders;
	·	expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company;
	·	expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;
	·	expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder and partner reports, proxy statements and other reports required by governmental entities;
	·	administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); and
·
expenses of providing the administrative, analytical and other support for any debt or equity capitalization of any of the Company’s Projects, which due to the difficulty of segregating and calculating such expenses shall be estimated and capped as 1% of the amount of any debt or equity capital obtained for any Project

	·	audit, accounting and legal fees.

However, compensation paid by the Advisor to its officers will not be reimbursed by the Company but will be paid by the Advisor from amounts it receives as fees as described above.

New School Properties, Inc.
(A Development Stage Company)
Notes to December 31, 2011 Audited Financial Statements (continued)

Expense Reimbursements (cont’d)
Expenses incurred by the Advisor on behalf of the Company and payable pursuant to Section 9 of the Advisory Agreement shall be reimbursed no less than monthly to the Advisor. 'The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

See “Use of Proceeds” section.

Additional Fees
The Advisor may charge the Company additional fees not enumerated in the Advisory Agreement, provided, however, that such additional fees shall only be charged for services provided to the Company and shall be in such amount as are usual and customary for such services.

Liquidation Phase
Project Disposition Fees
The Advisor shall receive a Project Disposition Fee, in connection with the Sale of a single Project, equal to the Competitive Real Estate Commission, but in any case not in excess of 6% or less than 3% of the gross sales price of such Project (without reduction for any seller or other credits), less the amount of any sales or brokerage commission paid to any Affiliate of the Advisor in connection with such sale, exchange or other disposition ("Project Disposition Fee").

Incentive Fees
Our Advisor will not receive any incentive fees but rather will participate in the gain from the Sale of Assets through its ownership of shares of our Class B Common Stock (see “Description of Securities – Class B Common Shares”).

7.	Subsequent Events

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events through the date of issuance of the financial statements. During March of 2012, two individuals who were issued founder’s shares (James D. Boston and Edward J. Devereaux) surrendered their combined 10,000 shares to the Company.  It is the intent of the Company to cancel these shares.

APPENDIX A – PRIOR PERFORMANCE TABLES

The tables below provide summarized information concerning projects undertaken by affiliates of the control party of our Advisor, New School Advisors, LLC. The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsors and their affiliates. We do not believe that these affiliated programs currently in existence are in direct competition with our investment objectives.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY OUR SPONSOR OR ITS AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN NEW SCHOOL PROPERTIES, INC., YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.

The following tables are included herein:

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR

NON-PUBLIC PROGRAM PROPERTIES

Table I provided a summary of the experience of New School Advisors, LLC and its affiliates as a Sponsor in raising and investing funds in CS Second Street Apartments, LLC from its inception in February of 2008 through June 30, 2012 and CS Second Street Apartments II, LLC from its inception in July 2009 through June 30, 2012 . Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of the respective offerings and the time period over which the proceeds have been invested.

Table I – Experience Raising and Investing Funds	CS Second Street Apartments		CS Second Street Apartments II
		Percentage of Total Dollar Amount Raised		Percentage of Total Dollar Amount Raised
Dollar Amt. Offered	$1,000,000		$1,044,000
Dollar Amt. Raised	1,025,000	100%	1,044,000	100%
Less Offering Expenses:
Selling Expenses	-	-	-
Organizational Expenses	50,000	4.88%	50,000	4.79%
Reserves	156,136	15.23%	71,804	6.88%
Other	-	-	-
Available for Investment	$818,864	79.89%	$922,196	88.33%

Acquisition/Development Costs:
Investor Project Equity	708,864	69.15%	892,196	85.46%
Development Fee	110,000	10.73%	-	-
Loan Fee	-	-	30,000	2.87%
Pre-Paid Costs & Expenses	-	-	-	-
Total Acquisition Costs	$4,918,864	479.88%	$1,422,196	136.23%
Percent Leverage	83.35%		35.16%
Date Offering Began	Feb 2008		July 2009
Length of Offering (Months)	4		16
Months to Invest 90% of Amount Available for Investment	1		1

TABLE II

COMPENSATION TO SPONSOR FROM

NON-PUBLIC PROGRAM PROPERTIES

Table II summarizes the amount and type of compensation paid to New School Advisors, LLC and its affiliates by two privately offered investment programs from their inception through June 30, 2012 .

Table II – Compensation to Sponsor	CS Second Street Apartments	CS Second Street Apartments II
Date Offering Commenced	February, 2008	July, 2009
Dollar Amount Raised	$1,025,000	$1,044,000
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees	$-	$-
Development Fees	$110,000	$-
Real Estate Commissions	$-	$-
Advisory Fee	$-	$-
Other - Development Fee	$-	$-

Dollar amount of cash generated from operations before deducting payments to Sponsor	$-	$-
Actual amount paid to Sponsor from operations:
Property Management Fees	$-	$-
Partnership Management Fees	-	-
Reimbursements	-	-
Leasing Commissions	-	-
Other	-	-
Total Amount Paid to Sponsor from Operations	$-	$-

Dollar amount of property sales and refinancing before deducting payment to Sponsor
Cash	$-	$-
Notes	$-	$-
Amount paid to sponsor from property sale and refinancing:
Real Estate Commissions	$-	$-
Incentive Fees	$-	$-
Other – Loan Fee	$-	$30,000

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the tax-basis operating results of CS Second Street Apartments from its inception in 2008 through December 31, 2011.

	Year ended December 31, 2011 (1)	Year ended December 31, 2010	Year ended December 31, 2009		Year ended December 31, 2008
Gross Revenues	$465,000	$367,000		$93,000	$2,000
Profit on sale of properties
Less:
Operating Expenses	224,000	166,000		68,000	11,000
Interest Expense	256,000	224,000		61,000	-
Depreciation	166,000	169,000		64,000	-
Net Income – Tax Basis	$(181,000)	$(192,000)		$(100,000)	$(9,000)

Taxable Income
From operations	$(188,000)	$(192,000)		$(100,000)	$(9,000)
From gain on sale	-	-		-	-
Cash generated from (used by) operations	$(15,000)	$(23,000)	$	(36,000)	$(9,000)
Cash generated by sales	-	-		-	-
Cash generated from refinancing	-	-		-	-
Cash generated from operations, sales and refinancing	$(15,000)	$(23,000)		$(36,000)	$(9,000)
Less cash distributions to investors:
from operating cash flow	$-	$-		$-	$-
from sales and refinancing	-	-		-	-
from other	-	-		-	-
Cash generated after cash distributions	$(15,000)	$(23,000)		$(36,000)	$(9,000)
Less special items	-	-		-	-
Cash generated after cash distributions and special items	$(15,000)	$(23,000)		(36,000)	(9,000)

Tax and Distribution Data per $1000 invested
Federal Income Tax Results
Ordinary income (loss)
from operations	(15)	(22)		(35)	(9)
from recapture	-	-		-	-
Capital gain (loss)	-	-		-	-

Cash Distributions to Investors	N/A	N/A		N/A	N/A
Source (GAAP basis)
Investment income
Return of capital
Source (Cash basis)
Sales
Refinancing
Operations
Other
Amount remaining invested in properties	1,025,000	1,025,000		1,025,000	1,025,000

(1) The only material difference between the results as presented on a tax basis and the results had they been presented on a GAAP basis is the timing of recognition of certain rental revenue and of payment of property taxes. The net difference is limited to the fact that cash generated from operations would have been approximately $30,000 less in 2010 on a GAAP basis. However, the results for 2011 were correspondingly be improved by the same amount.

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES

Table III summarizes the tax-basis operating results of CS Second Street Apartments II from its inception in 2009 through December 31, 2011.

	Year ended December 31, 2011 (1)	Year ended December 31, 2010	Year ended December 31, 2009
Gross Revenues	$-	$-	$-
Profit on sale of properties
Less:
Operating Expenses	13,000	33,000	8,000
Interest Expense		13,000	13,000
Depreciation		-	-
Net Income – Tax Basis	$(13,000)	$(46,000)	$(21,000)

Taxable Income
From operations	$(13,000)	$(46,000)	$(21,000)
From gain on sale	-	-	-
Cash generated from (used by) operations	$(13,000)	$(46,000)	$(21,000)
Cash generated by sales	-	-	-
Cash generated from refinancing	-	-	-
Cash generated from operations, sales and refinancing	$(13,000)	$(46,000)	$(21,000)
Less cash distributions to investors:
from operating cash flow	$-	$-	$-
from sales and refinancing	-	-	-
from other	-	-	-
Cash generated after cash distributions	$(13,000)	$(46,000)	$(21,000)
Less special items	-	-	-
Cash generated after cash distributions and special items	$(13,000)	$(46,000)	$(21,000)

Tax and Distribution Data per $1000 invested
Federal Income Tax Results
Ordinary income (loss)
from operations	$(13)	$(44)	$(20)
from recapture
Capital gain (loss)

Cash Distributions to Investors	N/A	N/A	N/A
Source (GAAP basis)
Investment income
Return of capital
Source (Cash basis)
Sales
Refinancing
Operations
Other
Amount remaining invested in properties	$1,044,000	$1,044,000	$1,044,000

(1) There are no material differences between the operating results on a tax basis and the operating results on a GAAP basis for this project

APPENDIX B – SUBSCRIPTION INFORMATION

INVESTOR INSTRUCTIONS
FOR PROSPECTUS DATED _____________________

1.	SUBSCRIPTION AMOUNT

PLEASE NOTE: We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Enter the amount you wish to invest in New School Properties, Inc. A minimum initial investment of $2,500 is required.

Make checks payable to: Bank of Texas, Escrow Bank for New School Properties, Inc.

2.	ACCOUNT TYPE

Please check the appropriate box to indicate the account type of the subscription.

3.	ACCOUNT INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

You may elect to have your account documents, such as investor and proxy statements, tax forms, annual reports and other investor communications made available to you electronically. By electing this option you must provide a valid e-mail address in Section 3 of the Subscription Agreement. You agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents. You understand you may incur certain costs associated with downloading and printing investor documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. New School Properties, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it.

4.	ACCOUNT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust name, if applicable. If the account is an Individual Retirement Account (IRA) or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

5.	CUSTODIAN/TRUSTEE INFORMATION

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.
6.	DISTRIBUTION INFORMATION

Complete this section to elect to receive distributions by direct deposit or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with the completed Subscription Agreement. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3 or for custodial held accounts, to the address listed in Section 5 of the Subscription Agreement. IRA account distributions to a third party require custodian approval.

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete this section of the Subscription Agreement. All fields are mandatory.

New School Properties, Inc. Subscription Agreement

8.	SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (c). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 8 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

●	has reasonable grounds to believe the information and representations concerning the investor herein are true, correct and complete in all respects;
●	has discussed the investor's prospective purchase of shares with such investor;
●
has advised such investor of all pertinent facts with regards to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restriction on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

●
has delivered to the investor the Prospectus required to be delivered in connection with this Subscription; has reasonable grounds to believe the investor is purchasing these shares as referenced in Section 4, and

●
has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor's legal residence in Section 3; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Checks must be payable to Bank of Texas, Escrow Bank for New School Properties, Inc.

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

Regular Mail New School Properties, Inc. c/o ARI Financial Services, Inc. 4745 W. 136th Street, Suite 91 Leawood, KS 66224	Overnight Delivery New School Properties, Inc. c/o ARI Financial Services, Inc. 4745 W. 136th Street, Suite 91 Leawood, KS 66224 (816) 699-1204
(214) 234-0696

Payments may be wired to:
(send the original subscription agreements to the address above)

BOKF, NA
ABA 103900036
Account Name: Trust Funds
Account Number: 600024642
Attn: Kathy McQuiston
(214) 932-3061

New School Properties
Account Name: New School Properties, Inc. REIT
Account Number: 750060014

New School Properties, Inc. Subscription Agreement

SUBSCRIPTlON AGREEMENT/SIGNATURE PAGE
FOR PROSPECTUS DATED _____________________ If you need further assistance in completing this subscription agreement/signature page, please call INVESTOR SERVICES at 214-234-0696.

State of Sale	☐	Shares are being purchased net of commissions

Money Orders, Traveler's Check, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

1.	SUBSCRIPTION AMOUNT

		NUMBER OF SHARES	TOTAL INVESTED

☐	New School Properties, Inc.	X $10.00 = $

Minimum Initial Investment = 250 Shares or $2,500	Please make investment check payable to: "Bank of Texas, Escrow Bank for New School Properties, Inc."

2.	ACCOUNT TYPE (CHECK ONE BOX ONLY)

☐	Individual (if applicable, attach TOD form)	☐	S.Corporation2	☐	Traditional (Individual) IRA

☐	Joint Tenant1 (if applicable, attach TOD form)	☐	C-Corporation2	☐	Simple IRA

☐	Tenants in Common1	☐	Partnership2	☐	SEP IRA

☐	Community Property1	☐	Pension Plan2	☐	ROTH IRA

☐	UGMA/UTMA	State of	☐	Profit Sharing Plan2	☐	Beneficial IRA as beneficiary for:
☐	Trust2,3	☐	KEOGH Plan2
(Name of Deceased Owner)
		☐	Other2

(1) All parties must sign. (2) Please attach pages of trust/plan document (or corporate/entity resolution)which lists the name of trust/plan/entity, trustees/officers or authorized signatories, signatures and date. (3) The Certification of Investment Powers for Trust Accounts may be completed in lieu of providing trust documents.

3.	ACCOUNT INFORMATION (DOB and SSN/TIN REQUIRED)

Investor 1 Name	SSN/Tax ID	DOB

Investor 2 Name	SSN/Tax ID	DOB

Street Address	City	State	Zip Code

Optional Mailing Address	City	State	Zip Code

Phone (day)	Phone (evening)

E-Mail

                           j
☐	US Citizen	☐	US Citizen residing outside the US	☐	Check here if you are subject to backup withholding
☐	Check this box if you would like to receive your investor correspondence electronically*

*By checking this box, New School Properties, Inc. will make certain investor communications available on its website at www.newschoolprop.com and notify you via e-mail when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, acquisition updates, proxy statements and other investor communications. By electing electronic delivery, you agree that you have the appropriate hardware and software to receive email notifications and view PDF documents. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. New School Properties, Inc. may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by either changing your delivery preference online at www.newschoolprop. com, under the Investor Tab or by contacting New School Properties, Inc. at 214.234.0696.

4.	ACCOUNT TITLE

Please print names in which shares of common stock are to be registered. Include trust/entity name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax I.D. Numbers. If same as in section three, please write "SAME".

Title Line 1

Title Line 2

Social Security No. or Tax I.D. No.	Secondary Tax I.D. No

5.	CUSTODIAN/TRUSTEE INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.	Trust/Trustee Tax 1.0. No.

Investor's Account Number with Institutional Trustee (if applicable)

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of the REIT purchased under Section I of the subscription agreement, that are beneficially owned by the investor as reflected on the records of the respective REIT as of the applicable record date at any meeting of the stockholders of that REIT. This authorization shall remain in place until revoked in writing by Custodian/Trustee. The REIT is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	DISTRIBUTION INFORMATION (CHOOSE ONE OF THE FOLLOWING OPTIONS)

1.	☐	Send distributions via check to investor's home address (or for Qualified Plans to the address listed in Section 5)

2.	☐	Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval).

Name

Address

City	State	Zip Code

Account No.

☐
Direct Deposit (Attach Voided Check) I authorize New School Properties, Inc. or their agent(s), as applicable, to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify New School Properties, Inc. in writing to cancel it. In the event, New School Properties, Inc. deposits funds erroneously into my account, New School Properties, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	☐	Checking	☐	Savings

ABA/Routing Number

Account Number

7.	BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Representative Name	Rep No.

Representative's Company Name	Branch ID

Representative's Address

Rep's City	Rep's State	Rep's Zip Code

Rep's Phone No.	Rep's Fax No.

Rep's E-Mail Address

REGISTERED INVESTMENT ADVISOR (RIA): All sales of shares in common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable, (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable, or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer

8.	SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to issued to him or her), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service ("IRS") that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless other indicated in Section 3. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

If the investor signing below is acquiring the shares through an IRA or will otherwise beneficially hold the shares through a Custodian/Trustee, investor authorized the REIT purchased under Section 1 of the subscription agreement to receive (on behalf of the investor) authorization for the investor to act as proxy for Custodian/Trustee. This authorization coupled with the Custodian/Trustee authorization described in Section 5 hereto is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the applicable New School Properties, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

For New School Properties, Inc. investment:

		OWNER	JOINT OWNER

(a)	I have received the final Prospectus at least five business days before the signing the Subscription Agreement .
		Initials	Initials

(b)	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70, 000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth under "Suitability Standards" in the Prospectus. I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

		Initials	Initials

(c)	I acknowledge there is no public market for the shares of the REIT purchased, and thus, my investment in these shares is not liquid.
		Initials	Initials

(d)	I am purchasing the shares for the account referenced in Section 4.
		Initials	Initials

(e)
I acknowledge I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the  Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares

		Initials	Initials

The Internal Revenue Services does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date	Signature of Joint Investor or, for Qualified Plans, of Trustee/Custodian	Date

Investors will receive confirmations of their purchases upon acceptance of their subscriptions.

9.	FINANCIAL REPRESENTATIVE SIGNATURES

The investor's Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he or she is duly licensed and may lawfully sell shares of common stock in the state designated as the investor's legal residence. The Financial Advisor agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investors for a period of six years. The undersigned confirms by their signatures that they (i) have reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regards to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) have delivered the applicable prospectus to such investor; (v) have reasonable grounds to believe the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe the purchase of shares is a suitable investment for such investor, such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this subscription agreement is for the respective New School Properties, Inc. indicated in Section one of this subscription agreement.

Signature of Financial Representative	Date	Branch Manager Signature (if required by Broker /Dealer)	Date

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Please make check payable to Bank of Texas, Escrow Bank for New School Properties, Inc.

The Subscription Agreement, together with a check for the full purchase price, should be delivered or mailed to:

Regular Mail New School Properties, Inc. c/o ARI Financial Services, Inc. 4745 W. 136th Street, Suite 91 Leawood, KS 66224	Overnight Delivery New School Properties, Inc. c/o ARI Financial Services, Inc. 4745 W. 136th Street, Suite 91 Leawood, KS 66224 (816) 699-1204
(214) 234-0696

Payments may be wired to:
(send the original subscription agreements to the address above)

BOKF, NA
ABA 103900036
Account Name: Trust Funds
Account Number: 600024642
Attn: Kathy McQuiston
(214) 932-3061

New School Properties
Account Name: New School Properties, Inc. REIT

New School Properties, Inc.

Common Stock

100,000 SHARES OF COMMON STOCK – MINIMUM OFFERING

4,000,000 SHARES OF COMMON STOCK – MAXIMUM OFFERING

____________________
____________________

PROSPECTUS
____________________
____________________

_____________, 2012

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by New School Properties, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. Other Expenses of Issuance and Distribution.

The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $40,000,000 to be as follows:

	Actual to June 30, 2012	Anticipated Maximum
SEC Registration Fee	$4,644	$4,644
FINRA Registration Fee	$4,500	$4,500
Legal, Audit, Project Management & related	$184,297	$250,000
Printing and EDGAR Expenses	$-	$30,000
Accounting Fees, Bank Fees and Other Expenses	$28,221	$50,000
Blue Sky Legal & Registration Fees	$31,308	$56,856
Advertising and Sales (including Postage Expenses)	$85,534	$298,000
Sales Literature	$9,679	$56,000
Due Diligence	$15,883	$50,000
Total	$364,066	$800,000

ITEM 32. Sales to Special Parties.

Inapplicable

ITEM 33. Recent Sales of Unregistered Securities.

On November 8, 2010, as of October 27, 2010, in connection with its formation, the Company authorized the previously agreed issuance of 20,500 shares of Class B Common Shares to New School Advisors LLC and 12,500 shares of Series A Common Shares to three unaffiliated individuals as founder’s shares. On November 8, 2010 New School Advisors paid $10.00 per share for a total of $205,000 cash for the Class B Shares it had agreed to purchase and the Company recorded the purchase by the unaffiliated individuals at purchase price paid for the 12,500 Class A Shares was the par value or $.001 per share. The Company expensed the amount of the Class A Shares as a non-cash expense in the amount of $13.00 in consideration of the individuals serving as founding shareholders. The Company subsequently completed the physical issuance of the above-referenced shares through its selected transfer agent, First American Stock Transfer.

On March 6, 2012 the Company issued 52,500 shares of Class A Common Shares to its Officers and Directors and expensed the amount of the Class A Shares as a non-cash expense of $4,200.00. Additionally, in early 2012 the Company cancelled 10,000 Class A Common Shares previously issued to James D. Boston and Edward J. Devereaux. After these two actions the number of Class A Common Shares outstanding is 55,000 shares.

Each of these transactions was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof as transactions not involving a public offering.

ITEM 34. Indemnification of Directors and Officers.

According to Article XII of the Company’s Third Amended and Restated Certificate of Formation, no Director of the Company shall be liable to the Company or its Stockholders for monetary damages for an act or omission in the capacity of a Director as a Director, except for liability of a Director for (i) a breach of the duty of loyalty of a Director to the Company or its Stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the Directors to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the office of a Director, or (iv) an act or omission for which the liability of a Director is expressly provided for by an applicable statute.  If the Texas Business Organizations Code or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of Directors, then the liability of a Director of the Company shall be eliminated or limited to the fullest extent permitted by the Texas Business Organizations Code or other applicable law, as so amended.

The Company’s Third Amended and Restated Certificate of Formation also provides that each person who is or was or who agrees to become a Director or officer of the Company, or each person who, while a Director or officer of the Company, is or was serving or who agrees to serve, at the request of the Company, as a manager, director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Company, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding to the full extent permitted from time to time by the Texas Business Organizations Code  as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Company shall have the power, with the approval of the Board Directors, to provide such indemnification and advancement of expenses to any employee or agent of the Company.  Without limiting the generality or the effect of the foregoing, the Company may, in certain circumstances, enter into one or more agreements with any person which provide for indemnification greater or different than that described in this paragraph.

Notwithstanding the forgoing, the Company shall not provide for indemnification of a Director, the Advisor or any Affiliate of the Advisor (the "Indemnitee") for any liability or loss suffered by any of them and the Company shall not provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)           The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii)           The Indemnitee was acting on behalf of or performing services for the Company.

(iii)           Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)           Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Furthermore, notwithstanding anything to the contrary, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless one (1) or more of the following conditions are met:  (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

The Company may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if:  (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with a written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized as described above, (iii) the proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iv) the Indemnitee provides the Company with a written undertaking to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or controlling individuals or entities of the Company pursuant to any provisions described in this Prospectus, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling individual or entity of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 35. Treatment of Proceeds from Stock Being Registered.

Inapplicable.

ITEM 36. Financial Statements and Exhibits.

(a) Financial Statements Included in the Prospectus:

o	–Interim Financial Statements
▪	Balance Sheets as of June 30, 2012 and December 31, 2011 (unaudited)
▪	Statements of Operations for the period from October 27, 2010 (inception) through June 30, 2012 (unaudited)
▪	Statement of Stockholders’ Equity for the period from October 27, 2010 (inception) through June 30, 2012 (unaudited)
▪	Statements of Cash Flows for the period from October 27, 2010 (inception) through June 30, 2012 (unaudited)

o	-Report of Independent Registered Public Accounting Firm
▪	Balance Sheets as of December 31, 2011 and December 31, 2010
▪	Statements of Operations for the year ended December 31, 2011 and for the period from October 27, 2010 (inception) through December 31, 2010 and 2011
▪	Statement of Stockholders’ Equity for the period from October 27, 2010 (inception) through December 31, 2011
▪	Statements of Cash Flows for the year ended December 31, 2011 and for the period from October 27, 2010 (inception) through December 31, 2010 and 2011

(b) Exhibits:

Exhibit No.	Description

1.1(1)	Dealer Manager Agreement
1.2(2)	Selected Dealer Agreement
3.1(1)	Fourth Amended and Restated Certificate of Formation of the Company
3.2(1)	By-Laws of the Company
5.1(1)	Opinion of Robert A. Forrester as to the Legality of the Securities Being Registered
8.1(1)	Opinion of Hunton & Williams LLP on Certain Tax Matters
10.1(1)	Escrow Agreement with Bank of Texas, N.A.
10.2(1)	Amended Advisory Agreement with New School Advisors, LLC
23.1(1)	Consent of Robert A. Forrester (included in Exhibit 5.1 to this Registration Agreement)
23.2(1)	Consent of Hunton & Williams LLP (included in Exhibit 8.1 to this Registration Agreement)
23.3(1)	Consent of M&K CPAS, PLLC

(1) Filed herewith or previously filed
(2) Form of Agreement pending execution

ITEM 37. Undertaking.

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes to send to each Shareholder, at least on an annual basis, a detailed statement of any transactions with the Company’s Directors or their Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Company’s Directors or their Affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Company undertakes to provide to each Shareholder the financial statements required by Form 10-K for the first full fiscal year of the Company’s operations (in a form and manner consistent with then-current requirements of the Commission and applicable state securities agencies).

(e) The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of ten percent (10%) or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

(f) The Company undertakes that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining the Company’s liability under the Securities Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of the Company’s securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by the Company or on the Company’s behalf or used or referred to by the Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or the Company’s securities provided by the Company or on the Company’s behalf; and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s Directors, officers and controlling individuals or entities pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the Company’s Director, officer or controlling individual or entity in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling individual or entity in connection with the securities being registered, the Company will, unless in the opinion of the Company’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing investors. Each sticker supplement should disclose all compensation and fees received by the issuer and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PRIVATE PROGRAMS

The table below presents information concerning the acquisition of properties by affiliates of our Advisor and Sponsor, New School Advisors, LLC in 2008 and 2009.

Name	Location	Type	Number Of Units	Total Gross Leasable Space (Sq. Ft.)	Purchase Date	Mortgage Financing At Date Of Purchase	Cash Down Pmt.	Contract Purchase Price Plus Development Fee	Other Cash Expenditures Expensed	Other Cash Expenditures Capitalized	Total Acquisition Cost
404 2nd St. Apts.	College Station, TX	Apartments	40	26,600	February,2008	$4,100,000	$3,600,000	$3,710,000	-0-	$1,043,000	$4,753,000
401 2nd St. Apts.	College Station, TX	Apartment Site	N/A	N/A	July,2009	$750,000	$1,095,000	$1,095,000	-0-	$55,000	$1,150,000

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on the day of 29th day of August, 2012 .

NEW SCHOOL PROPERTIES, INC.

By:	/s/ Thomas N. Herbelin
Thomas N. Herbelin, President & CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Capacity	Date

/s/ Thomas N. Herbelin	Chief Executive Officer, President	August 29, 2012
Thomas N. Herbelin

/s/ Janelle MacDonald	Chief Financial Officer	August 29, 2012
Janelle MacDonald

/s/ J. B. Morris	Director	August 29, 2012
J. B. Morris

/s/ Warner Stone	Director	August 29, 2012
Warner Stone

/s/ Roland Freeman	Director	August 29, 2012
Roland Freeman